UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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THE MACERICH COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The Macerich Company

April 29, 2021

Dear Fellow Stockholders:

You are cordially invited to attend our 2021 Annual Meeting of Stockholders to be held on Friday, May 28, 2021 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401. The accompanying Notice and Proxy Statement contain details concerning the matters to be considered during our Annual Meeting.

At our Annual Meeting, you will be asked to consider and vote on the following matters:

(1)	election of the ten directors named in the accompanying Proxy Statement;

(2)	approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in the accompanying Proxy Statement;

(3)	approval of an amendment to our charter to increase the number of authorized shares of common stock;

(4)	approval of the amendment and restatement of our Employee Stock Purchase Plan;

(5)	ratification of the appointment of KPMG LLP as our independent registered public accounting firm; and

(6)	the transaction of such other business as may properly come before our Annual Meeting and any postponement or adjournment thereof.

Our Board of Directors unanimously recommends that you vote your shares:

“FOR” the election of the ten directors named in the accompanying Proxy Statement;

“FOR” the approval of the compensation of our named executive officers as described in the accompanying Proxy Statement;

“FOR” the approval of the amendment to our charter to increase the number of authorized shares of common stock;

“FOR” the approval of the amendment and restatement of our Employee Stock Purchase Plan; and

“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

On or about April 29, 2021, we mailed to our stockholders copies of our Proxy Statement and 2020 Annual Report to Stockholders.

We look forward to seeing you at our Annual Meeting and thank you for your continued support.

We are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. Given that we do not know when the restrictions imposed as a result of COVID-19 will be relaxed, this year we must reserve the right to notify you in the future that our Annual Meeting will instead be held solely by remote communication (a virtual meeting).

Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to submit your Proxy to ensure your shares are represented and voted at our Annual Meeting. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person by following the instructions for doing so in the accompanying Proxy Statement.

Thomas E. O’Hern
Chief Executive Officer

Steven R. Hash
Chairman of the Board

THE MACERICH COMPANY

401 WILSHIRE BOULEVARD

SUITE 700

SANTA MONICA, CALIFORNIA 90401

NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2021

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of The Macerich Company, a Maryland corporation (the “Company”), will be held on Friday, May 28, 2021 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401, to consider and vote upon:

(1)	the election of ten directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

(2)	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in the accompanying Proxy Statement;

(3)	the approval of an amendment to our charter to increase the number of authorized shares of common stock;

(4)	the approval of the amendment and restatement of our Employee Stock Purchase Plan;

(5)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

(6)	the transaction of such other business as may properly come before our Annual Meeting and any postponement or adjournment thereof.

Action may be taken on the foregoing matters at our Annual Meeting on the date specified above, or on any date or dates to which our Annual Meeting may be postponed or adjourned. Only stockholders of record of our common stock at the close of business on March 22, 2021 will be entitled to notice of, and to vote at, our Annual Meeting.

We are actively monitoring the coronavirus (COVID-19) situation, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. As part of our precautions regarding COVID-19, we are planning for the possibility that we may hold a virtual annual meeting, in which participation would be solely by means of remote communication. In the event it is not possible or advisable to hold our Annual Meeting in person, or at the current noted location, we will announce alternative arrangements, including how to participate, in a press release available at www.macerich.com as promptly as practicable before our Annual Meeting and file such information as additional proxy materials with the Securities and Exchange Commission. Please monitor our website www.macerich.com for updated information. If you are planning to attend our Annual Meeting, please check the website ten days prior to the meeting date.

Your vote is important. Whether or not you plan to attend our Annual Meeting, we urge you to submit your Proxy to ensure your shares are represented and voted at our Annual Meeting. If you attend our Annual Meeting, you may continue to have your shares voted as instructed on your Proxy or you may withdraw your Proxy at the meeting and vote your shares in person by following the instructions for doing so in our Proxy Statement.

Record stockholders may authorize their Proxies:

•	By Internet: Go to the website address shown on your Proxy.

•	By Toll-Free Telephone: If you received a printed set of Proxy Materials by mail, you may call the toll-free number shown on your Proxy and follow the recorded instructions.

•	By Mail: If you received a printed set of Proxy Materials by mail, you may mark, sign, date and promptly return the enclosed Proxy in the postage-paid envelope.

Beneficial stockholders: If your shares of common stock are held by a bank, broker or other nominee, please follow the instructions you receive from your bank, broker or other nominee on how to authorize voting of your shares of common stock at our Annual Meeting.

By Order of the Board of Directors

Ann C. Menard

Secretary

Santa Monica, California

April 29, 2021

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in our Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting or authorizing a proxy to vote your shares. Page references are supplied to help you find further information in our Proxy Statement.

Our Annual Meeting

TIME AND DATE: 10:00 a.m. local time on Friday, May 28, 2021	PLACE: The Fairmont Miramar Hotel 101 Wilshire Boulevard Santa Monica, California	RECORD DATE: Close of business on March 22, 2021

Voting

Each share of our common stock, par value $0.01 per share (“Common Stock”), entitles the holder thereof to one vote for each director nominee and one vote on each of the other proposals to be voted upon at our Annual Meeting.

You may vote or authorize a proxy to vote by any of the following methods:

Internet: Go to the website address shown on your Proxy until 11:59 p.m., Eastern Time, the day before the Annual Meeting.

Telephone: Call the toll-free number shown on your Proxy and follow the recorded instructions. The deadline for submitting your Proxy by telephone is 11:59 p.m., Eastern Time, the day before the Annual Meeting.

Mail: Mark, sign, date and return your Proxy in the postage-paid envelope promptly so that it is received prior to the Annual Meeting.

In Person: If you are a stockholder of record, you may vote in person by attending the Annual Meeting. If your shares are held in street name, you will need to obtain a “legal proxy” from your broker, bank or other nominee and present it at the Annual Meeting prior to voting in person.

About Our Annual Meeting (page 1)

We provide answers to many questions about our Annual Meeting, including how to vote your shares, in our Q&A section beginning on page 1 of our Proxy Statement.

Proposals and Board Recommendations

Proposal		Board Recommendation	Page Reference
Proposal 1	Election of Ten Directors	For all nominees	5
Proposal 2	Advisory Vote to Approve our Named Executive Officer Compensation	For	66
Proposal 3	Amendment to our Charter to Increase the Number of Authorized Shares of Common Stock	For	67
Proposal 4	Amendment and Restatement of our Employee Stock Purchase Plan	For	68
Proposal 5	Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021	For	72
Transaction of any other business that properly comes before our Annual Meeting and any postponement or adjournment thereof

2021 PROXY STATEMENT    i

PROXY STATEMENT SUMMARY

Our Business Highlights (page 31)

OPERATIONAL ACHIEVEMENTS:

• Rent collections, which had dipped to approximately 35% in April and May, improved as the year progressed with collection rates of approximately 89% in the third quarter and approximately 94% in the fourth quarter

• Average rent per square foot was $61.87 at December 31, 2020, representing a 1.3% increase over 2019

• Instituted extensive COVID-19 related protocols, including, among others, upgrading ventilation systems to hospital-grade air filtration, enhanced cleaning and sanitization protocols, compliance with mask-wearing mandates, social distance, customer queueing and path of travel protocols

• Secured the stringent, highly regarded Bureau Veritas SafeGuard™ Hygiene Excellence and Safety Certification during 2020 and in early 2021

LEASING ACHIEVEMENTS:

• Of our approximately 200 national tenants, we have received payment from and/or agreed to repayment terms for approximately 96% of those tenants, based on gross rent

• Negotiated thousands of COVID-19 workout lease amendments, including over 2,200 amendments during the fourth quarter alone

• Opened 173 new stores totaling over 875,000 square feet

• Maintained a strong leasing pipeline for 2021 new store openings totaling approximately 900,000 square feet

• Secured commitments for 70% of leased square footage expiring in 2021, and are negotiating letters of intent for the remaining 30%

• Executed leases totaling approximately 900,000 square feet during the fourth quarter, only 8% less than pre-COVID-19 levels during the fourth quarter of 2019

• Secured 1,200 temporary in-line lease agreements occupying nearly 1.9 million square feet by year end, with over 800 temporary tenants during the holiday season, matching the 2019 temporary occupancy levels

COMMUNITY OUTREACH ACHIEVEMENTS:

During 2020, our Company engaged in many community initiatives, including:

• Made our real estate available for and hosted many essential functions, such as drive-through COVID-19 testing and vaccination facilities, food drives and first responder parking, and for community activities, such as drive through graduation ceremonies, church services and drive-in concerts and movies

• Donated over 1.4 million meals to support local food banks

• Continued to support charities in the communities in which we do business, including providing needed supplies for first responders

• Participated in marketing campaigns with the use of billboards and other media at our regional shopping centers and our community/power shopping centers (the “Centers”) for stay-at-home campaigns, healthy hygiene protocols and blood drives

• Donated iPads to hospitals for use by patients requiring connection to family and friends

• Donated over 500 laptops to schools in New York, California and Arizona to support disadvantaged students with online learning

ENVIRONMENTAL/ SUSTAINABILITY ACHIEVEMENTS:

• #1 Global Real Estate Sustainability Benchmark (“GRESB”) ranking within Retail/Americas for the sixth consecutive year

• Top Ranking on CDP Climate ‘A’ List for the fifth year

• One of five REITs designated as sector leaders on Barron’s list of America’s Most Sustainable Companies announced in 2020

• Retail “Leader in the Light” Environmental Award for years 2016-2019 from Nareit

• Environmental Protection Agency’s Green Power Partnership List of Top 30 On-Site Generation Companies

ii    2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY

EMPLOYEE ENGAGEMENT/ CULTURE ACHIEVEMENTS:

• Retention of key talent during this very challenging year

• No layoffs or furloughs

• Development of diversity, equity and inclusion programming, referred to internally as the DREAM initiative

• Provided guidance and resources to employees to assist with the challenges and disruptions created by COVID-19, including:

•   information on childcare and eldercare resources,

•   mental health and wellness programs

•   individualized assistance through Macerich’s robust Employee Assistance Program

•   technology upgrades to assist in remote work

•   providing laptops to employees to assist families and children with remote learning

• Regular employee engagement programming such as:

•   video meetings with various operational teams with guest executive speakers

•   regular newsletters to our employee population

•   lunch and learn programs

•   events recognizing specific employee contributions

• Most successful Whole Life Challenge™ in Company history, with 65% participation[1]

Director Nominees (page 6)

Name	Age	Director Since	Occupation	Independent	Committee Memberships	Other Public Company Boards

Peggy Alford	49	2018	Executive Vice President, Global Sales, PayPal	✓	Audit (Chair)	Facebook, Inc.

John H. Alschuler	73	2015	Chairman of HR&A Advisors, Inc.	✓	Audit; Nominating and Corporate Governance	SL Green Realty Corporation and Xenia Hotels and Resorts, Inc.

Eric K. Brandt	58	2018	Retired Executive Vice President and Chief Financial Officer of Broadcom Corporation	✓	Compensation	NortonLifeLock Inc.; Dentsply Sirona Inc. and Lam Research Corporation

Edward C. Coppola	66	1994	President of our Company		None	None

Steven R. Hash	56	2015	Retired, Co-Founder Renaissance Macro Research, LLC	✓	Executive (Chair); ex officio on other standing committees	Alexandria Real Estate Equities, Inc. and Nuveen Global Cities REIT, Inc.

Daniel J. Hirsch	47	2018	Chief Operating Officer and Chief Financial Officer, Cascade Acquisition Corporation	✓	Compensation; Nominating and Corporate Governance	Broadmark Realty Capital Inc.

Diana M. Laing	66	2003	Retired Interim Chief Financial Officer and Executive Vice President, Alexander & Baldwin, Inc.	✓	Nominating and Corporate Governance	Alexander & Baldwin, Inc.; Spirit Realty Capital, Inc. and CareTrust

Thomas E. O’Hern	65	2018	Chief Executive Officer of our Company		Executive	Douglas Emmett, Inc.

Steven L. Soboroff	72	2014	Managing Partner, Soboroff Partners; and Vice President, Los Angeles Police Commission	✓	Audit; Compensation; Nominating and Corporate Governance (Chair)	None

Andrea M. Stephen	56	2013	Retired Executive Vice President, Investments, The Cadillac Fairview Corporation Limited	✓	Compensation (Chair); Executive	First Capital Real Estate Investment Trust and Slate Grocery Real Estate Investment Trust

[1]	The Whole Life Challenge™ is a six-week health and wellness challenge that we sponsor for employees.

2021 PROXY STATEMENT    iii

PROXY STATEMENT SUMMARY

Say-on-Pay Vote (page 66)

We retain an open line of communication with our investors on our compensation programs as well as our governance practices. At our 2020 annual meeting of stockholders, our stockholders approved our say-on-pay non-binding, advisory vote by over 95% of the votes cast.

Please review our Compensation Discussion and Analysis beginning on page 30 and the accompanying executive compensation tables beginning on page 50 for additional details about our executive compensation program, including information about our named executive officers’ 2020 compensation.

Charter Amendment to Increase the Number of Authorized Shares of Common Stock (page 67)

We are asking our stockholders to approve an amendment to our charter to increase the number of authorized shares of Common Stock. Our Board of Directors has determined that it is advisable and in the best interests of the Company and our stockholders to amend our charter in order to have available on a timely basis additional authorized but unissued shares of Common Stock in an amount adequate to provide for our future needs.

Amendment and Restatement of our Employee Stock Purchase Plan (page 68)

We are asking our stockholders to approve the amendment and restatement of our Employee Stock Purchase Plan (“ESPP”), which was originally approved by our stockholders on May 28, 2003. We believe that our ESPP has helped and will continue to help our Company to retain and motivate our employees and to further align their interests with those of our stockholders.

Ratification of our Independent Registered Public Accounting Firm (page 72)

We are asking our stockholders to consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Executive Compensation Program Highlights (page 30)

Our executive compensation program is designed to align our executive compensation with long-term stockholder interests as described in our Compensation Discussion and Analysis beginning on page 30.

EXECUTIVE COMPENSATION

WHAT WE DO

✓

Pay for Performance. Executive compensation is heavily weighted toward “at risk” performance-based compensation. For our Chief Executive Officer, over 85% of his target compensation is contingent on our Company’s operating and stock performance. For our other named executive officers, 80% of their respective average target compensation depends on our Company’s operating and stock performance.

✓

Performance-Based Compensation. For both our Chief Executive Officer and President, 75% of their long-term incentive equity awards are in the form of performance-based LTIP Unit awards, which are subject to vesting based on our relative total stockholder return (“TSR”) compared to U.S.-based publicly-traded equity real estate investment trusts (“REITs”) that are categorized as “mall” or “shopping center” REITs. For our other named executive officers, 50% of their long-term incentive equity awards are in the form of performance-based LTIP Unit awards. Relative total stockholder return performance is measured over a three-year period.

✓	“Double-Trigger” Equity Vesting. Our equity awards are subject to double-trigger vesting acceleration in connection with a change in control.

iv    2021 PROXY STATEMENT

PROXY STATEMENT SUMMARY

✓

Robust Stock Ownership Guidelines. Our Chief Executive Officer is required to own Common Stock or any class of our equity securities or units of The Macerich Partnership, L.P. (our “Operating Partnership”) with a value equal to 6x his base salary and our other named executive officers are required to own Common Stock or any class of our equity securities or units of our Operating Partnership with a value equal to 3x their respective base salaries.

✓

Holding Period. Until the minimum required stock ownership level is achieved, our named executive officers must retain 50% of the net-after-tax profit shares from vesting of equity compensation awards.

✓

Clawback Policy. We maintain a clawback policy to recapture certain cash and equity incentive payments to executive officers that were based on inaccurate financial results that are subsequently restated, if the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

✓	Independent Compensation Consultant. The Compensation Committee engages an independent compensation consulting firm that provides us with no other services.

✓	Annual Say-on-Pay. We annually submit our executive compensation program for our named executive officers to say-on-pay advisory votes for stockholder consideration.

WHAT WE DON’T DO

Î	No Excessive Risk Taking. Our compensation program does not encourage excessive risk taking by participants.

Î	No Excise Tax Gross-Up Provisions. None of our agreements provides for excise tax gross-ups.

Î

No Repricing. We do not permit repricing of underwater options or stock appreciation rights (“SARs”) or permit exchange of underwater options or SARs for other awards or cash, without prior stockholder approval.

Î	Anti-Hedging. We do not allow hedging, monetization transactions, short sales or the purchase and sale of publicly traded options in our securities by any director, officer or employee.

Î

Anti-Pledging. We do not allow our directors or executive officers to pledge our securities unless they otherwise meet our stock ownership requirements. None of our directors or officers currently pledges our securities.

Corporate Governance Highlights (page 12)

Our Board of Directors is committed to strong corporate governance. Our governance framework is designed to promote the long-term interests of our stockholders and strengthen Board and management accountability.

CORPORATE GOVERNANCE

WHAT WE DO

✓

MUTA Opt Out. In 2019 we opted out of the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law (often referred to as the Maryland Unsolicited Takeovers Act (or “MUTA”)) and are prohibited from opting back into any of the MUTA provisions, including the provision allowing the Board to self-classify, without stockholder approval.

✓	No Poison Pill. No Stockholder Rights Plan in effect.

✓	Annual Election of Directors. Our Board consists of a single class of directors who stand for election each year.

✓

Majority Voting Standard for Directors with Director Resignation Policy. Our Bylaws include a majority voting standard for the election of directors. Any incumbent director who fails to receive the required vote for re-election must offer to resign from our Board of Directors.

✓	Independent Board. Currently eight of our ten directors are independent and all members serving on our Audit, Compensation and Nominating and Corporate Governance Committees are independent.

✓	Proxy Access. Our Bylaws include market-standard proxy access nominating provisions.

✓	Right to Amend our Bylaws. Our Bylaws permit stockholder-proposed bylaw amendments.

✓	Executive Sessions of our Board. An executive session of independent directors is held following each regularly-scheduled Board meeting.

2021 PROXY STATEMENT    v

PROXY STATEMENT SUMMARY

✓

Independent Chairman. As of our 2018 annual meeting, our Lead Independent Director transitioned to the role of Independent Chairman, and continues to ensure strong and independent leadership of our Board of Directors by, among other things, presiding at all meetings of our Board and calling and presiding at executive sessions of the non-management directors.

✓

Board Evaluations. Our Nominating and Corporate Governance Committee oversees annual evaluations of our Board and its committees, including separate committee self-evaluations. In addition, the Independent Chairman met individually with each director in 2020 to discuss key Board topics.

✓	Regular Succession Planning. A high priority is placed on regular and thoughtful succession planning for our senior management.

✓	No Over-boarding. Our written governance policy limits director membership on other public company boards subject to the discretion of our Board.

✓

Risk Oversight by Full Board and Committees. A principal function of our Board is to oversee risk assessment and risk management related to our business. Oversight for specific areas of risk exposure is delegated to our Board committees.

✓

Code of Ethics. A robust code of ethics is in place for our directors, officers and employees and a supplementary code of ethics is in place specifically for our Chief Executive Officer and senior financial officers.

✓

Environmental, Social and Governance (“ESG”) Oversight. Our Nominating and Corporate Governance Committee has primary oversight responsibility for our ESG programs, together with a cross-functional management committee to coordinate and communicate on our ESG initiatives.

✓	Stockholder-requested Meetings. Our Bylaws permit stockholders to request the calling of special meetings of stockholders.

✓

Stockholder Engagement. Our Company and Board are committed to regularly engaging with our stockholders on our Company’s governance practices, compensation programs, performance, strategic direction and other key matters. Our Board and management continue to actively engage with our stockholders on an ongoing basis.

✓

Board Refreshment and Diversity. We have a commitment to Board refreshment and diversity—60% of our current directors have been elected to our Board since mid-2015. Additionally, when selecting nominees, our Board focuses on increasing various aspects of our Board’s diversity. Women represent 30% of our director nominees for election at our Annual Meeting and the average age of our director nominees is 60.8 years, with significant age diversification.

vi    2021 PROXY STATEMENT

THE MACERICH COMPANY

401 WILSHIRE BOULEVARD

SUITE 700

SANTA MONICA, CALIFORNIA 90401

PROXY STATEMENT

FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 28, 2021

We are sending you this Proxy Statement in connection with the solicitation of Proxies by our Board of Directors for exercise at our 2021 Annual Meeting of Stockholders and at any postponement or adjournment thereof. We are first providing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy to our stockholders on or about April 29, 2021. Our 2020 Annual Report to Stockholders (“2020 Annual Report”), including financial statements for the fiscal year ended December 31, 2020, is being provided to stockholders concurrently with this Proxy Statement. Our 2020 Annual Report, however, is not part of the proxy solicitation material. We sometimes refer to The Macerich Company as our “Company,” “Macerich,” “we” or “us” and to our 2021 Annual Meeting of Stockholders, including any postponement or adjournment thereof, as our “Annual Meeting.”

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 28, 2021. The Notice of the 2021 Annual Meeting, this Proxy Statement and our 2020 Annual Report are available at www.proxyvote.com.

ABOUT OUR ANNUAL MEETING

When and where is our Annual Meeting?

Our Annual Meeting will be held on Friday, May 28, 2021 at 10:00 a.m. local time at The Fairmont Miramar Hotel, 101 Wilshire Boulevard, Santa Monica, California 90401.

We are actively monitoring the coronavirus (COVID-19) situation, and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose. As part of our precautions regarding COVID-19, we are planning for the possibility that we may hold a virtual annual meeting, in which participation would be solely by means of remote communication. In the event it is not possible or advisable to hold our Annual Meeting in person, or at the current noted location, we will announce alternative arrangements, including how to participate, in a press release available at www.macerich.com as promptly as practicable before our Annual Meeting and file such information as additional proxy materials with the SEC. Please monitor our website www.macerich.com for updated information. If you are planning to attend our Annual Meeting, please check the website ten days prior to the meeting date.

What are the purposes of our Annual Meeting?

At our Annual Meeting, our stockholders will consider and vote on the following matters:

(1)	the election of ten directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

(2)	the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as described in this Proxy Statement;

(3)	the approval of an amendment to our charter to increase the number of authorized shares of Common Stock;

(4)	the approval of the amendment and restatement of our Employee Stock Purchase Plan; and

(5)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

2021 PROXY STATEMENT    1

ABOUT OUR ANNUAL MEETING

In addition, our stockholders will transact any other business that properly comes before our Annual Meeting and any postponement or adjournment thereof. Management will also respond to appropriate questions from our stockholders.

Who is entitled to vote?

Only holders of record of our Common Stock at the close of business on the record date, March 22, 2021, are entitled to notice of, and to vote at, our Annual Meeting. Holders of Common Stock are entitled to cast one vote for each director nominee and one vote on each of the other proposals to be voted upon at our Annual Meeting. Our Common Stock is our only class of securities entitled to vote at our Annual Meeting. Under applicable law and our charter, stockholders are not entitled to cumulative voting rights in the election of our directors.

Who is entitled to attend our Annual Meeting?

All of our stockholders of record as of the close of business on the record date, or their duly appointed Proxy holders, may attend our Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or other nominee and wish to attend the meeting, you should provide proof of beneficial ownership as of the record date, such as an account statement reflecting your stock ownership as of the record date, a copy of the voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership. If you do not have proof of ownership, you may not be admitted to our Annual Meeting. Each stockholder and Proxy holder may be asked to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions.

What constitutes a quorum?

The presence, in person or by Proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at our Annual Meeting is necessary to constitute a quorum for the transaction of business at our Annual Meeting. As of the record date, 179,491,992 shares of Common Stock were outstanding and entitled to be voted by the holders thereof. Abstentions and broker non-votes will count toward the presence of a quorum. A “broker non-vote” occurs when there are both routine and non-routine matters on the proxy card and the broker marks a vote on the routine matter (either as instructed by the client or, if not instructed, in the broker’s discretion) and does not vote on the non-routine matters because under the rules of the New York Stock Exchange (“NYSE”) the broker has no voting authority without the client’s instruction.

How do I vote?

Voting in Person at our Annual Meeting.    If you are a stockholder of record as of the close of business on the record date and attend our Annual Meeting, you may vote in person. If your shares of Common Stock are held in street name and you wish to vote in person at our Annual Meeting, you will need to obtain and present prior to voting at our Annual Meeting a “legal proxy” from the broker, bank or other nominee through which your shares of Common Stock are held of record. Obtaining a legal proxy usually takes several days.

Voting by Proxy for Shares Registered Directly in the Name of the Stockholder.    If you hold your shares of Common Stock in your own name as a holder of record with our transfer agent, Computershare Trust Company, N.A., you may instruct the Proxy holders how to vote your shares of Common Stock in one of the following ways:

•

Authorize your Proxy by Internet.    You may authorize your Proxy over the Internet. The website for Internet authorization is provided on your Proxy in the printed set of Proxy materials that you received. Internet authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. In order to authorize your Proxy, you will need to have the control number that appears on the Proxy you received.

•

Authorize your Proxy by Telephone.    If you received a printed set of the Proxy materials, you may authorize your Proxy by telephone by calling the toll-free number listed on your Proxy. Telephone authorization is available 24 hours per day until 11:59 p.m., Eastern Time, the day before our Annual Meeting. When you call, please have your Proxy in hand, and you will receive a series of voice instructions which will allow you to instruct your Proxy how to vote your shares of Common Stock. To authorize your Proxy by telephone, you will also need your control number referred to above.

2    2021 PROXY STATEMENT

ABOUT OUR ANNUAL MEETING

•

Submit your Proxy by Mail.    If you received a printed set of the Proxy materials, you may submit your Proxy by mail by marking, signing and dating the Proxy enclosed with the Proxy materials you received and returning it promptly to Broadridge Financial Solutions, Inc. in the postage-paid envelope provided.

Voting by Proxy for Shares Held in Street Name.    If your shares of Common Stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to authorize voting of your shares of Common Stock at our Annual Meeting.

What if I sign and return a Proxy by mail or authorize my Proxy by telephone or the Internet but do not specify how I wish to vote my shares?

If you sign and return a Proxy or authorize your Proxy by telephone or the Internet but do not specify how your shares will be voted on one or more matters listed in the Notice of our Annual Meeting, the shares will be voted with respect to such matters as follows:

FOR the election of each of the ten nominees for director named in this Proxy Statement;

FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

FOR the approval of an amendment to our charter to increase the number of authorized shares of Common Stock;

FOR the approval of the amendment and restatement of our Employee Stock Purchase Program; and

FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

The holders of the Proxy will also have authority to vote in their discretion on any other matter that may be properly brought before our Annual Meeting and any postponement or adjournment thereof.

What does it mean if I receive more than one Proxy?

If you own shares of our Common Stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may have received more than one set of Proxy materials. To ensure that all of your shares are voted, please follow each of the separate Proxy voting instructions that you received for your shares of Common Stock held in each of your different accounts.

Will other matters be voted on at our Annual Meeting?

It is not anticipated that any matter, other than those set forth in this Proxy Statement, will be presented at our Annual Meeting. If other matters are properly presented, Proxies will be voted by the Proxy holders in their discretion. Stockholder votes will be tabulated by the person appointed to act as inspector of election for our Annual Meeting.

May I change my vote or revoke my Proxy after I return my Proxy?

If you are a stockholder of record as of the record date, you may change your vote or revoke your Proxy before it has been voted at our Annual Meeting by:

•	filing a written revocation with the Secretary of The Macerich Company, at 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401;

•	authorizing a new Proxy by Internet, telephone or mail after the time and date of the previously authorized Proxy in the manner provided above under “How do I vote?”; or

•	appearing in person and voting by ballot at our Annual Meeting.

Any stockholder of record as of the record date attending our Annual Meeting may vote in person whether or not a Proxy has been previously given, but the presence (without further action) of a stockholder at our Annual Meeting will not constitute revocation of a previously submitted Proxy.

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ABOUT OUR ANNUAL MEETING

For shares of Common Stock you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at our Annual Meeting, by appearing in person and voting at our Annual Meeting.

What are our Board of Directors’ recommendations?

Unless you give other instructions on your Proxy, the persons named as Proxy holders on the Proxy will vote a properly submitted Proxy in accordance with the recommendations of our Board of Directors. Our Board’s recommendations, together with the description of each matter, are set forth in this Proxy Statement. Our Board recommends that you vote your shares:

FOR the election of ten directors, each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies;

FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

FOR the approval of an amendment to our charter to increase the number of authorized shares of Common Stock;

FOR the approval of the amendment and restatement of our Employee Stock Purchase Plan; and

FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

With respect to any other matter that properly comes before our Annual Meeting or any postponement or adjournment thereof, the Proxy holders will vote on such matter in their discretion.

What vote is required to approve each matter?

Assuming the presence of a quorum, the affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy is required by our charter and/or Bylaws for the election of each director nominee, for the approval, on a non-binding, advisory basis, of the compensation of our named executive officers and for the ratification of the appointment of KPMG LLP to serve as our independent registered public accounting firm. For purposes of these proposals, abstentions and broker non-votes, if any, will not be counted as votes cast and therefore will have no effect on the outcome of any of these proposals.

The proposal to approve the compensation of our named executive officers is advisory only and is not binding on our Company or our Board. Our Board values the opinion of our stockholders and our Board, or an appropriate committee of our Board, will consider the outcome of the vote on this proposal in considering what action, if any, should be taken in response to the advisory vote by stockholders.

Assuming the presence of a quorum, the affirmative vote of a majority of all the votes entitled to be cast on the matter at our Annual Meeting in person or by Proxy is required to approve the amendment to our charter to increase the number of authorized shares of Common Stock. Abstentions and broker non-votes, if any, will have the same effect as votes against the proposal to amend our charter, although they will be considered present for the purpose of determining the presence of a quorum.

The affirmative vote of a majority of all of the votes cast on the matter at our Annual Meeting in person or by Proxy is required to approve the amendment and restatement of our Employee Stock Purchase Plan. In addition, the rules of the NYSE require that votes for the proposal must be at least a majority of all of the votes cast on the proposal (including votes for and against and abstentions). Accordingly, abstentions will be included in determining the number of votes cast on the proposal, thus having the effect of a vote against the proposal. Broker non-votes, if any, are not counted in determining the number of votes cast and will therefore have no effect on the outcome.

The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm is considered a routine item under the rules of the NYSE. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on this proposal. If your broker exercises this discretion, your shares will be voted in the manner directed by your broker on the proposal to ratify KPMG LLP as our independent registered public accounting firm, but your shares will constitute broker non-votes on each of the other proposals at our Annual Meeting, because they are non-routine proposals on which brokers are not permitted to vote without direction from the beneficial owner.

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PROPOSAL 1: ELECTION OF DIRECTORS

Introduction: How Our Board Composition is Aligned with our Strategy

We have a long-term business strategy that focuses on leasing and management, redevelopment and development of regional malls and shopping centers that fit specified criteria. We believe that our business requires specialized skills across a broad array of disciplines for effective and profitable operations. Our Board of Directors consists of a highly experienced group of business leaders who share our values, oversee and support our strategy and reflect our culture. Many of our directors have served as executive officers or on boards and board committees of major companies and have an extensive understanding of the principles of corporate governance. Our nominees have experience in the following fields that are relevant to our Company, business, industry and strategies:

•	retail;

•	commercial real estate;

•	finance, capital markets and investments;

•	business operations;

•	transactions;

•	risk oversight and management; and

•	digital and e-commerce.

Under our Bylaws, our Board of Directors determines the number of our directors, provided that the number shall never be less than the minimum required by the Maryland General Corporation Law, which is one, nor more than twelve. Our Board of Directors currently consists of ten directors. The present term of our ten director nominees will expire at our Annual Meeting. Our director nominees, if elected at our Annual Meeting, will serve until our annual meeting of stockholders in 2022 and until their respective successors are duly elected and qualify.

Our Board of Directors, based on the recommendations of its Nominating and Corporate Governance Committee, has nominated the following individuals to serve as directors of our Company:

• Peggy Alford	• Daniel J. Hirsch

• John H. Alschuler	• Diana M. Laing

• Eric K. Brandt	• Thomas E. O’Hern

• Edward C. Coppola	• Steven L. Soboroff

• Steven R. Hash	• Andrea M. Stephen

Each of our director nominees was previously elected to serve on our Board by our stockholders. Each of our director nominees is currently serving as a director and has consented to be nominated and to serve if elected. However, if any nominee becomes unable or unwilling for good cause to serve as a director if elected, the Proxy holders may vote for another person nominated by our Board of Directors, or the Board may reduce the size of the Board and number of nominees.

Our Board of Directors will consider a nominee for election to our Board recommended by a stockholder of record if the stockholder submits a written notice regarding such recommendation to the Nominating and Corporate Governance Committee c/o our Secretary in the manner described under the heading “Our Board of Directors and its Committees—Director Selection Process.”

Our charter and Bylaws provide that our directors are required to be elected by the affirmative vote of a majority of all the votes cast on the matter in person or by Proxy at our Annual Meeting at which a quorum is present. Our Guidelines on Corporate Governance further provide that any incumbent director who fails to receive the required vote for re-election must offer to resign from our Board. In that case, the Nominating and Corporate Governance Committee will make a recommendation to our Board on whether to accept or reject the offer to resign. Our Board will then act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision within 90 days after the date of the certification of the election results. If the offer to resign is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualifies. If the offer to resign is accepted, then our Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of our Board pursuant to our charter and Bylaws. The director whose offer to resign is under consideration will not participate in the Nominating and Corporate Governance Committee’s or our Board’s decision regarding whether to accept or reject such director’s offer to resign.

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PROPOSAL 1: ELECTION OF DIRECTORS

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF OUR DIRECTOR NOMINEES. PROXIES RECEIVED WILL BE VOTED “FOR” EACH OF OUR DIRECTOR NOMINEES UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

INFORMATION REGARDING DIRECTOR NOMINEES

Our Nominating and Corporate Governance Committee and our Board believe that considering diversity is consistent with the goal of creating a Board that best serves the needs of our Company and the interests of our stockholders. Our Board seeks a mix of backgrounds and experience among its members and does not follow any ratio or formula to determine the appropriate mix. The Nominating and Corporate Governance Committee uses its judgment to identify nominees whose viewpoints, backgrounds, experience and other demographics, taken as a whole, contribute to the high standards of service on our Board. The following matrix provides certain biographical information with respect to our nominees for director as well as the specific experience, qualifications, attributes and skills that led our Board to conclude that each director should serve as a member of our Board of Directors. More information on each director’s qualifications and background is included in the director biographies on the following pages. Each director has served continuously since first elected.

Approximately 38% of independent directors and 30% of all directors on our Board are women	6.75 years average tenure for independent directors on our Board’s slate	100% of independent directors are financially literate

	Peggy Alford	John Alschuler	Eric Brandt	Edward Coppola	Steven Hash	Daniel Hirsch	Diana Laing	Thomas O’Hern	Steven Soboroff	Andrea Stephen

Knowledge, Skills & Experience

Chief Executive Officer/President/ Founder	✓	✓	✓	✓	✓			✓	✓

Chief Financial Officer	✓		✓				✓	✓

Retail and/or Commercial Real Estate		✓		✓	✓	✓	✓	✓	✓	✓

Financial Literacy	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Finance/Capital Markets/ Investment	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Business Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

Risk Oversight/Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

International	✓	✓	✓		✓					✓

Transactional Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓

ESG Oversight		✓			✓	✓	✓	✓	✓

Digital Expertise	✓		✓

Demographics

Race/Ethnicity

Black/African American	✓

White/Caucasian		✓	✓	✓	✓	✓	✓	✓	✓	✓

Gender

Male		✓	✓	✓	✓	✓		✓	✓

Female	✓						✓			✓

Board Tenure

Years	3	6	3	27	6	3	18	3	7	8

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PROPOSAL 1: ELECTION OF DIRECTORS

Peggy Alford

Independent Director Nominee

Director Since: 2018

Age: 49

Board Committees: Audit (Chair)

Other Public Company Boards: Facebook, Inc.

Principal Occupation and Business Experience:

As of March 3, 2020, Ms. Alford is Executive Vice President, Global Sales at PayPal. She rejoined PayPal as their Senior Vice President of Core Markets on March 1, 2019, leading commercial teams in the largest and most established markets, including North America, UK, Germany, Austria, Switzerland and Australia. Ms. Alford was elected to the board of Facebook, Inc. in May 2019 and previously served on the board of directors of Social Finance Inc. from July 2018 to April 2019. From September 2017 to February 2019, Ms. Alford was the Chief Financial Officer and Head of Operations for the Chan Zuckerberg Initiative, a philanthropic organization that brings together world-class engineering, grant-making, impact investing, policy and advocacy work, with oversight of finance, real estate, facilities and general operations. Prior to joining the Chan Zuckerberg Initiative, Ms. Alford held a variety of senior positions at PayPal from May 2011 to August 2017, including Vice President, Chief Financial Officer of Americas, Global Customer and Global Credit, where she was responsible for all finance and analytics for PayPal’s Global Merchant and Global Consumer Business Units, its Global Credit business, and its North America and Latin America regions. She also served as PayPal’s Senior Vice President of Human Resources, People Operations and Global Head of Cross Border Trade. From 2007 to 2011, Ms. Alford was President and General Manager of Rent.com (an eBay Inc. company), also serving as its Chief Financial Officer from October 2005 to March 2009. From 2002 to 2005 she served as Marketplace Controller and Director of Accounting Policy, leading accounting policy at eBay Inc. where she was instrumental in creating eBay marketplace controller’s group ensuring the financial integrity of eBay transactions. Ms. Alford started her career at Arthur Andersen LLP in 1993 as an auditor and business consultant in such industries as technology, consumer products, manufacturing, government and education. Ms. Alford earned a Bachelor of Science degree in Accounting and Business Administration from the University of Dayton and is a certified public accountant.

Key Qualifications, Experience and Attributes:

Ms. Alford’s wide-ranging financial and operational experience, technology and omnichannel knowledge and significant experience leading complex businesses are invaluable to our Board. Her fresh perspectives and contributions to our Company are also informed by Ms. Alford’s strong digital expertise and track record of driving growth and innovation through data analytics, areas which have become increasingly critical to our business. In addition to her strong managerial and operational background, Ms. Alford brings deep financial expertise to our Board, based on which she serves as our Audit Committee chairperson and has been determined by our Board to be an audit committee financial expert.

John H. Alschuler

Independent Director Nominee

Director Since: 2015

Age: 73

Board Committees: Audit; Nominating and Corporate Governance

Other Public Company Boards: SL Green Realty Corporation; Xenia Hotels and Resorts, Inc.

Principal Occupation and Business Experience:

Since 2008, Mr. Alschuler has been the Chairman of HR&A Advisors Inc., an economic development, real estate and public policy consulting organization. Mr. Alschuler also is an Adjunct Associate Professor at Columbia University, where he teaches real estate development at the Graduate School of Architecture, Planning & Preservation. Mr. Alschuler currently serves on the board of directors of SL Green Realty Corporation and Xenia Hotels and Resorts, Inc., both of which are publicly traded REITs. Mr. Alschuler also serves on the board of directors of the Center for an Urban Future, Friends of the High Line Inc. and Sag Harbor Cinema Arts Center, all of which are Section 501(c)(3) tax exempt organizations.

Key Qualifications, Experience and Attributes:

Mr. Alschuler’s achievements in academia and business, as well as his extensive knowledge of commercial real estate and national and international markets for real estate, and his expertise in inter-governmental relations, allow him to assess the real

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PROPOSAL 1: ELECTION OF DIRECTORS

estate market and our Company’s business from a knowledgeable and informed perspective. His experience on boards of other public and private companies further enhances his range of knowledge.

Eric K. Brandt

Independent Director Nominee

Director Since: 2018

Age: 58

Board Committees: Compensation

Other Public Company Boards: Dentsply Sirona Inc.; Lam Research Corporation; NortonLifeLock Inc.

Principal Occupation and Business Experience:

Mr. Brandt served as the Executive Vice President and Chief Financial Officer of Broadcom Corporation, a global supplier of semiconductor devices, from February 2010 to February 2016, and served as Broadcom’s Senior Vice President and Chief Financial Officer from March 2007 to February 2010. From September 2005 until March 2007, Mr. Brandt served as President, Chief Executive Officer and member of the Board of Directors of Avanir Pharmaceuticals, Inc. Beginning in 1999, he held various positions at Allergan, Inc., a global specialty pharmaceutical company, including Executive Vice President of Finance and Technical Operations and Chief Financial Officer. Prior to joining Allergan, Mr. Brandt spent ten years with The Boston Consulting Group, a privately held global business consulting firm. In January 2017, Mr. Brandt was elected chairman of the board of Altaba Inc. (formerly Yahoo Inc.) after serving as a member of the board since March 2016. In connection with its liquidation plan, Altaba Inc. went private in October 2019. Mr. Brandt is also a member of the board of directors of NortonLifeLock Inc., a global leader in consumer cyber safety, and serves as chair of its audit committee. He is also chairman of the board and executive committee, and a member of the nominating and corporate governance committee of Dentsply Sirona Inc., a dental products company and a member of the board of directors of Lam Research Corporation, a wafer fabrication equipment company, serving as its compensation and human resources committee chair and a member of the nominating and governance committee. Mr. Brandt currently serves as a member of the Georgia Tech President’s Advisory Board.

Key Qualifications, Experience and Attributes:

Mr. Brandt’s experience as a chief executive and chief financial officer across the financial services, technology and healthcare industries gives him a broad understanding of the operational, financial and strategic matters facing our Company. In these roles, Mr. Brandt gained extensive expertise in leadership, management, financing and business strategies, which as a recent Board member, allows him to provide a valuable perspective on our Company’s opportunities and operations.

Edward C. Coppola

Director Nominee

Director Since: 1994

Age: 66

Principal Occupation and Business Experience:

Mr. Coppola was elected our President in September 2008. In partnership with our Chief Executive Officer, Mr. Coppola oversees the strategic direction of our Company. He has broad oversight over our Company’s financial and investment strategies, including our Company’s key lender and investor relationships. He also oversees our acquisitions and dispositions, department store relationships and development/redevelopment projects. Mr. Coppola was previously an Executive Vice President from our formation through September 2004 and was our Senior Executive Vice President and Chief Investment Officer from October 2004 until his election as President. He has over 40 years of shopping center experience with The Macerich Group and our Company and is one of our founders. Mr. Coppola is also an attorney.

Key Qualifications, Experience and Attributes:

Mr. Coppola has deep relationships and experience in our industry and in the retail and shopping center landscape. As President, Mr. Coppola provides our Board with important information about the overall conduct of our Company’s business and valuable knowledge and perspective regarding our operations, plans and direction. Our Board appreciates his long history and experience in the shopping center industry as well as his expertise with respect to strategic and investment planning, finance, capital markets, acquisition, disposition and development matters.

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PROPOSAL 1: ELECTION OF DIRECTORS

Steven R. Hash

Independent Director Nominee

Director Since: 2015

Age: 56

Board Committees: Executive (Chair) and ex-officio on other standing committees

Other Public Company Boards: Alexandria Real Estate Equities, Inc.; Nuveen Global Cities REIT, Inc.

Principal Occupation and Business Experience:

Mr. Hash was the co-founder of Renaissance Macro Research, LLC, an equity research and trading firm focused on macro research in the investment strategy, economics and Washington policy sectors, and served as President and Chief Operating Officer from its inception in 2012 until his retirement in April 2020. Mr. Hash is a member of the board of directors of Alexandria Real Estate Equities, Inc., a publicly traded REIT, where he serves as the lead independent director, chair of the compensation committee and as a member of the audit committee. Mr. Hash is also a member of the board of directors of Nuveen Global Cities REIT, Inc. and serves as the lead independent director and a member of the audit committee. Mr. Hash served on the board of directors of DiamondPeak Holdings Corp. from February 2019 to October 2020. Between 1993 and 2012, Mr. Hash held various leadership positions with Lehman Brothers (and its successor, Barclays Capital), including Global Head of Real Estate Investment Banking from 2006 to 2012, Chief Operating Officer of Global Investment Banking from 2008 to 2011, Director of Global Equity Research from 2003 to 2006, Director of U.S. Equity Research from 1999 to 2003, and Senior Equity Research Analyst from 1993 to 1999 covering the Real Estate Investment Trusts sector. From 1990 to 1993, Mr. Hash held various positions with Oppenheimer & Company’s Equity Research Department, including senior research analyst. He began his career in 1988 as an auditor for the accounting and consulting firm of Arthur Andersen & Co.

Key Qualifications, Experience and Attributes:

Mr. Hash serves as our Independent Chairman of the Board and brings extensive knowledge of real estate investment strategy and economic trends through years of real estate industry research and investment banking both domestically and internationally. In addition to important insights into the equity and capital markets and investor perspectives, he has valuable experience in accounting and financial reporting based upon his years as an auditor and senior equity research analyst. He also has important corporate governance and board leadership expertise, as well as human capital management and talent development knowledge through his positions at other publicly traded companies and at our Company.

Daniel J. Hirsch

Independent Director Nominee

Director Since: 2018

Age: 47

Board Committees: Compensation; Nominating and Corporate Governance

Other Public Company Boards: Broadmark Realty Capital Inc.

Principal Occupation and Business Experience:

Mr. Hirsch is a principal of Cascade Acquisitions Holdings, LLC, the sponsor of a special purpose acquisition company, Cascade Acquisition Corp., formed in November 2020, and serves as its chief operating officer and chief financial officer. From 2003 to December 2016, Mr. Hirsch held several senior positions at Farallon Capital Management, L.L.C. (“FCM”), an investment firm that manages capital on behalf of institutions and individuals, including Managing Member of the Real Estate Group from 2009 to December 2016, Managing Director from 2007 to 2008 and Legal Counsel from 2003 to 2006. He was a consultant to FCM from January 2017 through March 2020. Prior to joining FCM, Mr. Hirsch worked as an associate in the San Francisco office of the law firm Covington & Burling, from 2001 to 2003. In November 2019, Mr. Hirsch joined the board of Broadmark Realty Capital Inc. (“Broadmark”), serving as chairman of the nominating and corporate governance committee and a member of the compensation committee. Mr. Hirsch previously served as a director of Playa Hotels & Resorts N.V. (“Playa”) from 2010 until March 2020, including serving as the FCM board designee for Playa from January 2017 until March 2020. Mr. Hirsch graduated from Yale Law School with a J.D., and summa cum laude with a Bachelor of Arts in Law, Jurisprudence and Social Thought from Amherst College.

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PROPOSAL 1: ELECTION OF DIRECTORS

Key Qualifications, Experience and Attributes:

Mr. Hirsch’s knowledge of the capital markets and real estate sector, as well as his investment experience, makes him a valuable member of our Board. In addition, Mr. Hirsch’s substantive public company board experience, including his ten-year tenure on the board of directors of Playa and his current service as a member of the board of directors of Broadmark brings valuable knowledge and experience to our Board deliberations.

Diana M. Laing

Independent Director Nominee

Director Since: 2003

Age: 66

Board Committees: Nominating and Corporate Governance

Other Public Company Boards: Alexander & Baldwin, Inc.; Spirit Realty Capital, Inc.; CareTrust REIT, Inc.

Principal Occupation and Business Experience:

Ms. Laing served as Interim Chief Financial Officer and Executive Vice President of Alexander & Baldwin, Inc., Hawaii’s leading owner and operator of grocery and drug store-anchored retail centers, from November 2018 to May 2019, was elected to their board of directors in April 2019 and is currently a member of its audit and compensation committees. From May 2014 to June 2018, Ms. Laing served as Chief Financial Officer of American Homes 4 Rent, a publicly traded REIT focused on the acquisition, renovation, leasing and operation of single-family homes as rental properties. From May 2004 until its merger with Parkway Properties of Orlando, Florida in December 2013, Ms. Laing was the Chief Financial Officer and Secretary of Thomas Properties Group, Inc., a publicly traded real estate operating company and institutional investment manager focused on the development, acquisition, operation and ownership of commercial properties throughout the United States. She was responsible for financial reporting, capital markets transactions and investor relations. Ms. Laing served as Chief Financial Officer of each of Triple Net Properties, LLC from January through April 2004, New Pacific Realty Corporation from December 2001 to December 2003, and Firstsource Corp. from July 2000 to May 2001. From August 1996 to July 2000, Ms. Laing was Executive Vice President, Chief Financial Officer and Treasurer of Arden Realty, Inc., a publicly traded REIT which was the largest owner and operator of commercial office properties in Southern California. From 1982 to August 1996, she served in various capacities, including Executive Vice President, Chief Financial Officer and Treasurer of Southwest Property Trust, Inc., a publicly traded multi-family REIT which owned multi-family properties throughout the southwestern United States. Ms. Laing began her career as an auditor with Arthur Andersen & Co. Ms. Laing is a member of the board of directors of Spirit Realty Capital, Inc., a publicly traded REIT, where she serves as chair of its audit committee. In January 2019, Ms. Laing was elected to the board of directors of CareTrust REIT, Inc. and serves on its audit and compensation committees. She also is a member of the Board of Trustees of the Oklahoma State University Foundation.

Key Qualifications, Experience and Attributes:

Our Board believes Ms. Laing’s over 35 years of real estate industry experience, with her particular expertise in finance, capital markets, strategic planning, budgeting and financial reporting, make her a valuable member of our Board. This financial and real estate experience is supplemented by her substantive public company and REIT experience, which enhances her understanding of the issues facing our Company and industry.

Thomas E. O’Hern

Director Nominee

Director Since: 2018

Age: 65

Board Committees: Executive

Other Public Company Boards: Douglas Emmett, Inc.

Principal Occupation and Business Experience:

On January 1, 2019, Mr. O’Hern became our Chief Executive Officer and is responsible for the strategic direction and overall management of our Company. Mr. O’Hern became one of our Senior Executive Vice Presidents in September 2008 and was our Chief Financial Officer and Treasurer from July 1994 until his election as Chief Executive Officer. Mr. O’Hern was an Executive Vice President from December 1998 through September 2008 and served as a Senior Vice President from March 1993 to December 1998. From our formation to July 1994, he served as Chief Accounting Officer, Treasurer and Secretary.

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PROPOSAL 1: ELECTION OF DIRECTORS

From November 1984 to March 1993, Mr. O’Hern was a Chief Financial Officer at various real estate development companies. He was also a certified public accountant with Arthur Andersen & Co. and he was with that firm from 1978 through 1984. Mr. O’Hern is a member of the board of directors and audit committee chairman of Douglas Emmett, Inc., a publicly traded office REIT. On November 1, 2020, Mr. O’Hern became a member of the Advisory Board of Governors of the National Association of Real Estate Investment Trusts. Mr. O’Hern also serves on The USC Marshall School of Business Board of Leaders and on the board of trustees of the Torrance Memorial Medical Center Foundation.

Key Qualifications, Experience and Attributes:

As our Chief Executive Officer and long-time Chief Financial Officer, our Board values Mr. O’Hern’s many years of leadership, senior executive expertise, strategic direction and his deep relationships and experience in our industry and in the retail and shopping center industry generally. His knowledge of our Company and the REIT industry, tax matters and complex joint venture structuring, strategic planning, expertise in both debt and equity in the capital markets, the financial and operational elements of our Company’s business, as well as his extensive relationships with key stakeholders, including partners, lenders, stockholders and tenants, will continue to provide our Board with critical information to oversee and direct the management of our Company. In addition, his many years of experience on the board of Douglas Emmett, Inc. and his role as audit committee chairman will continue to serve him well on our Board.

Steven L. Soboroff

Independent Director Nominee

Director Since: 2014

Age: 72

Board Committees: Audit; Compensation; Nominating and Corporate Governance (Chair)

Principal Occupation and Business Experience:

Steve Soboroff is the managing partner of Soboroff Partners, a shopping center development and leasing company, and has served in such capacity since 1978. In August 2013, Mr. Soboroff was appointed to the Board of Police Commissioners by Los Angeles Mayor Eric Garcetti and has been chosen as the Commission’s President by his fellow commissioners to serve in that role until his term expires in 2023. During 2001 to 2010, he served in the roles of Chairman and CEO as well as President of Playa Vista, one of the country’s most significant multi-use real estate projects. Mr. Soboroff also was President of the Los Angeles Recreation and Parks Commission from 1995 to 2001 and a member of the Los Angeles Harbor Commission. In addition, Mr. Soboroff is a board member of several non-profit philanthropic and academic organizations.

Key Qualifications, Experience and Attributes:

Mr. Soboroff is a well-recognized business and government leader with a distinguished record of public and private accomplishments. Mr. Soboroff contributes to the mix of experience and qualifications of our Board through both his real estate and government experience and leadership. During his career in both the public and private sectors, Mr. Soboroff acquired significant financial, real estate, managerial, and public policy knowledge as well as substantial business and government relationships. Our Board values his extensive real estate knowledge and insight into retail operations, developments and strategy, and his wealth of government relations experience.

Andrea M. Stephen

Independent Director Nominee

Director Since: 2013

Age: 56

Board Committees: Compensation (Chair); Executive

Other Public Company Boards: First Capital Real Estate Investment Trust; Slate Grocery Real Estate Investment Trust

Principal Occupation and Business Experience:

Ms. Stephen served as Executive Vice President, Investments for The Cadillac Fairview Corporation Limited (“Cadillac Fairview”), one of North America’s largest real estate companies, from October 2002 to December 2011 and as Senior Vice President, Investments for Cadillac Fairview from May 2000 to October 2002, where she was responsible for developing and executing Cadillac Fairview’s investment strategy. Prior to joining Cadillac Fairview, Ms. Stephen held the position of Director, Real Estate with the Ontario Teachers’ Pension Plan Board, the largest single profession pension plan in Canada, from

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

December 1999 to May 2000, as well as various portfolio manager positions from September 1995 to December 1999. Previously, Ms. Stephen served as Director, Financial Reporting for Bramalea Centres Inc. for approximately two years and as an Audit Manager for KPMG LLP at the end of her over six year tenure. Ms. Stephen is a member of the board of directors of First Capital Real Estate Investment Trust (f/k/a First Capital Realty Inc.), Canada’s leading owner, developer and manager of mixed-use real estate in Canada’s most populated cities, serving as chair of the compensation committee and a member of the governance and executive committees. In June 2017, Ms. Stephen was elected to the board of trustees of Slate Grocery Real Estate Investment Trust and serves as chair of the board as well as a member of its audit, compensation and investment committees. Ms. Stephen previously served on the board of trustees of Boardwalk Real Estate Investment Trust, one of Canada’s leading owners and operators of multi-family communities, from May 2012 to May 2019 and as a director of Multiplan Empreendimentos Imobiliários, S.A., a Brazilian real estate operating company, from June 2006 to March 2012.

Key Qualifications, Experience and Attributes:

With over 25 years in the real estate industry and extensive transactional and management experience, Ms. Stephen has a broad understanding of the operational, financial and strategic issues facing real estate companies. She brings management expertise, leadership capabilities, financial knowledge and business acumen to our Board. Her significant international investment experience also provides a global perspective as well as international relationships. In addition, her service on various boards provides valuable insight and makes her an important contributor to our Board.

CORPORATE GOVERNANCE

THE BOARD OF DIRECTORS AND ITS COMMITTEES

BOARD OF DIRECTORS

•  Eight of our ten director nominees are independent under the NYSE listing standards.

•  All of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent.

Our Company is managed under the direction of our Board of Directors, which is currently composed of ten members. Our Board of Directors met eight times in 2020. Each of our directors attended more than 75% of the aggregate number of meetings of our Board and of each committee on which he or she served during 2020.

DIRECTOR INDEPENDENCE

For a director to be considered independent, our Board must determine that the director does not have any material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company). Our Board has established Director Independence Standards to assist it in determining director independence. The Director Independence Standards establish exclusionary standards that conform to the independence requirements of the NYSE listing standards and categorical standards that identify permissible immaterial relationships between our directors and our Company. These Director Independence Standards are included in our Guidelines on Corporate Governance, which are available at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement. Our Board has determined that the following eight non-employee director nominees do not have any material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company) and each is an independent director under our Director Independence Standards: Messrs. Alschuler, Brandt, Hash, Hirsch and Soboroff and Mses. Alford, Laing and Stephen. Messrs. Coppola and O’Hern are not independent directors because they are current executive-level employees of our Company.

COMMITTEE CHARTERS

The charters for the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Executive Committee are available at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

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Board Committee Memberships

During 2020, our Board had standing Audit, Compensation, Nominating and Corporate Governance and Executive Committees. The current members of these committees, the principal functions of each committee and the number of meetings held in 2020 are described below. All members attended each meeting of their respective committees on which he or she served during 2020.

In addition, in April 2020, our Board established a Capital Allocation Committee to assist our Board with reviewing and evaluating our short- and long-term capital needs in light of, among other things, the impacts of COVID-19 on our business. The Capital Allocation Committee is comprised of Eric K. Brandt, Steven R. Hash, Diana M. Laing, Thomas E. O’Hern and Andrea M. Stephen and is chaired by Eric K. Brandt. The Capital Allocation Committee met four times during 2020 and all members attended each meeting. Our Board may from time to time establish other special or standing committees to facilitate the management of our Company or to discharge specific duties delegated by our full Board.

COMMITTEE FUNCTIONS

•  appoints, evaluates, approves the compensation of, and, where appropriate, replaces our independent registered public accountants

•  reviews our financial statements with management and our independent registered public accountants

•  reviews and approves with our independent registered public accountants the scope and results of the audit engagement

•  pre-approves audit and permissible non-audit services provided by our independent registered public accountants

•  reviews the independence and qualifications of our independent registered public accountants

•  reviews the adequacy of our internal accounting controls, legal and regulatory compliance and risk assessment and management

•  oversees information technology, cybersecurity and other data protection strategies and plans

•  reviews and approves related-party transactions in accordance with our Related Party Transaction Policies and Procedures as described below

MEMBERS Peggy Alford, Chair* John H. Alschuler* Steven L. Soboroff Steven R. Hash*, ex officio * Audit Committee Financial Expert Number of Meetings: 8

COMMITTEE FUNCTIONS

•  approves and evaluates our executive officer compensation plans, policies and programs

•  reviews annually our overall compensation structure and philosophy

•  reviews and approves compensation for our executive officers

•  reviews and recommends director compensation to our Board

•  administers certain of our employee benefit and stock plans

•  approves the compensation and oversees the work of any compensation advisers

•  conducts the independence assessment with respect to any compensation advisers

MEMBERS Andrea M. Stephen, Chair Eric K. Brandt Daniel J. Hirsch Steven L. Soboroff Steven R. Hash, ex officio Number of Meetings: 6

COMMITTEE FUNCTIONS

•  assists our Board in identifying individuals qualified to become Board members and recommends to our Board candidates for election as directors by our stockholders or by our Board to fill a vacancy occurring between stockholder meetings

•  recommends to our Board director nominees for each Board committee

•  recommends adoption of and changes to our Guidelines on Corporate Governance

•  leads our Board in its annual evaluation of the performance of our Board and our committees

•  provides strategic oversight of our Company’s ESG policies and programs

•  performs such other duties and responsibilities as are set forth in its charter or delegated by our Board, including developing a succession plan to ensure continuity in management and our Board

MEMBERS Steven L. Soboroff, Chair John H. Alschuler Daniel J. Hirsch Diana M. Laing Steven R. Hash, ex officio Number of Meetings: 3

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COMMITTEE FUNCTIONS

•  exercises the powers and authority of our Board between Board meetings as permitted by applicable law

•  implements the policy decisions of our Board on matters not delegated to other committees of our Board

MEMBERS Steven R. Hash*, Chair Thomas E. O’Hern Andrea M. Stephen * Independent Chairman of the Board No meetings held in 2020

Corporate Governance Enhancements

As part of our Board’s ongoing commitment to governance best practices, in 2019 our Board adopted two notable corporate governance enhancements:

First, our Board enacted a resolution prohibiting the Company from unilaterally electing to be subject to the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law (often referred to as the Maryland Unsolicited Takeovers Act (or “MUTA”)). MUTA permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and at least three independent directors to elect, without any stockholder vote or other action and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of the following five provisions:

•	Section 3-803—requiring classification of the board of directors into three classes;

•

Section 3-804(a)—requiring that stockholders may remove any director by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors;

•	Section 3-804(b)—requiring that the number of directors be fixed only by vote of the board of directors;

•

Section 3-804(c)—requiring that any vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•

Section 3-805—requiring that a special meeting of stockholders may be called only upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.

Pursuant to the Board’s resolution, the Company is prohibited from electing to be subject to any of the foregoing provisions, and such prohibition may not be repealed unless a proposal to repeal such prohibition with respect to any such section is approved by the affirmative vote of a majority of the votes cast on the matter by stockholders of the Company.

Second, our Board amended our Bylaws to enhance our stockholders’ power to amend our Bylaws by allowing any stockholder to propose amendments to the Bylaws and removing the previous requirement that stockholders meet certain ownership thresholds to submit such a proposal. As a result, stockholders may amend the Company’s Bylaws by the affirmative vote of a majority of all votes entitled to be cast on the matter pursuant to a proposal submitted for approval at a meeting of stockholders by any stockholder, following applicable notice requirements.

Related Party Transaction Policies and Procedures

The Audit Committee administers our written Related Party Transaction Policies and Procedures. These policies are designed to assist with the proper identification, review and disclosure of related party transactions and apply generally to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which our Company or an affiliate is a participant, where the amount involved exceeds $120,000 and a related party has a direct or indirect material interest. A related party generally includes any person who is, or was in the last fiscal year, a director, director nominee, executive officer, stockholder of more than 5% of our Common Stock, an immediate family member of any of the foregoing, or an entity in which one of the foregoing serves as an executive officer, general partner, principal or has a 10% or greater beneficial interest to the extent such information is provided to our Company or is otherwise publicly available. Under the policies and procedures, transactions that fall within this definition will be reported to our Chief Legal Officer or Chief Financial Officer and referred to the Audit Committee for approval, ratification or other action. In determining

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whether to approve or ratify a transaction, the Audit Committee will consider all of the relevant facts and circumstances, including the related party’s interest, the amount involved in the transaction, and whether the transaction has terms no less favorable than those generally available from an unrelated third party. The Audit Committee will approve or ratify such transaction if it determines, in good faith, that under all of the circumstances the transaction is fair to our Company. In addition, any related party transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that such transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and remains appropriate. There were no related party transactions identified in 2020.

Risk Oversight

One of the principal functions of our Board of Directors is to provide oversight concerning our Company’s assessment and management of risk related to our business. Our Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities, as well as through its oversight of management and the committees of our Board.

Management is responsible for identifying the material risks facing our Company, implementing appropriate risk management strategies and ensuring that information with respect to material risks is shared with our Board and/or the appropriate Board committee. In connection with this responsibility, members of management provide regular reports to our Board regarding business operations and strategic planning, financial planning and budgeting, and material litigation and regulations, including any material risk to our Company relating to such matters. Our Board of Directors believes that the processes it has established to administer our Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore these processes do not have any material effect on our Company’s leadership structure described under the heading “Board Leadership Structure” below.

Our Board has delegated oversight for specific areas of risk exposure to our Board committees as follows:

AUDIT COMMITTEE

As required by the NYSE listing standards, the Audit Committee is responsible for periodically discussing our Company’s overall risk assessment and risk management policies with management, our Company’s internal auditors and our independent registered public accounting firm as well as our Company’s plans to monitor, control and minimize such risk and exposure. The Audit Committee is also responsible for primary risk oversight related to our financial reporting, accounting and internal controls, cybersecurity oversight and also oversees risk related to our compliance with legal and regulatory requirements.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for overseeing our Company’s assessment and management of risk related to our Company’s compensation plans, policies and overall philosophy as more fully described below under “Compensation Risk Assessment.”

NOMINATING AND CORPORATE

GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee oversees the policies and procedures related to management succession, including both emergency CEO succession and CEO succession in the ordinary course of business and the evaluation of emergent environmental, social and governance-related risks.

At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any risk exposure and risk management policies with respect to such matters. In addition, the Audit Committee receives updates on the Company’s cybersecurity, including cybersecurity controls and procedures, at each quarterly meeting and the full Board receives an annual briefing from the Company’s Senior Vice President and Chief Information Officer. Our Company conducts mandatory cybersecurity training for employees and has an information security insurance policy in place. Our Chief Executive Officer, Chief Legal Officer and/or Chief Financial Officer regularly attend meetings of our committees when they are not in executive session. In addition, our directors are free to communicate directly with members of management and each committee charter provides that the committee may retain outside advisors at our Company’s expense.

Compensation Risk Assessment.    We believe that our compensation programs do not encourage unnecessary or excessive risk taking that could have a material adverse effect on our Company. The Compensation Committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not. Base salaries are fixed in amount and we believe do not encourage risk taking. While our annual incentive

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compensation program focuses on short-term or annual performance, our executives’ annual bonuses are determined based on the Compensation Committee’s consideration of a variety of corporate and individual performance factors as described below under “Compensation Discussion and Analysis.” Therefore, the Compensation Committee believes that the annual bonus program appropriately balances risk and the desire to focus executives on short-term goals important to our success and that it does not encourage unnecessary or excessive risk taking.

A significant portion of the compensation provided to our named executive officers is in the form of equity awards that further align executives’ interests with those of our stockholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk taking since the ultimate value of the awards is tied to our stock price and since a large percentage of our grants are subject to vesting schedules to help ensure that executives always have significant value tied to our long-term stock price performance. As described in our “Compensation Discussion and Analysis,” an important component of our executive compensation program is the grant of performance-based LTIP Unit awards that vest based on our performance over the applicable performance period. The Compensation Committee believes these awards as well as our other LTIP Unit awards provide additional incentives for executives to create value for our stockholders and, together with the executives’ equity ownership in our Company pursuant to our Stock Ownership Policies as described below, help further link their interests with those of our stockholders.

Additional Compensation Committee Matters.    The Compensation Committee charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant, independent legal counsel or other adviser as it deems necessary to assist in the evaluation of director or executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant, independent legal counsel or other adviser. The Compensation Committee periodically engages independent compensation consultants to assist in the development and review of our director and executive officer compensation programs, including evolving compensation trends and market survey data. The Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”), a nationally recognized independent compensation consulting firm, to advise on the design and competitive positioning of our executive and non-employee director compensation programs and make recommendations for change, as appropriate. The Compensation Committee considered the independence of FW Cook and determined that its engagement of FW Cook does not raise any conflicts of interest with our Company or any of our directors or executive officers. FW Cook provides no other consulting services to our Company, our executive officers or directors.

Mr. O’Hern generally attended the Compensation Committee meetings in 2020 (excluding any executive sessions) and provided his analysis and recommendations with respect to our executive compensation program, including the compensation for our other executive officers. While Mr. O’Hern’s input is viewed by the Compensation Committee as an integral and vital part of the compensation process, the Compensation Committee is solely responsible for making the final decision regarding the form and amount of compensation for our executive officers. The Compensation Committee may also form and delegate authority to subcommittees, when appropriate, with each subcommittee to consist only of independent directors. No such subcommittee has been formed to date.

Director Selection Process

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of our Board of Directors, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, officers, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. The Nominating and Corporate Governance Committee also may review materials provided by professional search firms or other parties in connection with a nominee. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board. The Nominating and Corporate Governance Committee will make the final recommendations of candidates to our Board for nomination.

Our Board of Directors has a policy that stockholders may recommend a director candidate for consideration by the Nominating and Corporate Governance Committee for election at an annual meeting of stockholders by submitting the names and qualifications of such persons in writing to the Nominating and Corporate Governance Committee, c/o our Secretary, no later than the December 1 prior to the next annual meeting of stockholders, together with information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to Section 1.11 of our Bylaws, a copy of which will be made available upon request. The Nominating and Corporate Governance Committee may request additional information concerning such director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of our Board.

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Our Nominating and Corporate Governance Committee and our Board of Directors will consider all persons properly recommended as a nominee for election to our Board in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee does not apply any specific, minimum qualifications in considering a director candidate and does not impose additional qualifications on stockholder-recommended potential nominees. Instead, the Nominating and Corporate Governance Committee reviews the candidates taking into account the current Board membership and considers a variety of factors, including the specific needs of our Company and our Board, the experience, skills, areas of expertise, independence, productivity, length of service, occupational and other responsibilities (including other public company board memberships and committee memberships) of the candidates, and such other factors as the Nominating and Corporate Governance Committee may determine are appropriate for review. This process is described in our Guidelines on Corporate Governance, which is available at www.macerich.com under “Investors— Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement. Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to our Secretary in the manner described in Section 1.11 of our current Bylaws and within the time periods set forth herein under the heading “Stockholder Proposals and Director Nominees.”

Our Company’s stockholders also possess the right to nominate candidates for election to our Board through the “proxy access” provisions of our Company’s Bylaws, pursuant to which an eligible stockholder, or a qualifying group of up to 20 stockholders, owning at least 3% of our outstanding shares of Common Stock continuously for at least three years, may nominate up to the greater of two directors or the largest whole number that does not exceed 20% of the number of directors then serving on our Board, for inclusion in our proxy materials, subject to complying with the requirements contained in Section 1.13 of our Bylaws.

Diversity.     Our Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse Board and strives to create diversity in our Board as a whole when identifying and selecting nominees. Thirty percent of our Board’s nominees at our Annual Meeting are female and one of our Board’s nominees at our Annual Meeting is African American. Beyond gender and racial and ethnic diversity, our Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including diversity of professional experience, age, background, skills, areas of expertise and perspective. These factors, the additional factors described above under “Director Selection Process” and others that are considered useful by our Nominating and Corporate Governance Committee are reviewed in assessing the perceived needs of our Board at any particular point in time. Our Nominating and Corporate Governance Committee focuses on having a Board which collectively possesses a broad range of talent, skill, expertise and experience useful to the effective oversight of our Company’s business and affairs. On an annual basis, as part of our Board’s self-evaluation, our Board assesses whether the overall mix of our Board members is appropriate for our Company.

Board Leadership Structure

Steven R. Hash, previously our Lead Independent Director, was appointed to serve as Independent Chairman of the Board in June 2018. Mr. Hash actively manages our Board by: working with the CEO, other directors and our management team to set the agenda for our Board meetings; presiding over all meetings of our Board and executive sessions of the independent directors; and other customary duties. The Independent Chairman serves as an information resource for the independent directors and acts as a liaison between directors, committee chairs and management. Our Board believes this structure continues to ensure strong, independent oversight and leadership. The independent directors meet in separate executive sessions after each regularly scheduled non-telephonic Board meeting. The independent directors met four times in 2020.

Our Guidelines on Corporate Governance provide that our Board is free to combine or separate the roles of Chairman of the Board and CEO in any way that our Board considers is best for our Company. Our Board recognizes that no single leadership model is correct at all times and that, depending on the circumstances, another leadership model might be appropriate. Our Board, therefore, believes that it should have the flexibility to decide whether it is best for our Company at any point in time to combine or separate the roles of CEO and Chairman of the Board.

Annual Board, Committee and Director Evaluations

Pursuant to our Guidelines on Corporate Governance and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of our Board and its committees in order to assess the overall effectiveness of our Board and its committees. The results of the assessment are reported by the

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Nominating and Corporate Governance Committee directly to, and are discussed with, our Board following the end of each fiscal year. The evaluation process is designed to facilitate ongoing, systematic examination of our Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures.

In 2020, in accordance with the requirements of the NYSE listing standards, our Board completed an evaluation process focusing on the effectiveness of the performance of our Board. Our Audit, Compensation and Nominating and Corporate Governance Committees each conducted a separate written evaluation of its own performance and of the adequacy of its charter and reported to our Board on the results of its evaluation. In addition to our formal annual Board and committee self-evaluations, our Independent Chairman meets with each director individually to provide an additional forum for feedback and reports any additional feedback from those discussions to our Board as necessary.

Succession Planning

Our Board is focused on ensuring that we have a high-performing management team. Our Board, acting through our Nominating and Corporate Governance Committee, reviews management development and succession planning at least annually to ensure continuity in our Company’s management, including policies and principles for executive officer selection. This plan, on which each executive officer reports his recommendations, addresses both emergency succession and succession in the ordinary course of business. In addition, high-potential leaders are given exposure and visibility to Board members through formal presentations at Board and committee meetings, as well as through informal events.

Attendance at Stockholders’ Meetings

Our Board does not require director attendance at our stockholders’ meetings because our stock is predominately held by institutional stockholders and in-person attendance is traditionally light. Due to the COVID-19 pandemic, our 2020 annual stockholders’ meeting was held virtually. Mr. O’Hern, Mr. Coppola, several of our other executive officers and five non-management directors attended our 2020 annual stockholders’ meeting.

Codes of Ethics

Our Company expects that all of our directors, officers and employees maintain a high level of integrity in their dealings with and on behalf of our Company and will act in the best interests of our Company. Our Code of Business Conduct and Ethics provides principles of conduct and ethics for our directors, officers and employees. This Code complies with the requirements of the Sarbanes-Oxley Act of 2002, applicable SEC rules and the NYSE listing standards. In addition, our Company adopted a Code of Ethics for our CEO and senior financial officers which supplements our Code of Business Conduct and Ethics, which Code of Business Conduct and Ethics is applicable to all employees and complies with the additional requirements of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. To the extent required by applicable SEC rules and NYSE listing standards, we intend to promptly disclose future amendments to certain provisions of these Codes or waivers of such provisions granted to directors and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or persons performing similar functions, on our website at www.macerich.com under “Investors—Corporate Governance—Corporate Governance Policies—Code of Business Conduct and Ethics.” Each of these Codes of Conduct is available on our website at www.macerich.com under “Investors—Corporate Governance.” The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

Sustainability and Corporate Responsibility

Macerich has implemented an ESG structure that supports focused leadership for the oversight, executive management and program implementation of its fully integrated sustainability and corporate responsibility efforts. Our Board, through the Nominating and Corporate Governance Committee, provides strategic oversight concerning social responsibility, environmental and sustainability matters. The executive leadership team provides management oversight, while the focused sustainability department and the ESG Steering Committee are responsible for program implementation. Together, our cross-disciplined stakeholders drive decision making to execute strategic objectives focused on climate-related risk management, sustainability and social impacts.

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2020 Sustainability Highlights

• 47,439 MWh of solar and clean energy produced on-site	• 322 electric vehicle charging stations across 35 properties

• 31% of energy consumption from renewable and clean sources(1)	• 1.4M meals donated across all properties for our communities in need

• 51% landfill waste diversion rate	• Committed to Science Based Targets initiative and the Business Ambition for 1.5°C campaign

(1)	Sources include on-site solar generation, fuel cell energy generation, renewable energy credits (RECs) and renewable procurement.

At Macerich, we are committed to operating in ways that advance environmental goals, social good and sound corporate governance. Our sustainability strategy is focused on achieving carbon neutrality, leading the industry as we transition to a net-zero economy, and creating positive experiences and long-lasting impacts on our customers, tenants, employees and communities. We have, and will continue to, identify and prioritize sustainability issues, develop necessary systems and targets to gauge performance and consistently gather data across our operations. We balance the goal of achieving carbon neutrality with the need to support the resiliency of people and communities, while we work to deliver a seamless consumer experience, create value for our stockholders and contribute to economic vitality.

In 2020, Macerich published its first comprehensive Corporate Responsibility Report, which summarized its environmental, social and governance performance for the year ended December 31, 2019 based on the frameworks set forth by the Global Reporting Initiative, the Task Force on Climate-Related Financial Disclosures and the Sustainability Accounting Standards Board. The report is available at www.macerich.com under “About—Sustainability” and Macerich intends to publish annual updates to the Corporate Responsibility Report, The information contained on, or available through, our website is not incorporated by reference into this Proxy Statement.

Our prior investments and dedicated focus on environmental stewardship over many years continued to deliver key benefits for the Company and our stakeholders in 2020 and, in a year that was overwhelming shaped by the impact of COVID-19, we were able to further our environmental commitments and also respond to the needs of our employees, tenants and the communities in which we operate. Importantly, in 2020, Macerich committed to the Science Based Targets initiative and set science-based emissions reduction targets across all relevant scopes, in line with 1.5°C emissions scenarios. Our long-standing goal for carbon neutrality by 2030 continues to support our net-zero energy pathway.

In 2020, Macerich achieved the #1 GRESB Performance Score within Retail/Americas, as well as earned a spot on CDP’s Climate Change “A” List for the fifth year.

Macerich’s Sustainability Goals

Macerich continues to implement and execute on processes and invest in capital projects to minimize the risks of the changing global climate. The four pillars of our fully integrated sustainability program are:

CARBON NEUTRALITY GOAL #1: Achieve Carbon Neutrality by 2030	ZERO WASTE GOAL #2: Achieve Zero Waste in Water and Waste by 2025-2030	ACTIVE ENGAGEMENT GOAL #3: Increase Internal and External Stakeholder Engagement in Sustainability	FUNDAMENTAL INTEGRATION GOAL #4: Fully Integrate Sustainability Practices and Principles

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Carbon Neutrality

Macerich is committed to achieving carbon neutrality by 2030 through energy efficiency, sustainable investment, renewable and clean generation sources and renewable energy credits, while setting science-based greenhouse gas (GHG) reduction targets consistent with keeping global warming to 1.5°C above preindustrial levels.

Achieving Carbon Neutraility: Our Net-Zero Pathway

1.	Operational Excellence and Energy Efficiency

2.	Investing in Our Future

3.	Renewable Procurement

4.	Reduce Embodied Carbon in Development Projects

5.	Renewable Energy Credits and Carbon Offsets

ENERGY CONSUMPTION	ON-SITE RENEWABLE & CLEAN ENERGY	RENEWABLE ENERGY PROCUREMENT

OBJECTIVE* 20% reduction in energy consumption by 2030 – On track	OBJECTIVE* 10% of energy generated by solar and fuel cell systems by 2020 – Completed 15% of energy generated by solar and fuel cell systems by 2030 – On track	OBJECTIVE* 50% of annual portfolio energy usage supported through utility and direct renewable energy procurement by 2030 – On track

STATUS 9% reduction in grid-tied energy consumption; 25% reduction in overall energy consumption**	STATUS 10% of energy generated by solar and fuel cell systems by 2020	STATUS 9% of energy procured through renewable sources

*	Objectives are relative to a 2015 baseline.

**	2020 energy consumption decrease is largely attributed to reduced portfolio operations from the COVID-19 pandemic.

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Zero Waste

We recognize the importance of preserving our natural resources and diminishing the impact of our properties on local landfills. We’re building on strong existing programs in waste and water management, heading toward our goal of achieving zero waste by 2030.

Macerich is targeting reduction of net water consumption by 50% from 2015 levels and eliminating 100% of property water effluent by 2030. Our objectives for eliminating water waste include a focus on conservation and efficiency, water capture and reuse, stormwater management, and encouraging tenants to use water wisely.

Macerich is also working to increase landfill waste diversion rates to over 70% by 2025. In 2020, our landfill diversion rate grew to 51%, an increase of 4% from 2019. Macerich is working to reduce solid waste by 50% from 2015 levels. We achieved our 2025 solid waste reduction and diversion rate objectives five years early and continue to make strides toward our 2030 targets. We will continue to evaluate our objectives and practices to develop ambitious new targets as we hit our existing targets and seek to make a meaningful impact.

Our waste and water reduction practices include tenant engagement, contractor engagement for education and outreach, biodigesters for food waste, waste to energy technology which redirects waste away from landfills to be processed into steam for energy production, water leak detection technology, smart irrigation and water-saving fixtures.

Active Engagement

For Macerich, stakeholder engagement is an essential component of our fully integrated ESG strategy. We identify stakeholders as those individuals and groups impacted by our Company, our properties and our operations – from financial, environmental and social standpoints. We work to understand stakeholder concerns and priorities and maintain regular, ongoing communications with each group. Further details on our stakeholder engagement strategy can be found in our Corporate Responsibility Report on our website at www.macerich.com under “About—Sustainability.”

Valuing Human Capital

Macerich is committed to providing a positive and engaging work environment for our employees and taking an active role in the betterment of the communities in which our employees live and work. We put great effort into cultivating an inclusive company culture that attracts top talent and creates an environment that fosters collaboration, innovation and diversity, while providing professional development opportunities and training.

This commitment was at the forefront in 2020 as we emphasized the health and wellness of our employees and retained a majority of our employees with no furloughs or layoffs. Additionally, to support our employees, we eliminated non-essential face-to-face meetings and business travel, made key technology upgrades to ensure seamless communications among employees, provided real-time guidance and useful resources to help employees cope with the challenges and disruptions created by COVID-19, including information on childcare and eldercare resources, mental health and wellness programs and additional individualized help available through Macerich’s robust Employee Assistance Program. In the summer of 2020, we hosted our annual Whole Life Challenge™, a six-week health and wellness challenge that we sponsor for our employees, and had 65% participation among employees. We also made laptops available to employees if needed to assist their families and children with remote learning. See “—COVID-19—Connection Redefined” below for additional details on additional resources and support provided to Macerich employees and our communities during 2020.

2021 PROXY STATEMENT    21

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

We are always looking to encourage two-way engagement and productive feedback from our employees. Channels for engaging employees include: the company intranet, ongoing newsletters, performance reviews and informal conversations with supervisors, peer mentoring, training, educational and career development opportunities, lunch and learns, community events, our ethics hotline and social media.

Our employees enthusiastically embrace the opportunity to make a difference in the communities where they live and work. Through the Macerich Volunteer Program (MVP), we offer all full-time employees 24 hours of paid volunteer time each year. Employees can volunteer with nonprofits of their choosing, as well as partners pre-selected by the local property. We believe this creates value for society while giving employees the opportunity to strengthen their relationships within their communities.

We recognize the value in strengthening our workforce with diverse thought, ideas and people and maintain employment policies that comply with federal, state and local labor laws. As an equal opportunity employer, we are committed to diversity, recognition and inclusion and reward our employees based on merit and their contributions in accordance with the principles and requirements of the Equal Employment Opportunities Commission and the principles and requirements of the Americans with Disabilities Act. Our Company’s policies set forth our commitment to provide equal employment opportunity and to recruit, hire and promote at all levels without regard to race, national origin, religion, age, color, sex, sexual orientation, gender identity, disability, protected veteran status or any other characteristic protected by local, state or federal laws. As of December 31, 2020, approximately 58% and 26% of our employees were female and non-white, respectively. In 2020, we launched the Diversity, Recognition, Enrichment, and Awareness at Macerich (DREAM) initiative. The DREAM initiative represents the Company’s diversity steering committee, channeling efforts into three focus areas: training and advocacy, communication, and education and programming.

Our Macerich Dependent Scholarship Program assists children of non-management employees who plan to continue their education after high school in college or vocational school. This program is administered by Scholarship America ® , the nation’s largest designer and manager of scholarship, tuition assistance and other education support programs for corporations, foundations, associations and individuals. Awards are granted without regard to race, color, creed, religion, sexual orientation, gender, disability or national origin. Since the inception of the program in 2017, 48 scholarships totaling $138,000 have been awarded.

Community Involvement

The vitality of our communities is inseparable from the strength of our business. Our Centers are part of the fabric of their neighborhoods and we want to make a lasting positive impact. Each Macerich property develops and implements local engagement programs that reflect its community’s needs and interests. These programs incorporate employee volunteerism, in-kind and financial donations, and partnerships with local nonprofit organizations. In 2020, these programs pivoted to address the needs of our communities as they responded to the COVID-19 pandemic. See “—COVID-19—Connection Redefined” below for additional details on additional resources and outreach in our communities.

COVID-19—Connection Redefined

2020 was a critical time for our industry and it was, and remains, more important than ever to stay connected to our employees, our retailers, and our communities as we look to redefine the “new normal” in 2021 and beyond. When the pandemic caused local governments to issue shutdown orders, Macerich was sharply focused on the twin goals of supporting people’s health and ensuring business continuity at our Centers. In consultation with the head of infectious disease at a top California medical center, we developed and implemented a long list of operational protocols based on Centers for Disease Control and Prevention recommendations designed to ensure the safety of our employees, tenants, service providers and shoppers. In addition to enhanced cleaning initiatives, we upgraded our ventilation and filtration systems across our portfolio and we have secured the stringent, highly regarded Bureau Veritas SafeGuard™ Hygiene Excellence and Safety Certification at all of our Centers. We also prioritized following governmental ordinances on business operations, supporting critical community needs, supplying our retail community with vital resources for recovery, and worked to balance those objectives while keeping the Macerich team focused on our business. We strongly believe the role our properties play within each community will be even more important and valued as society emerges from the current crisis and people once again gather together for connection and commerce. Examples of our efforts include:

COMMUNITY:

•

Made our real estate available for and hosted many essential functions, such as drive-through COVID-19 testing and vaccination facilities, food drives and first responder parking, and for community activities, such as drive through graduation ceremonies and church services

22    2021 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

•	Donated food and supplies to support first responders and hospitals, including the donation of unused iPads to hospitals in New York for patients that needed connection to family

•	Made our outdoor space available for in-person voting, first responder parking, drive-through farmers’ markets and open-air yoga, barre and cycling studios

•	Held socially distanced outdoor concerts, outdoor movies, blood drives and job fairs

•	Donated to support local non-profit charities

•	Held our own “Million Meals Challenge” to help address rising food insecurity in our communities, providing more than 1.4 million meals to date

•	Contributed more than 500 laptops to schools from Centers in New York, California and Arizona to support online learning for local students

•	Made our billboards and other media available for campaigns about staying home, healthy hygiene protocols and blood drives

RETAIL PARTNERS:

•	Hosted webinars for retailers with PwC to explain the stimulus package and how retailers can access those funds, with over 400 retailers attending the live session

•

Designed and implemented a website to provide retailers with a library of information on resources, from information on the stimulus package initiated in the CARES Act to state and local grants and lending programs

•

Operated and promoted new ways to connect with shoppers that involved minimum contact, including curbside pickup, buy online pick up in store (BOPIS), buy online return in store (BORIS) and expanded dining take-out

•	Held new outdoor events to connect our retailers with shoppers while mall interiors were closed

More information about our efforts can be found on the company’s website at www.macerich.com/Sustainability.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our non-employee directors are compensated for their services according to an arrangement approved by our Board of Directors upon the recommendation of the Compensation Committee. The Compensation Committee generally reviews director compensation annually. Any Board member who is also an employee of our Company or a subsidiary does not receive compensation for service as a director. Messrs. Coppola and O’Hern are currently the only directors who are also employees of our Company or a subsidiary and therefore do not receive any additional compensation for their service on our Board.

2021 PROXY STATEMENT    23

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

In 2018, FW Cook conducted a competitive review of our non-employee director compensation program, including the review of the director compensation programs of companies within our peer group and suggested changes for the Compensation Committee’s consideration. FW Cook generally provides a bi-annual review of our non-employee director compensation program, which would have taken place in 2020. Due to the impacts of COVID-19, the 2020 competitive review was rescheduled for 2021. Based on the recommendations of the Compensation Committee in 2018, our Board of Directors revised certain aspects of our non-employee director compensation. The following sets forth the current compensation structure:

Annual Retainer for Service on our Board	$70,000
Annual Equity Award for Service on our Board	$135,000 of restricted stock units based upon the closing price of our Common Stock on the grant date, which is following our Annual Meeting each year. The restricted stock units are granted under our Amended and Restated 2003 Equity Incentive Plan, as currently in effect (the “2003 Incentive Plan”), and have a one-year vesting period.
Annual Retainer for Independent Chairman of the Board	$125,000 – 50% cash and 50% restricted stock units granted simultaneously with the annual equity award.
Annual Retainers for Chairs of Audit, Capital Allocation, Compensation and Nominating and Corporate Governance Committees (in addition to membership retainer)	Audit: $20,000 Capital Allocation: $20,000 Compensation: $20,000 Nominating & Corp. Governance: $12,500
Annual Retainer for Committee Membership and ex officio attendance of Independent Chairman of the Board	Audit: $15,000 Capital Allocation: $12,500 Compensation: $12,500 Nominating & Corp. Governance: $12,500
Expenses	The reasonable expenses incurred by each director (including employee directors) in connection with the performance of their duties are reimbursed.

NON-EMPLOYEE DIRECTOR EQUITY AWARD PROGRAMS

In addition, our Director Phantom Stock Plan offers our non-employee directors the opportunity to defer cash compensation otherwise payable and to receive that compensation (to the extent that it is actually earned by service during that period) in cash or in shares of Common Stock as elected by the director, after termination of the director’s service or on a specified payment date. Such compensation includes the annual cash retainers payable to our non-employee directors. A majority of our non-employee directors serving in 2020 elected to receive all or a portion of their 2020 cash retainers in Common Stock. Deferred amounts are generally credited as stock units at the beginning of the applicable deferral period based on the present value of such deferred compensation divided by the average fair market value of our Common Stock for the preceding 10 trading days. Stock unit balances are credited with additional stock units as dividend equivalents and are ultimately paid out in shares of our Common Stock on a one-for-one basis. A maximum of 500,000 shares of our Common Stock may be issued in total under our Director Phantom Stock Plan, subject to certain customary adjustments for stock splits, stock dividends and similar events. The vesting of the stock units is accelerated in the event of the death or disability of a director or, upon the termination of service as a director at the time of or after a change of control event. Our Company has a deferral program for the equity compensation of our non-employee directors which allows them to defer the receipt of all or a portion of their restricted stock unit awards and receive the underlying shares of Common Stock after termination of service or on a specified payment date. Any dividends payable with respect to those deferred restricted stock units will also be deferred and will be paid in accordance with a non-employee director’s payment election. The deferred dividend equivalents may be paid in cash or converted into additional restricted stock units and ultimately paid in shares of our Common Stock on a one-to-one basis. The vesting of the deferred restricted stock units is accelerated in the event of the death or disability of a non-employee director or upon a change of control event.

24    2021 PROXY STATEMENT

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

2020 NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth the compensation paid, awarded or earned with respect to each of our non-employee directors during 2020. We do not provide our non-employee directors with initial inducement awards upon joining our Board other than the regular annual equity award granted to our existing non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Peggy Alford	105,000	135,000	240,000
John H. Alschuler	98,750	135,000	233,750
Eric K. Brandt	115,000	135,000	250,000
Steven R. Hash	197,500	197,500	395,000
Daniel J. Hirsch	95,000	135,000	230,000
Diana M. Laing	95,000	135,000	230,000
Steven L. Soboroff	122,500	135,000	257,500
Andrea M. Stephen	127,500	135,000	262,500

(1)

Pursuant to our Director Phantom Stock Plan, each director receiving compensation, except Messrs. Alschuler, Brandt and Soboroff, elected to defer part of his or her annual cash retainers for 2020 and to receive such compensation in Common Stock at a future date. Therefore, for 2020 compensation, Messrs. Hash and Hirsch and Mses. Alford, Laing and Stephen were credited with 3,397, 3,589, 2,324, 4,619 and 1,732 stock units, respectively, which vested during 2020 as their service was provided.

(2)

The amounts shown represent the grant date fair value computed in accordance with Statement of Financial Accounting Standards Bulletin ASC Topic 718 referred to as “FASB ASC Topic 718,” of restricted stock awards granted under our 2003 Incentive Plan. Any estimated forfeitures were excluded from the determination of these amounts and there were no forfeitures of stock awards during 2020 by our directors. Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2021.

Messrs. Alschuler, Brandt, Hirsch and Soboroff and Mses. Alford, Laing and Stephen each received 14,531 restricted stock units and Mr. Hash received 21,259 restricted stock units on June 18, 2020 under our 2003 Incentive Plan. The closing price per share of our Common Stock on that date was $9.29.

As of December 31, 2020, our non-employee directors held the following number of unpaid phantom stock units and unvested restricted stock units:

Name	Unpaid Phantom Stock Units (#)	Unvested Restricted Stock Units (#)
Peggy Alford	2,318	14,531
John H. Alschuler	—	14,531
Eric K. Brandt	—	14,531
Steven R. Hash	—	21,259
Daniel J. Hirsch	—	14,531
Diana M. Laing	—	14,531
Steven L. Soboroff	—	14,531
Andrea M. Stephen	2,344	14,531

2021 PROXY STATEMENT    25

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

EXECUTIVE OFFICERS

The following table sets forth, as of March 31, 2021, the names, ages and positions of our executive officers and the year each became an executive officer.

Name	Age	Position	Executive Officer Since
Thomas E. O’Hern	65	Chief Executive Officer	1993
Edward C. Coppola	66	President	1993
Ann C. Menard	57	Senior Executive Vice President, Chief Legal Officer and Secretary	2018
Douglas J. Healey	58	Senior Executive Vice President, Head of Leasing	2018
Scott W. Kingsmore	53	Senior Executive Vice President, Chief Financial Officer and Treasurer	2019
Kenneth L. Volk	58	Executive Vice President, Business Development	2019

26    2021 PROXY STATEMENT

EQUITY OWNERSHIP

EQUITY OWNERSHIP OF DIRECTORS, NAMED EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our Common Stock and OP Units exchangeable for shares of our Common Stock, as of March 22, 2021, unless otherwise noted, for (i) each of our current directors, (ii) each of our named executive officers who is not a director, (iii) our directors and executive officers as a group and (iv) each person known by our Company to beneficially own more than 5% of our outstanding shares of Common Stock. All information in the following table is based on Schedules 13D, 13G and/or any amendments thereto, filed with the SEC, and on information supplied to us by our directors and officers. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their respective names. As of March 22, 2021, there were 179,491,992 shares of our Common Stock outstanding.

Name and Address of Beneficial Owner**	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Common Stock(2)	Amount and Nature of Beneficial Ownership of OP Units(1)(3)		Percent of Common Stock and OP Units(4)
Peggy Alford	5,982	(5)	*	—		*
John H. Alschuler	8,851	(6)	*	—		*
Eric K. Brandt	5,434	(7)	*	—		*
Edward C. Coppola	501,927	(8)	*	1,844,762	(9)	1.29%
Steven R. Hash	17,793	(10)	*	—		*
Daniel J. Hirsch	4,732	(11)	*	—		*
Diana M. Laing	13,107	(12)	*	—		*
Thomas E. O’Hern	123,621	(13)	*	507,945	(14)	*
Steven L. Soboroff	2,125	(15)	*	—		*
Andrea M. Stephen	71,755	(16)	*	—		*
Scott W. Kingsmore	30,375	(17)	*	67,365	(18)	*
Douglas J. Healey	65,498	(19)	*	68,350	(20)	*
Kenneth L. Volk	35,138	(21)	*	68,659	(22)	*
All directors and executive officers as a group (14 persons)(23)	896,338		*	2,633,862		1.94%
BlackRock, Inc.(24)	21,011,260		11.71%	—		11.71%
The Vanguard Group, Inc.(25)	17,824,333		9.93%	—		9.93%

*	Less than 1%.

**	Unless otherwise indicated, the business address of each person or entity is c/o The Macerich Company, 401 Wilshire Blvd., Suite 700, Santa Monica, California 90401.

(1)

Except as provided under applicable state marital property laws or as otherwise noted, each individual in the table above has sole voting and investment power over the shares of Common Stock and/or OP Units (as defined in Note 3 below) listed.

(2)

Assumes that none of our outstanding OP Units or LTIP Units (as defined in Note 3) held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units).

(3)

Our Company is the sole general partner of, and owns an aggregate of approximately 95% of the OP Units in, our Operating Partnership. Our Operating Partnership holds directly or indirectly substantially all of our interests in the Centers. Our Company conducts all of its business through our Operating Partnership, the property partnerships, corporations and limited liability companies that own title to our Centers and various management companies. In connection with our formation as well as subsequent acquisitions of certain Centers, OP Units were issued to certain persons in connection with the transfer of their interests in such Centers. The OP Units are redeemable at the election of the holder and our Company may redeem them for cash or shares of Common Stock on a one-for-one basis (subject to anti-dilution provisions), at our Company’s election.

Our Long Term Incentive Plan or “LTIP” allows for the issuance of limited partnership units in the form of a class of units of our Operating Partnership referred to as “LTIP Units,” as more fully described on pages 54-55 of this Proxy Statement. LTIP Units may be performance-based, service-based or fully-vested. Upon the occurrence of specified events, any vested LTIP Units can over time achieve full parity with the common OP Units of our Operating Partnership at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units.

2021 PROXY STATEMENT    27

EQUITY OWNERSHIP

(4)

Assumes that all OP Units or LTIP Units held by the person are redeemed for shares of Common Stock (assuming, in the case of any LTIP Units, they have first been converted into OP Units) and that none of our OP Units or LTIP Units held by other persons are redeemed for or converted into shares of Common Stock.

(5)

In addition to the securities disclosed in the above table, Ms. Alford has 14,531 stock units that will vest after May 21, 2021 under our 2003 Incentive Plan and 9,982 phantom stock units credited under the terms of our Eligible Directors’ Deferred Compensation/Phantom Stock Plan referred to as our “Director Phantom Stock Plan,” the vesting and terms of which are described under “Compensation of Non-Employee Directors” above. Stock units, including the stock units issued under our 2003 Incentive Plan and our Director Phantom Stock Plan, are payable solely in shares of Common Stock, do not represent outstanding shares, do not have voting rights and are non-transferrable.

(6)

In addition to the securities disclosed in the above table, Mr. Alschuler has 9,692 vested stock units, 3,606 stock units credited as dividend equivalents and 14,531 stock units that will vest after May 21, 2021 under our 2003 Incentive Plan and 5,443 phantom stock units credited under our Director Phantom Stock Plan.

(7)	In addition to the securities disclosed in the above table, Mr. Brandt has 14,531 stock units that will vest after May 21, 2021 under our 2003 Incentive Plan.

(8)

Includes 8,945 shares of Common Stock held for Mr. Coppola under our 401(k)/Profit Sharing Plan. Also includes 53,426 shares held by a family limited partnership of which Mr. Coppola has sole beneficial ownership and 28,000 shares held in a family trust of which Mr. Coppola has shared beneficial ownership.

(9)

Includes 163,990 OP Units held in a family trust of which Mr. Coppola has shared beneficial ownership, 73,199 vested LTIP Units and 99,510 service-based LTIP Units that will vest after May 21, 2021. In addition to the securities disclosed in the above table, Mr. Coppola has 417,855 unvested performance-based LTIP Units.

(10)

In addition to the securities disclosed in the above table, Mr. Hash has 9,568 vested stock units, 3,406 stock units credited as dividend equivalents and 21,259 stock units that will vest after May 21, 2021 under our 2003 Incentive Plan and 6,537 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(11)

In addition to the securities disclosed in the above table, Mr. Hirsch has 5,330 vested stock units, 1,849 stock units credited as dividend equivalents and 14,531 stock units that will vest after May 21, 2021 under our 2003 Incentive Plan and 12,306 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(12)

In addition to the securities disclosed in the above table, Ms. Laing has 12,285 vested stock units, 5,127 stock units credited as dividend equivalents and 14,531 stock units that will vest after May 21, 2021 under our 2003 Incentive Plan and 61,932 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(13)

Includes 10,660 shares of Common Stock held for Mr. O’Hern under our 401(k)/Profit Sharing Plan. Also includes 2,390 shares held by Mr. O’Hern as custodian for his children and 1,860 shares Mr. O’Hern holds jointly with two of his children.

(14)

Includes 151,457 vested LTIP Units and 150,284 service-based LTIP Units that will vest after May 21, 2021. In addition to the securities disclosed in the above table, Mr. O’Hern has 607,073 unvested performance-based LTIP Units.

(15)

In addition to the securities disclosed in the above table, Mr. Soboroff has 12,763 vested stock units, 5,421 stock units credited as dividend equivalents and 14,531 stock units that will vest after May 21, 2021 under our 2003 Incentive Plan.

(16)

Includes 63,289 shares held by Ms. Stephen’s husband. In addition to the securities disclosed in the above table, Ms. Stephen has 7,804 vested stock units, 2,751 stock units credited as dividend equivalents and 14,531 stock units that will vest after May 21, 2021 under our 2003 Incentive Plan and 19,639 phantom stock units credited under the terms of our Director Phantom Stock Plan.

(17)

Includes 24,477 shares held by a family trust of which Mr. Kingsmore has shared beneficial ownership. In addition to the securities disclosed in the table above, Mr. Kingsmore has 1,935 stock units that will vest after May 21, 2021.

(18)

Includes 9,841 vested LTIP Units and 56,404 service-based LTIP Units that will vest after May 21, 2021. In addition to the securities disclosed in the above table, Mr. Kingsmore has 73,250 unvested performance-based LTIP Units.

(19)	In addition to the securities disclosed in the above table, Mr. Healey has 2,679 stock units that will vest after May 21, 2021.

(20)

Includes 10,419 vested LTIP Units and 56,692 service-based LTIP Units that will vest after May 21, 2021. In addition to the securities disclosed in the above table, Mr. Healey has 74,532 unvested performance-based LTIP Units.

(21)

All shares disclosed in the table are held by his living trust in which he is the sole beneficiary. In addition to the securities disclosed in the above table, Mr. Volk has 1,786 stock units that will vest after May 21, 2021.

(22)

Includes 10,419 vested LTIP Units and 56,692 service-based LTIP Units that will vest after May 21, 2021. In addition to the securities disclosed in the above table, Mr. Volk has 74,532 unvested performance-based LTIP Units.

(23)	Includes certain LTIP Units. See footnotes above.

(24)

The Schedule 13G/A filed with the SEC on January 26, 2021 indicates that the reporting entity is a parent holding company and has sole voting power with respect to 20,167,512 shares and sole dispositive power with respect to 21,011,260 shares, reporting on behalf of the following subsidiaries: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited and BlackRock Fund Managers Ltd. The business address of BlackRock is 55 East 52nd Street, New York, New York 10055.

28    2021 PROXY STATEMENT

EXECUTIVE OFFICER BIOGRAPHICAL INFORMATION

(25)

The Schedule 13G/A filed with the SEC on February 10, 2021 indicates that the reporting entity is a registered investment advisor and has shared voting power with respect to 460,207 shares, sole dispositive power with respect to 17,273,670 shares and shared dispositive power with respect to 550,663 shares, reporting on behalf of the following subsidiaries: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. The business address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

EXECUTIVE OFFICER BIOGRAPHICAL INFORMATION

Biographical information concerning Messrs. Coppola and O’Hern is set forth above under the caption “Information Regarding our Director Nominees.”

Douglas J. Healey was appointed as our Senior Executive Vice President, Head of Leasing in March 2020 and previously served as our Executive Vice President of Leasing from March 2016 until March 2020. Mr. Healey joined our Company in May 2005 as a Senior Vice President of Leasing following our acquisition of the Wilmorite portfolio. Mr. Healey directs strategic leasing for our Company’s entire portfolio of regional shopping centers and has over 25 years of expertise in the retail industry, specializing in retail merchandising. Prior to joining our Company, he held various leasing positions with Wilmorite Properties from 1991 until 2005. Mr. Healey is a member of the International Council of Shopping Centers.

Scott W. Kingsmore became our Chief Financial Officer and Treasurer on January 1, 2019 and was appointed a Senior Executive Vice President in March 2020. Mr. Kingsmore is responsible for accounting, financial and tax reporting, investor relations, raising capital through debt and equity markets and information technology systems. His tenure at our Company started in 1996 as Vice President and Controller, and since then he has served in key roles in finance for over 20 years, most recently as Senior Vice President of Finance from April 1, 2004 until December 31, 2018. Prior to joining our Company, he worked for Westfield America within its corporate accounting department. Mr. Kingsmore was also a certified public accountant with PricewaterhouseCoopers from 1991 to 1995, and he graduated from University of California at Los Angeles in 1991.

Ann C. Menard joined our Company on January 29, 2018 as an Executive Vice President and has been our Chief Legal Officer and Secretary since March 1, 2018. Ms. Menard became one of our Senior Executive Vice Presidents as of March 2020. Prior to joining our Company, Ms. Menard was U.S. General Counsel and Managing Director for Tishman Speyer, a global real estate owner, operator, developer and fund manager from October 2005 through December 2017, where she managed legal activities and risk in connection with operations in major U.S. markets including Los Angeles, San Francisco, Silicon Valley, Seattle, Chicago and Atlanta. Prior to joining Tishman Speyer, Ms. Menard was a partner in the real estate and corporate finance departments at O’Melveny & Myers, LLP in their Los Angeles and Newport Beach offices. Ms. Menard is a member of the Corporate Governance Council, National Association of Real Estate Investment Trusts and received her JD, magna cum laude, from Loyola Law School of Los Angeles in 1991, after graduating with a Bachelor of Arts degree from the University of California, Los Angeles.

Kenneth L. Volk was appointed Executive Vice President of Business Development in January 2019 and directs common area retail, media and sponsorship, brand experiences and alternative revenue, as well as short-term inline leasing. Mr. Volk joined our Company in 2007 as Senior Vice President and Chief Marketing Officer overseeing business development and marketing. He has over 25 years of experience in the retail REIT industry, specializing in marketing and communications. Prior to joining our Company, Mr. Volk served as Senior Vice President of Marketing and Communication for The Mills Corporation from September 2002 to March 2007, where he also oversaw strategic partnerships and the Mills TV digital media network. Mr. Volk also previously served as Senior Vice President of Shopping Center Marketing for Simon Property Group from May 1989 until August 2002.

2021 PROXY STATEMENT    29

COMPENSATION DISCUSSION AND ANALYSIS

Contact Our Board

Individual stockholders or any other interested parties may contact our entire Board of Directors or individual members of our Board of Directors, our non-management directors as a group or the Chairman of the Board, by sending an e-mail as follows:

•	Board of Directors
boardofdirectors@macerich.com

•	Non-Management Directors
nonmanagementdirectors@macerich.com

•	Chairman of the Board
chairman@macerich.com

Such communications may also be submitted in writing in care of:

Attention: Secretary

The Macerich Company

401 Wilshire Boulevard, Suite 700

Santa Monica, CA 90401

All communications are distributed to our Board, or to any individual director or directors as appropriate, depending on the facts and circumstances of the communication. Our Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of our Board be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, business solicitations or advertisements.

The following Report of the Compensation Committee shall not be deemed soliciting material or to be filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors of The Macerich Company, a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis in this Proxy Statement with management. Based on such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2020 and this Proxy Statement for our 2021 Annual Meeting of Stockholders.

The Compensation Committee

Andrea M. Stephen, Chair

Eric K. Brandt

Steven R. Hash, ex officio

Daniel J. Hirsch

Steven L. Soboroff

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program, how the program is designed to support the achievement of our key strategic and financial objectives, and the compensation decisions the Compensation Committee made under the program for our named executive officers, who for 2020 were:

Named Executive Officers	Title
Thomas E. O’Hern	Chief Executive Officer
Edward C. Coppola	President
Scott W. Kingsmore	Senior Executive Vice President, Chief Financial Officer and Treasurer
Douglas J. Healey	Senior Executive Vice President, Head of Leasing
Kenneth L. Volk	Executive Vice President, Business Development

For purposes of this CD&A, we refer to the Compensation Committee as the “Committee.”

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

BUSINESS HIGHLIGHTS

2020 was an extraordinarily challenging year for our Company, as the COVID-19 global pandemic stormed the U.S. in the first quarter, forcing all of our Centers to close, resulting in many of our tenants halting rent payments. Through the diligent efforts of the Macerich management team, we fortified the Company and reshaped our strategic plans to quickly adapt. We immediately took steps to ensure the health and safety of our employees, our tenants, our service providers and our community shoppers. We also quickly adopted measures to conserve liquidity, such as pausing development projects where appropriate and practicable, drawing down our line of credit, reducing our dividend and negotiating deferrals of certain mortgage loan payments. Over the second and third quarters we worked with local, state and national authorities to safely reopen our properties. By October 2020, our entire portfolio was open and operational, enabling us to improve occupancy, rent collections and cash flow despite reduced capacity limits mandated by state and local COVID-19 regulations.

Significant accomplishments include:

OPERATIONAL

• Rent collections, which had dipped to approximately 35% in April and May, improved as the year progressed with collection rates of approximately 89% in the third quarter and approximately 94% in the fourth quarter

• Average rent per square foot was $61.87 at December 31, 2020, representing a 1.3% increase over 2019

• Instituted extensive COVID-19 related protocols, including, among others, upgrading ventilation systems to hospital-grade air filtration, enhanced cleaning and sanitization protocols, compliance with mask-wearing mandates, social distance, customer queueing and path of travel protocols

• Secured the stringent, highly regarded Bureau Veritas SafeGuard™ Hygiene Excellence and Safety Certification during 2020 and in early 2021

LEASING

• Of our approximately 200 national tenants, we have received payment from and/or agreed to repayment terms for approximately 96% of those tenants, based on gross rent

• Negotiated thousands of COVID-19 workout lease amendments, including over 2,200 amendments during the fourth quarter alone

• Opened 173 new stores totaling over 875,000 square feet

• Maintained a strong leasing pipeline for 2021 new store openings totaling approximately 900,000 square feet

• Secured commitments for 70% of leased square footage expiring in 2021, and are negotiating letters of intent for the remaining 30%

• Executed leases totaling approximately 900,000 square feet during the fourth quarter, only 8% less than pre-COVID-19 levels during the fourth quarter of 2019

• Secured 1,200 temporary in-line lease agreements occupying nearly 1.9 million square feet by year end, with over 800 temporary tenants during the holiday season, matching the 2019 temporary occupancy levels

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COMPENSATION DISCUSSION AND ANALYSIS

COMMUNITY OUTREACH

During 2020, our Company engaged in many community initiatives, including:

• Made our real estate available for and hosted many essential functions, such as drive-through COVID-19 testing and vaccination facilities, food drives and first responder parking, and for community activities, such as drive through graduation ceremonies, church services and drive-in concerts and movies

• Donated over 1.4 million meals to support local food banks

• Continued to support charities in the communities in which we do business, including providing needed supplies for first responders

• Participated in marketing campaigns with the use of billboards and other media at our Centers for stay-at-home campaigns, healthy hygiene protocols and blood drives

• Donated iPads to hospitals for use by patients requiring connection to family and friends

• Donated over 500 laptops to schools in New York, California and Arizona to support disadvantaged students with online learning

ENVIRONMENTAL/ SUSTAINABILITY

• #1 GRESB ranking within Retail/Americas for the sixth consecutive year

• Top Ranking on CDP Climate ‘A’ List for the fifth year

• One of five REITs designated as sector leaders on Barron’s list of America’s Most Sustainable Companies announced in 2020

• Retail “Leader in the Light” Environmental Award for years 2016-2019 from Nareit

• Environmental Protection Agency’s Green Power Partnership List of Top 30 On-Site Generation Companies

EMPLOYEE ENGAGEMENT/ CULTURE

• Retention of key talent during this very challenging year

• No layoffs or furloughs

• Development of diversity, equity and inclusion programming, referred to internally as the DREAM initiative

• Provided guidance and resources to employees to assist with the challenges and disruptions created by COVID-19, including:

• information on childcare and eldercare resources,

• mental health and wellness programs

• individualized assistance through Macerich’s robust Employee Assistance Program

• technology upgrades to assist in remote work

• providing laptops to employees to assist families and children with remote learning

• Regular employee engagement programming such as:

• video meetings with various operational teams with guest executive speakers

• regular newsletters to our employee population

• lunch and learn programs

• events recognizing specific employee contributions

• Most successful Whole Life Challenge™ in Company history, with 65% participation[1]

[1]	The Whole Life Challenge™ is a six-week health and wellness challenge that we sponsor for employees.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION HIGHLIGHTS

Compensation Elements.    The following chart summarizes, for each component of our ongoing executive compensation program, the objectives and key features and the compensation decisions made by the Committee for our named executive officers:

Pay Element	Objectives and Key Features	2020 Highlights

Salary	• Relatively low, fixed cash pay based on the scope and complexity of each position, the officer’s experience, competitive pay levels and general economic conditions

• 2020 salaries remained unchanged from 2019 levels for all named executive officers, except Mr. Kingsmore, whose salary was increased to be more competitive with market practices as well as to align with salaries for peer executives within our Company

Annual Incentive Bonus

• Variable short-term incentive

• Rewards achievement of both corporate and individual performance

• Measures and goals are established to support annual strategies and operating plans designed to support our Company’s short-term financial and strategic objectives:

• Corporate goals (Same Center NOI growth, FFO per diluted share, releasing spreads, EBITDA margin improvement and general and administrative expenses as a percentage of revenue) were weighted 75%, and evaluated formulaically against pre-established threshold, target, and maximum goals

• Individual performance against pre-established goals was weighted 25%

• Consistent with prior years, the Committee initially developed a proposed 2020 “scorecard” of financial and strategic performance objectives early in the year based on our then-current annual operating plans. However, this scorecard had not been fully approved by the Committee when the COVID-19 pandemic suddenly and severely impacted our business operations

• At the onset of the pandemic, we immediately adapted our strategic plans to focus on crisis-related priorities, including protecting the health and safety of our employees, tenants, service providers and shoppers; conserving liquidity; collecting rents; negotiating tenant workouts and reopening Centers

• During the second half of fiscal 2020, our Committee decided to bifurcate the year for purposes of evaluating performance, with the original draft scorecard and original personal goals of each executive used to evaluate performance for the first two quarters and the revised second half scorecard setting forth certain pandemic-related strategic goals used to evaluate the performance for the last two quarters

• Due to the material adverse impact of the pandemic on our business, we did not achieve the corporate financial goals under the original draft scorecard. However, the Committee evaluated each named executive officer’s individual performance at the maximum, reflecting the team’s agility and resilience in navigating the crisis, resulting in weighted payout of 25% of each executive’s target bonus for the first half of 2020

• The Committee evaluated the management team’s achievement of the pandemic-related strategic goals at target for the second half of 2020, resulting in a weighted payout of 50% of each executive’s target bonus

• In total, each named executive officer earned 75% of their target bonus for 2020 which resulted in bonus reductions for all named executive officers of approximately 32-39% from 2019. Refer to “Compensation for 2020 Performance – Annual Incentives” for more detail

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COMPENSATION DISCUSSION AND ANALYSIS

Pay Element	Objectives and Key Features	2020 Highlights

Long-Term Incentives

2020 Performance-Based LTIP Units

• Variable long-term incentive

• Provides incentive for our executive officers to take actions that contribute to the creation of stockholder value and outperform other equity REITs which are investment alternatives for our stockholders

• May be earned from 0% to 150% of target based on our TSR over the three-year performance period compared to publicly-traded, US-based equity REITs in the Nareit Index which are categorized as “mall” or “shopping center” REITs (the “Equity Peer REITs”). Refer to “Role of Data for Peer Companies” for more detail.

2020 Service-Based LTIP Units

• Vest in equal annual installments over a three-year period to promote stockholder alignment, retention and stability of our management team

• Target LTIP Unit grant values for the awards made January 1, 2020 were at same levels as in 2019 for all named executive officers, except Mr. O’Hern

• In 2019, notwithstanding the terms of his letter agreement, Mr. O’Hern volunteered to reduce the size of his 2019 long-term incentive awards by $2,000,000 in order to provide incentive compensation for our Company’s senior vice presidents

• Mr. O’Hern’s 2020 target LTIP Unit value, which was granted prior to the U.S. onset of the COVID-19 crisis, was at the normal target level of $6,000,000.

• For 2021, and again, notwithstanding the terms of his letter agreement, Mr. O’Hern volunteered to reduce the size of his 2021 long-term incentive awards by $1,500,000. Mr. Coppola also volunteered to reduce the size of his typical long-term incentive awards by $600,000 for 2021. The Committee approved these reductions and determined, in consultation with Mr. O’Hern, to offer the reduced awards to the balance of the management team to provide more meaningful long-term incentive compensation to those executives.

• 75% of the 2020 target LTIP value was granted in performance-based LTIP Units and 25% of target LTIP value was granted in service-based LTIP Units to our CEO and President

• 50% of 2020 target LTIP value was granted in performance-based LTIP Units and 50% of target LTIP value was granted in service-based LTIP Units for our named executive officers other than our CEO and President

• None of the performance-based LTIP Units granted in 2018 were earned because our relative TSR for the 2018-2020 performance period was below the 25th percentile, evidencing our pay-for-performance philosophy

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COMPENSATION DISCUSSION AND ANALYSIS

Target Total Direct Compensation Mix

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COMPENSATION DISCUSSION AND ANALYSIS

LTIP Pay for Performance Alignment.    The forfeiture, and tracking forfeiture, of the performance-based LTIP Unit awards for 2017 through 2022 reflects strong pay for performance alignment with respect to the applicable performance periods. The graphic below summarizes the performance periods and outcome, or projected outcome, of our performance-based LTIP Unit awards in 2017, 2018, 2019 and 2020, through December 31, 2020.

LTIP Performance Period	2017	2018	2019	2020	2021	2022		Status	%Payout
2017 3-year LTIP	100% Complete						▼	Below Threshold and 100% Forfeited	0%
2018 3-Year LTIP		100% Complete					▼	Below Threshold and 100% Forfeited	0%
2019 3-Year LTIP			67% Complete				▼	Tracking Below Threshold	0%(1)
2020 3-Year LTIP				33% Complete			▼	Tracking Below Threshold	0%(1)

(1)

The performance period for these awards remains open and the payout percentage for these awards has not been determined. The payout percentage is reflected as 0% in the table to indicate that, if the performance period applicable to the award had ended as of December 31, 2020, the Company’s relative TSR ranking considered for purposes of the awards would have been below the applicable Threshold level and the awards would have been forfeited. We make no prediction as to the future performance of our stock.

The three-year performance period for the 2018 performance-based LTIP Unit awards has been completed and the entire award was forfeited because the Company did not achieve the Threshold relative TSR ranking.

The total amount realized with respect to the outstanding 2019 and 2020 performance-based LTIP Unit awards will be determined following the three-year performance periods ending December 31, 2021 and 2022, respectively. If the performance period had ended on December 31, 2020, the 2019 and 2020 performance-based LTIP Unit awards would have resulted in $0 realized pay due to the failure to satisfy the Threshold relative TSR achievement level.

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COMPENSATION DISCUSSION AND ANALYSIS

Target vs. Realizable CEO Compensation

As illustrated above, the majority of our Chief Executive Officer’s compensation opportunity is “at risk” and tied to performance goals and our relative TSR. Because a significant portion of compensation opportunity is in the form of equity awards, the value is also tied to our absolute TSR. Our pay-for-performance philosophy is further illustrated by comparing target total direct compensation to “realizable” compensation for each of the past three years, which after taking into account actual performance, demonstrates alignment of pay and performance.

(1)

Target TDC for 2019 includes target LTIP grant value of $4 million, as Mr. O’Hern volunteered to reduce the size of his 2019 long-term incentive award by $2 million. Mr. O’Hern’s 2020 target LTIP grant value, which was granted prior to the U.S. onset of the COVID-19 crisis, was at the normal target level of $6 million. In 2021, Mr. O’Hern again volunteered to reduce his target LTIP grant value by $1.5 million.

Target pay includes base salary, target annual incentive compensation, and the target grant-date fair value of long-term incentives in 2018 for Mr. A. Coppola and in each of 2019 and 2020 for Mr. O’Hern. Realizable pay includes: (i) annual base salary earned; (ii) actual annual incentive earned in respect of the applicable year; and (iii) the value of performance-based LTIP Units (assuming the performance period had ended December 31, 2020) and service-based LTIP Units as of December 31, 2020, including earned dividend equivalents. None of the performance-based LTIP Units granted in 2018 were earned, and none of the performance-based LTIP Units granted in 2019 and 2020 would have been earned at December 31, 2020 based on our relative TSR performance as of such date. The value of the service-based LTIP Units is based on our closing stock price on December 31, 2020, the last trading day of fiscal 2020. This chart and the total realizable pay reported in this chart provide supplemental information regarding the compensation paid to our Chief Executive Officer and should not be viewed as a substitute for the 2020 Summary Compensation Table. We believe that showing realizable compensation illustrates for stockholders the alignment between pay and performance.

2020 Say-on-Pay Vote

At our 2020 Annual Meeting of Stockholders, more than 95% of the votes cast were in favor of the non-binding, advisory Say-on-Pay resolution. The level of support was a significant improvement from 2019 vote, when approximately 71% of the votes cast were in favor of this proposal. The Committee considered both the results of the 2020 advisory vote on executive compensation, as well as feedback from our ongoing engagement with stockholders on a variety of issues, including executive compensation and corporate governance. As part of our commitment to ongoing transparent communication with our stockholders, we will continue this open dialogue to ensure we understand stockholder views on these important issues.

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COMPENSATION DISCUSSION AND ANALYSIS

Compensation Governance Highlights

Our executive compensation and corporate governance programs are designed to closely link pay with operational performance and increases in long-term stockholder value while minimizing excessive risk taking. To help us accomplish these important objectives, we have adopted the following policies and practices:

No Excessive Risk Taking.    Our compensation program is designed to not incentivize excessive risk taking by participants. We conduct an annual risk assessment of all of our compensation programs.

No Excise Tax Gross-Ups.    None of our Company’s executives are entitled to any excise tax gross-ups.

Double-Trigger Equity Vesting.    Our equity awards are subject to double-trigger vesting acceleration in connection with a change of control.

Robust Stock Ownership Guidelines.    We have robust stock ownership policies for our named executive officers and directors, and each individual who is subject to them is in compliance with those policies. See “Stock Ownership Policies” on page 47 of this Proxy Statement.

Holding Period.    Until the minimum required stock ownership level is achieved, our named executive officers must retain 50% of the net-after-tax profit shares from vesting of equity compensation awards. See “Stock Ownership Policies” on page 47 of this Proxy Statement.

Clawback Policy.    We have a clawback policy that allows us to recover certain cash and equity incentive compensation paid to our executive officers if the compensation was based on achieving financial results that were subsequently restated and the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

No Repricing.    We do not permit repricing of underwater options or SARs or permit exchange of underwater options or SARs for other awards or cash, without prior stockholder approval.

Anti-Hedging Policy.    We have a policy prohibiting all of our directors, officers and employees from engaging in any hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of our securities. This policy also prohibits short sales and the purchase and sale of publicly traded options of our Company.

Anti-Pledging Policy.    In addition, we have a policy (a) prohibiting all our directors and executive officers from pledging our securities if they are unable to meet our stock ownership requirements without reference to such pledged shares and (b) recommending that our directors and executive officers not pledge our Company’s securities. Currently, no shares of our Company are pledged by our directors and executive officers.

Independent Compensation Consultant.    The Committee engages an independent compensation consulting firm that provides us with no other services.

Annual Say-on-Pay.    We annually submit our executive compensation program for our named executive officers to say-on-pay advisory votes for stockholder consideration.

Compensation Philosophy and Objectives

Our executive compensation program is designed to achieve the following objectives:

•	Attract, retain and reward experienced, highly-motivated executives who are capable of leading our Company in executing our corporate strategy.

•	Link compensation earned to achievement of our Company’s short-term and long-term financial and strategic goals.

•

Align the interests of management with those of our stockholders by providing a substantial portion of compensation in the form of equity-based incentives and maintaining robust stock ownership requirements.

•	Adhere to high standards of corporate governance.

The Committee believes strongly in linking compensation to corporate performance: the annual incentive awards are primarily based on overall corporate performance and vesting of 75% of the long-term incentive equity awards for our CEO and President and 50% for all other named executive officers depends on our three-year relative TSR compared to our Equity Peer REITs. The Committee also recognizes individual

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COMPENSATION DISCUSSION AND ANALYSIS

performance in making its executive compensation decisions. The Committee believes this is the best program overall to attract, motivate and retain highly skilled executives whose performance and contributions benefit our Company and our stockholders.

The Committee does not have a strict policy for allocating a specific portion of compensation to our named executive officers between cash and non-cash or short-term and long-term compensation. Instead, the Committee considers how each component promotes retention and/or motivates performance by the executive. The Committee believes it utilizes the right blend of cash and equity to provide appropriate incentives for executives while aligning their interests with those of our stockholders and encouraging the executives’ long-term commitment to our Company.

Role of the Compensation Committee

The Committee reviews and approves the compensation for our executive officers, reviews our overall compensation structure and philosophy and administers certain of our employee benefit and stock plans, with authority to authorize awards under our incentive plans. The Committee currently consists of four independent directors, Ms. Stephen (Chair) and Messrs. Brandt, Hirsch, and Soboroff.

Role of Management

Management, under the leadership of our Chief Executive Officer, develops our Company’s strategy and corresponding internal business plans, which our executive compensation program is designed to support. Our Chief Executive Officer also provides the Committee with his evaluation of the performance of and his recommendations on compensation for his direct reports, including the other named executive officers.

Role of Compensation Consultant

The Committee may, in its sole discretion, retain or obtain the advice of any compensation consultant as it deems necessary to assist in the evaluation of director or executive officer compensation and is directly responsible for the appointment, compensation and oversight of the work of any such compensation consultant. The Committee retained FW Cook as its independent compensation consultant with respect to our compensation programs. FW Cook’s role is to evaluate the existing executive and non-employee director compensation programs, assess the design and competitive positioning of these programs, and make recommendations for change, as appropriate. The Committee considered the independence of FW Cook and determined that its engagement of FW Cook does not raise any conflicts of interest with our Company or any of our directors or executive officers. FW Cook provides no other consulting services to our Company, executive officers or directors.

Role of Data for Peer Companies

FW Cook periodically conducts competitive reviews of our executive compensation program, including a competitive analysis of pay opportunities for our named executive officers as compared to the relevant peer group selected by the Committee. The Committee reviews compensation practices at peer companies to inform itself and aid it in its decision-making process so it can establish compensation programs that it believes are reasonably competitive. In 2019, FW Cook conducted a competitive analysis of our executive compensation program versus a refreshed compensation peer group, which included the following U.S.-based, publicly-traded REITs:

Acadia Realty Trust	Simon Property Group, Inc.

Brixmor Property Group, Inc.	SITE Centers

Douglas Emmett, Inc.	SL Green Realty Corp.

Federal Realty Investment Trust	Tanger Factory Outlets

JBG Smith Properties	Taubman Centers, Inc.

Kilroy Realty Corporation	VEREIT, Inc.

Kimco Realty Corporation	Vornado Realty Trust

Regency Centers Corporation	Weingarten Realty

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COMPENSATION DISCUSSION AND ANALYSIS

The group included our direct mall REIT competitors, both larger and smaller than us, as well as other REITs, primarily selected based on size, headquartered in Southern California, and/or with a meaningful number of retail properties in their portfolio. At the time FW Cook conducted the 2019 competitive review, our twelve-month average total capitalization was in the median range compared to the peer group. The Committee continues to believe that these REITs best reflect a complexity and breadth of operations, as well as the amount of capital and assets managed, similar to our Company.

The Committee does not set compensation components to meet specific benchmarks. Instead, the Committee focuses on a balance of annual and long-term compensation, which is heavily weighted toward “at risk” performance-based compensation. Peer group data is not used as the determining factor in setting compensation because each officer’s role and experience is unique. The Committee believes that ultimately the decision as to appropriate compensation for a particular officer should be made based on a full review of that officer’s and our Company’s performance.

COMPENSATION FOR 2020 PERFORMANCE

Compensation opportunities for each named executive officer consisted of a base salary, an annual bonus opportunity, and long-term incentives, each of which is described in more detail below.

Base Salary

As they do annually, the Committee members reviewed base salaries of the named executive officers to determine whether they remain appropriate based on the factors identified above. 2020 salaries remained unchanged from 2019 levels for all named executive officers, except Mr. Kingsmore, whose salary was increased on January 1, 2020 to better align with market practices as well as peer executives.

Annual Incentives

Each executive officer has a target annual incentive opportunity, expressed as a percentage of base salary. Target bonus was 200% of base salary for Messrs. O’Hern and Coppola and 100% of base salary for all other named executive officers.

The Committee set target bonuses for Messrs. O’Hern and Coppola at a higher percentage of base salary than the other executives because their positions are those of strategic leaders who manage and direct our other named executive officers. Actual bonuses can range from 0% to 200% of each executive’s target bonus, based on the Committee’s assessment of annual performance against the objectives established for the year.

In early 2020, the Committee developed a draft “scorecard” of financial and strategic objectives consistent with past practice, against which performance would be evaluated to determine annual incentives for the named executive officers. The scorecard objectives were designed to reward the successful execution of our strategies and were consistent with our external guidance as initially disclosed in the first quarter of 2020. Six corporate measures would determine 75% of each participating executive’s earned bonus and the remaining 25% was based on the Committee’s assessment of the executive’s individual performance.

When the COVID-19 pandemic suddenly and severely impacted business operations, the draft scorecard initially being considered by the Committee immediately became obsolete, and we adapted our strategic plans to focus on crisis-related priorities, including protecting the health and safety of our employees, tenants, service providers and shoppers, conserving liquidity, collecting rents, negotiating tenant workouts and reopening our Centers.

In order to evaluate performance and determine earned 2020 annual incentives, the Committee split the year into two halves:

•	The original scorecard was used to evaluate performance for the first and second quarters of 2020

•	The revised set of pandemic-related strategic goals was used to evaluate performance for the third and fourth quarters of 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

Measures for First Half of 2020

2020 Corporate Goals—Weighted 75%

2020 Goals
Measure	Weighting	Threshold	Target	Max
Payout	g	50%	100%	200%
Same Center NOI Growth(1)	12.5%	0.75%	1.00%	1.25%
FFO per Diluted Share(2)(3)	12.5%	$ 3.45	$3.50	$3.55
Big Box Lease-up(4)	12.5%	70%	80%	90%
Year-end Occupancy	12.5%	94.3%	94.6%	94.9%
Key Sustainability Metrics	12.5%
Relative G&A as a % of Revenue	12.5%	Top Quartile

(1)	Excludes leasing expenses

(2)	Excludes the impact of acquisitions/dispositions

(3)

FFO per diluted share represents funds from operations per share on a diluted basis, excluding financing expenses in connection with Chandler Freehold and loss on extinguishment of debt. For the definition of FFO and a reconciliation of FFO to net operating income attributable to common stockholders, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations” in our Annual Report on Form 10-K for the year ended December 31, 2020.

(4)	Related to Sears and Forever 21 lease rejections/terminations as a result of their bankruptcy filings.

While performance was below the threshold goal for all of the above economic measures at 12/31/2020, resulting in no payout under the initial draft scorecard, at the end of Q1 2020, the Company was trending at target for both Same Center NOI Growth and FFO per Diluted Share while the remaining measures were not readily quantifiable in a single quarter.

Individual Performance—Weighted 25%

A portion of the annual incentive is based on an assessment of individual performance in order to reward individual achievements and contributions. In making the individual determinations, the Committee took into consideration each named executive officer’s individual contributions to our operational and financial performance in 2019, as well as their individual accomplishments and performance relative to their objectives for the year. The Committee has the discretion to award between 0% and 200% of the named executive officer’s target individual award opportunity.

With respect to Mr. O’Hern:    His leadership of the management team and the entire Company through every aspect of our operations during this extraordinary year. Some examples included:

•	creating the strategic path for our Company to successfully navigate through the many challenges posed by the COVID-19 pandemic;

•

leading our Company’s efforts to preserve liquidity by drawing down our Company’s line of credit in the early days of the pandemic, reducing the dividend and pausing all development projects where appropriate and practicable and initiating the efforts, where possible, to get mortgage lenders to defer debt service payments during the periods of mall closures;

•

leading the Company’s employees through the first pandemic in over 100 years and maintaining a fully functional workforce, many of whom were working remotely, and maintaining morale and collaboration through the challenges posed by COVID-19;

•	engaging with state and local government officials to develop re-opening plans after the initial COVID-19 related closures;

•

leading the Company’s efforts to ensure the health and safety of our employees, tenants, service providers and shoppers by, among other things, enhancing filtration systems and cleaning protocols across our portfolio; and

•	engaging in extensive investor and lender outreach to keep them apprised of our Company’s plans to navigate through the COVID-19 pandemic successfully.

With respect to Mr. Coppola:    His leadership and achievements included:

•

leading negotiations in connection with JC Penney bankruptcy, including securing four stores which were slated to close safeguarding entitlements, reduced parking ratios and expanded development rights;

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COMPENSATION DISCUSSION AND ANALYSIS

•	taking a lead role in critical negotiations with department stores and theatres for payment of rents and development rights throughout our portfolio;

•	securing the contact for the sale of Paradise Valley, which closed in the first quarter of 2021; and

•	continuing to strengthen relationships with key tenants and non-core asset groups.

With respect to Mr. Kingsmore:    His success in his role as Chief Financial Officer, including:

•	overseeing mortgage debt deferrals and multiple mortgage loan extensions with no change to interest rates;

•	leading the second phase of Yardi, a new enterprise planning resources system, which included all primary accounting, retail manager and leasing modules;

•	working closely with the leasing group, reviewing and approving the majority of COVID-19 related workouts and related lease renewal packages;

•	overseeing complex accounting, operational and financial reporting disclosures in light of COVID-19; and

•	engaging in extensive investor and lender outreach to keep them apprised of the Company’s post-COVID-19 business plans.

With respect to Mr. Healey:    His success in his role as head of Leasing, including:

•	ensuring proper strategy, resources, organization and staffing during the unprecedented COVID-19 crisis;

•	achieving successful openings of 173 new tenants totaling 875,000 square feet and 433 lease extensions totaling 1.6 million square feet;

•	maintaining a strong leasing pipeline for 2021;

•	working closely with tenants on COVID-19 related workouts and bankruptcy workouts; and

•	mentoring two new executive vice presidents in leasing.

With respect to Mr. Volk:    His success in his role as head of Business Development, including:

•	securing 1,200 temporary in-line leases occupying 1.9 million square feet by year end with over 800 temporary tenants during the holiday season, matching 2019 temporary occupancy levels;

•	securing over 800 defer-to-abate workout agreements to secure rent and occupancy;

•	securing over 3,800 new temp/media agreements;

•	coordinating a tenant webinar with PriceWaterhouseCoopers and US Bank to present information on COVID-19 CARES Act programs; and

•

executing long-term unique agreements with Candytopia, The Friends Experience, Toyota Showroom, Puma NBA All Star Event; Grinch Experience and SoulCycle, amongst others, generating top rents and filling large vacancies.

Based on each executive’s accomplishments for 2020, as well as considering the team’s resilience and prompt response to the challenges created by the pandemic in the second quarter of 2020, the Committee scored the individual performance category at 200% of target for all named executive officers.

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COMPENSATION DISCUSSION AND ANALYSIS

Measures for Second Half of 2020—Weighted 100%

At the onset of the pandemic, we immediately adapted our strategic plans to focus on crisis-related priorities, which the Committee used to evaluate performance for the second half of the year in lieu of reliance on the initial draft scorecard and personal goals established in the beginning of 2021. Performance objectives were established in three categories: Liquidity, Operations, and Culture, and performance highlights in each of these categories are outlined below.

LIQUIDITY

Rent Collections and Tenant Leasing Resolutions: We significantly improved rent collections during the year from approximately 35% for the period of the peak closure orders in April and May to approximately 94% in the fourth quarter. Of the approximately 200 national tenants in our portfolio, we received payment from and/or agreed to repayment terms for approximately 96% of those tenants, based on gross rent.

Progress on Renewing Line of Credit: Although we made progress on negotiations of a new line of credit prior to the commencement of the COVID-19 pandemic, we elected to exercise our one-year extension right on our existing line of credit in July of 2020 given the uncertainty arising out of the pandemic and the related government closure orders. We continued our negotiations with our lenders through the balance of 2020 and closed on a new line of credit in April 2021.

Paradise Valley Entitlements: We made significant progress on securing entitlements and in negotiating acquisitions from Dillards and Macy’s which allowed the closing of the sale of this asset in the first quarter of 2021.

Expense Reduction/Cost Containment:

• Preserved over $290 million of cash in 2020 through use of a stock dividend and dividend reductions.

• Preserved approximately $155 million of cash from reduced planned development and operating capital expenditures

• Preserved over $25 million of cash through reduced controllable operating expenses

• Negotiated deferrals of debt service payments on nineteen mortgage loans totaling $47 million Deferred real estate taxes to the extent such relief was available

OPERATIONS

Re-Open Centers: During the trough of the COVID-19 pandemic, all but a few of the Company’s malls had been forced to close pursuant to government orders, except for the continued operation of essential retail and services. Approximately 74% of the gross leasable area, which was occupied prior to the COVID-19 closures, had closed. Many of the stores that remained open did so on a limited-hours basis. Working diligently with local and national authorities, while prioritizing the health and safety of our employees, tenants, service providers, and shoppers, we were pleased to have our entire portfolio open and operational by the fourth quarter.

Occupancy: We established the goal of increasing average occupancy at all of the Company’s open malls to at least 80%. At December 31, 2020, portfolio-wide occupancy was 89.7%.

Tenant Bankruptcy Workouts: Tenant bankruptcies were at an all-time high in 2020, fueled by the COVID-19 pandemic. While several of these retailers were already on the path to restructurings and/or insolvency over the next several years, the crisis accelerated bankruptcies of dozens of retailers into 2020. The biggest bankruptcy of the year was JCPenney. Of our 27 JCPenney locations, only two closed, and we have an executed replacement lease for one location and a signed letter of intent for the other. Excluding JCPenney, 2020 bankruptcy filings included 41 tenants in 296 locations with a total of 2.1 million square feet. Eighteen of these tenant bankruptcies resulted in liquidation, and in total, 1 million square feet of leases were terminated as a result of bankruptcy lease rejections. Our leasing team, in partnership with asset management, oversaw the workout of the other 23 tenants, which resulted in securing 161 locations and 1.1 million square feet.

Significant Progress on 10-Year Portfolio Strategy: Completed initial phase of identifying properties as hold or sell, and candidates for redevelopment with a focus on use diversification and densification. Transaction timing and supporting capital plan is pending and cannot be effectively determined until the continued volatility and uncertainties posed by COVID-19 have dissipated and the capital markets have return to some semblance of normal.

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COMPENSATION DISCUSSION AND ANALYSIS

CULTURAL

Ensuring engagement and motivation of employees. Throughout the COVID-19 crisis, our leadership team kept the organization motivated with strong morale, including while working remotely, effectively harmonizing engagement across properties and regional offices. Highlights include:

•   Retention of key talent during this very challenging year, with no layoffs or furloughs

•   Most successful Whole Life Challenge™ in Company history, with 65% participation[1]

•   Achievement of One Million Meals philanthropy challenge

•   Development of diversity, equity and inclusion programming, referred to internally as the DREAM initiative

•   Regular employee engagement programming, such as

•   Video meetings with various operational teams with guest executive speakers

•   Regular newsletters to our employee population

•   Lunch and learn programs

•   Events recognizing specific employee contributions

Community Outreach. During 2020, the Company engaged in numerous community initiatives, including

• Donating food and supplies to support first responders and hospitals

• Donating real estate for essential functions, drive-through testing facilities, first responder parking and food drives, drive by high school graduations

• Donating to local non-profit charities

• Making Company billboards and other media available for stay-at-home campaigns, healthy hygiene protocols and blood drives

• Donating iPads to hospitals for use by patients requiring connection to family and friends

The Committee evaluated the team’s overall performance against these strategic goals at 100% of target.

Summary of Resulting 2020 Earned Bonuses

Resulting 2020 Earned Bonuses: 75% of Target – Approximately 32-39% Reduction from 2019 Earned Bonuses

First Half Performance—weighted 50%.    Performance was below threshold for the corporate performance metrics, resulting in 0 payout for 75% of the award. Based on each executive’s individual performance, as well as considering the team’s resilience and prompt response to the challenges created by the pandemic in the second quarter of 2020, the Committee scored the individual performance category at maximum for all named executive officers, resulting in a 200% payout for 25% of the award. The resulting payout for the first half of the year was 50% of target; or 25%, on a time-weighted basis.

Second Half Performance—weighted 50%.    The Compensation Committee evaluated the team’s performance against the second-half strategic goals on a holistic basis and determined performance was achieved at 100% of the target level, or 50% of target on a time-weighted basis.

[1]	The Whole Life Challenge™ is a six-week health and wellness challenge that we sponsor for employees.

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COMPENSATION DISCUSSION AND ANALYSIS

The resulting total bonuses for 2020 were 75% of target for each named executive officer.

The resulting earned bonuses for our named executive officers for 2020 were approximately 32-39% less than earned bonuses for 2019.

Name	2019 Bonus	2020 Bonus	Percentage Reduction from 2019

Thomas E. O’Hern	$1,812,000	$1,200,000	~34%

Edward C. Coppola	$1,952,000	$1,200,000	~39%

Scott W. Kingsmore	$ 549,000	$ 375,000	~32%

Douglas J. Healey	$ 610,000	$ 375,000	~39%

Kenneth L. Volk	$ 600,000	$ 375,000	~38%

Long-Term Incentives

Our long-term equity-based incentive program is an important means to align the interests of our executives and our stockholders, to encourage our executives to adopt a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure.

2020 Long-Term Incentive Program

For 2020, the Committee approved for each named executive officer an aggregate grant date fair value for these awards, which were granted on January 1, 2020 in the form of LTIP Units. That amount was divided between two types of LTIP Units as follows:

Performance-Based LTIP Units.    May be earned from 0% to 150% of the target number of units awarded based on our TSR performance relative to the Equity Peer REITs for the three-year performance period from January 1, 2020 through December 31, 2022. Payouts, as a percentage of target units, for the performance-based LTIP Units for various levels of relative TSR performance are outlined in the following table, with linear interpolation for performance between performance levels.

Macerich Relative TSR Raking vs. Peer REITs	Percentage of Target LTIP Units That Vest*
< 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
>=75th Percentile	150%

*	Payout interpolated for performance between levels.

Seventy-five percent (75%) of the target annual LTIP grant value for our CEO and President and fifty percent (50%) for the other named executive officers was granted in the form of performance-based LTIP Units.

2021 PROXY STATEMENT    45

COMPENSATION DISCUSSION AND ANALYSIS

Service-Based LTIP Units.    Vest in equal annual installments over a three-year period to promote retention and further alignment of our executives’ interests with those of our stockholders. Twenty-five percent (25%) of the target LTIP grant value for our CEO and President and fifty percent (50%) for the other named executive officers was granted in the form of service-based LTIP Units.

2021 Long-Term Incentive Program

For 2021, the Committee granted the same mix of performance-based and time-based LTIP units as for our 2020 grants, i.e., 75% performance-based LTIP units for our CEO and President and 50% for other named executive officers. However, there were two primary changes to the 2021 long-term incentive program:

•

Target LTIP Unit grant values for the awards made January 1, 2021 for Mr. O’Hern and Coppola were reduced from the target values granted on January 1, 2020. Notwithstanding the terms of his letter agreement, Mr. O’Hern volunteered to reduce the size of his 2021 long-term incentive awards by $1,500,000. Similarly, Mr. Coppola volunteered to reduce the size of his 2021 long-term incentive award grant value by $600,000 from his typical award. Messrs. O’Hern and Coppola recommended that the Committee utilize those reductions to fund increased grants of LTIP units for the balance of the executive team in recognition of their efforts. The Committee accepted that recommendation.

•

The Committee changed the design of the performance-based LTIP component to better support our multi-year business strategies and align pay delivery with executive performance. The 2021 performance-based LTIPs may be earned from 0 to 150% of the target number of units awarded based on our performance versus three-year FFO per Share goals (weighted 50%) and three-year Permanent Occupancy goals (weighted 50%), with potential modification based on our relative TSR versus the Equity Peer REITs. The Committee selected FFO per Share and Permanent Occupancy because it believes these are the most important drivers of long-term value creation. All goals were established prior to the start of the performance period.

•

For the FFO per Share component, performance for each of 2021, 2022, and 2023 fiscal years will each be weighted 20% (60% total), and three-year cumulative FFO per share for the 2021-2023 performance period will be weighted 40%.

•	For the Permanent Occupancy component, year-end Permanent Occupancy for 2021, 2022, and 2023 will be weighted 20%, 20%, and 60%, respectively.

Macerich’s TSR performance relative to the Equity Peer REITs for the three-year performance period from January 1, 2021 through December 31, 2023 may modify the number of LTIP units earned on the FFO per Share and Permanent Occupancy metrics. If the Company’s relative TSR is equal to or below the 25th percentile, the number of earned LTIP units will be reduced by 20%; if the Company’s relative TSR is equal to or greater than the 75th percentile, the number of earned LTIP units will be increased by 20%; if the Company’s relative TSR is between the 25th percentile and 75th percentile, the modifier will be interpolated (i.e., 50th percentile relative TSR results in no modification).

Executive Benefits

Certain of our named executive officers participate in our deferred compensation plan available to all Vice Presidents and above who earn more than $120,000 annually. See the “Nonqualified Deferred Compensation” table on page 57 of this Proxy Statement for more information. We also provide our named executive officers with life insurance, medical and disability insurance, and use of a private aircraft in which our Company owns a fractional interest, to allow them to devote more time to our business. Refer to footnote 6 to the Summary Compensation Table on page 53 of this Proxy Statement for additional detail.

Offer Letter with Mr. O’Hern

In connection with Thomas E. O’Hern’s election as Chief Executive Officer effective January 1, 2019, our Company entered into a letter agreement with Mr. O’Hern on April 26, 2018 that provides Mr. O’Hern with certain compensation and benefits during the period commencing April 26, 2018 and ending April 25, 2021 (the “Term”). During the Term, Mr. O’Hern’s annual base salary is $800,000 and his target annual bonus is equal to 200% of his annual base salary. The letter agreement provides that all or a portion of his annual bonuses payable in respect of fiscal years 2018, 2019 and 2020 may be paid in cash, fully vested LTIP Units, fully vested shares or a combination thereof as determined by the Compensation Committee of the Board of Directors, with such allocation subject to Mr. O’Hern’s consent. The letter agreement also specifies that Mr. O’Hern’s target long-term incentive grant value is $6,000,000 for each calendar year of the Term, with the allocation between performance-based and time-based awards, vesting provisions, and other terms the same as annual grants made to other executive officers. The letter agreement also provided Mr. O’Hern a one-time award of fully vested LTIP Units granted on April 26, 2018 with a grant date value of $5,000,000, 50% of which will be subject to repayment if Mr. O’Hern’s employment is terminated by the Company for cause or Mr. O’Hern resigns for any reason other than good reason on or prior to April 25, 2019.

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COMPENSATION DISCUSSION AND ANALYSIS

Notwithstanding the terms of his letter agreement, Mr. O’Hern volunteered to reduce the size of his 2019 long-term incentive awards by $2,000,000 and such amount was instead used to fund an incentive bonus pool of $2,000,000 for other senior executives tied to same center growth and EBITDA margin growth. His January 1, 2020 grant was at the normal target level of $6,000,000. Notwithstanding the terms of his letter agreement, Mr. O’Hern volunteered to reduce the size of his January 1, 2021 LTIP Unit grant by $1,500,000.

Mr. O’Hern will also continue to participate in the Change in Control Severance Pay Plan for Senior Executives (as described below) during the Term. Upon a termination of Mr. O’Hern’s employment without cause or his resignation with good reason (other than in a circumstance that would entitle him to severance benefits under the Severance Plan for Senior Executives) during the Term, Mr. O’Hern would be entitled to receive: (a) a prorated annual bonus for the year of termination, based on actual performance, (b) an amount equal to (i) the sum of his base salary and the average of the three annual incentive bonuses awarded to him in respect of his service as Chief Executive Officer for the immediately preceding three years (or, if such termination occurred before the fiscal year 2018 bonus was payable, his target annual bonus, or, if one or two such bonuses have been awarded, the average of such bonuses) multiplied by (ii) the quotient of the number of days between his termination date and April 25, 2021, divided by 365, (c) a lump sum cash payment equal to the monthly COBRA continuation rate multiplied by 36, and (d) outplacement services for 12 months pursuant to our outplacement services for senior executives. In addition, the letter agreement provides that all long-term incentive awards granted to Mr. O’Hern shall vest upon the termination of his employment by the Company for no reason or for any reason other than for cause, termination of his employment for good reason or due to his death or disability on terms no less favorable to those contained in the award agreements for his LTIP Unit awards.

Severance Benefits

On November 2, 2017, we adopted The Macerich Company Change in Control Severance Pay Plan for Senior Executives, which we refer to as the “Severance Plan for Senior Executives,” which covers our Chief Executive Officer, President and other senior executive officers. The Severance Plan for Senior Executives provides specified payments and benefits in connection with a qualifying termination of employment following a “change in control” (as defined in the Severance Plan for Senior Executives). Our goal in providing severance and change in control payments and benefits is to offer sufficient cash continuity protection such that our named executive officers will focus their full time and attention on the requirements of the business rather than potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to our named executive officers following a change in control, rather than negotiating severance at the time that a named executive officer’s employment with us terminates. We have also determined that accelerated vesting provisions with respect to equity awards in connection with a termination related to a change in control of our Company are appropriate because they encourage our named executive officers to stay focused on the business in those circumstances, rather than focusing on the potential implications for them personally. For a description of our severance and change in control agreements with certain of our named executive officers, see “Potential Payments Upon Termination or Change in Control” below.

Stock Ownership Policies

Our Board believes that our directors and executive officers should have a meaningful investment in our Common Stock in order to more closely align their interests with those of our stockholders. Accordingly, our Board has established stock ownership policies for executives and non-employee directors.

Executive Stock Ownership Requirements.     Executives must own Common Stock or any class of our equity securities or units of our Operating Partnership with a value equal to at least the following multiples of their respective base salaries.

Position	Ownership Requirement as Multiple of Base Salary
Chief Executive Officer	6x
Other Named Executive Officers	3x

Non-Employee Director Stock Ownership Requirements.     Non-employee directors must own Common Stock or any class of our equity securities or units of our Operating Partnership with a value equal to at least five times the annual cash retainer for Board service.

2021 PROXY STATEMENT    47

COMPENSATION DISCUSSION AND ANALYSIS

Until the required ownership level is achieved, executives and non-employee directors subject to the guidelines must retain at least 50% of net-after-tax profit shares from equity compensation awards. Net-after-tax profit shares are shares from vesting of equity grants and/or shares received upon exercise of stock options, net of shares tendered or withheld for payment of the exercise price and net of taxes. This retention requirement will also apply if an executive or director becomes non-compliant due to a reduction in stock price.

These policies also set forth the forms of equity interests in our Company which count toward stock ownership (any pledged securities do not count) and allow our Board to approve exceptions from time to time for this stock ownership policy. Our policy further provides that a non-employee director who is prohibited by law or by the regulations of his or her employer from having an ownership interest in our Company’s securities shall be exempt. Refer to our Guidelines on Corporate Governance, which are posted on our website. All of our directors and named executive officers that are subject to these stock ownership policies are in compliance with them.

Clawback Policy

We have a clawback policy that allows us to recover certain cash and equity incentive compensation paid to our executive officers if the compensation was based on achieving financial results that were subsequently restated and the amount of the executive officer’s incentive compensation would have been lower had the financial results been properly reported.

Anti-Hedging/Anti-Pledging Policy

We have a policy prohibiting all of our directors, officers and employees from engaging in any hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of our securities. This policy also prohibits short sales and the purchase and sale of publicly traded options of our Company. In addition, we have a policy (a) prohibiting all our directors and executive officers from pledging our securities if they are unable to meet our stock ownership requirements without reference to such pledged shares and (b) recommending that our directors and executive officers not pledge our securities. Currently, no shares of our Company are pledged by our directors and executive officers.

Accounting and Tax Issues

The Committee considers both the accounting and tax issues raised by the various compensation elements for our Company and our executives.

LTIP Units.     As described on pages 54-55 of this Proxy Statement, LTIP Units of our Operating Partnership are intended to qualify as “profits interests” for federal income tax purposes and as such initially do not have full parity, on a per unit basis, with our common OP Units with respect to liquidating distributions. Such parity can be achieved over time through priority allocations of “book-up gains” attributable to appreciation of the Operating Partnership’s assets. LTIP Units, regardless of when they were issued, are eligible to share in allocable “book-up gains” since the most recent book-up or book-down of the limited partners’ capital accounts.

Tax Deductibility of Compensation Expense.     Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers or former executive officers. For taxable years beginning before January 1, 2018 (i) these executive officers consisted of a public corporation’s chief executive officer and up to three other executive officers (other than the chief financial officer) whose compensation is required to be disclosed to stockholders under the Exchange Act because they are our most highly-compensated executive officers and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements are met.

Pursuant to the Tax Cuts and Jobs Act of 2017, which was signed into law on December 22, 2017, for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s chief financial officer is also subject to the deduction limit and anyone who was a named executive officer in any year after 2016 will remain a covered employee for as long as he or she (or his or her beneficiaries) receives compensation from the company. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive will not be deductible.

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COMPENSATION DISCUSSION AND ANALYSIS

In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the Compensation Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of, and changes in, the tax laws, and other factors beyond the Compensation Committee’s control also affect the deductibility of compensation. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. The Compensation Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense.

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. In addition to traditional nonqualified deferred compensation plans, Section 409A of the Code applies to certain severance arrangements, bonus arrangements and equity awards. We structure all our nonqualified deferred compensation plans, severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

2021 PROXY STATEMENT    49

EXECUTIVE COMPENSATION TABLES

EXECUTIVE COMPENSATION

The following table and accompanying notes show for our Chief Executive Officer, our Chief Financial Officer and our three most highly compensated executive officers, as of December  31, 2020, the aggregate compensation paid, awarded or earned with respect to such persons in the years indicated.

SUMMARY COMPENSATION TABLE—FISCAL YEARS 2018-2020

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)(3)	Stock Awards ($)(2)(3)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Thomas E. O’Hern	2020	800,000		1,200,000	5,999,968	—	376,030	8,375,998
Chief Executive Officer	2019	800,000		1,812,000	3,999,981	—	326,068	6,938,049
	2018	728,462	(7)	750,000	7,794,571	—	82,494	9,355,527

Edward C. Coppola	2020	800,000		1,200,000	3,599,981	—	265,909	5,865,890
President	2019	800,000		1,952,000	3,599,944	—	207,454	6,559,398
	2018	800,000		750,000	4,916,689	—	141,985	6,608,674

Scott W. Kingsmore(8)	2020	500,000		375,000	749,990	—	127,165	1,752,155
Senior Executive Vice President, Chief Financial Officer and Treasurer	2019	443,654		549,000	918,710	—	145,381	2,056,745

Douglas J. Healey	2020	500,000		375,000	749,990	—	119,566	1,744,556
Senior Executive Vice President,	2019	497,885	(9)	610,000	1,087,433	—	99,074	2,294,392
Head of Leasing	2018	450,000		225,000	286,875	—	20,398	982,273

Kenneth L. Volk(10)	2020	500,000		375,000	749,990	—	95,964	1,720,954
Executive Vice President,	2019	495,769		600,000	974,957	—	152,101	2,222,827
Business Development

(1)	Includes any amount of salary deferred under our qualified and nonqualified deferred compensation plans. See the “Nonqualified Deferred Compensation – Fiscal 2020” table below for more information.

(2)	SEC Reporting of Cash and Equity Awards

In reviewing the Summary Compensation Table, it is important to note that under SEC rules, cash incentive awards are generally reported in the table for the year that they are earned regardless of when they are paid, while equity awards are generally reported in the table for the year that they are granted (as determined in accordance with applicable accounting rules) regardless of when they are earned.

(3)	Bonuses Reported in Year 2020

As described in the Compensation Discussion and Analysis above, the annual incentive compensation awards for 2020 performance were paid in cash in March 2021. Under SEC rules, cash incentive awards are reported in the Summary Compensation Table for the year that they are earned, regardless of when they are paid. Accordingly, the cash bonuses paid for 2020 performance are reported in the “Bonus” column for 2020. These cash bonuses were paid in 2021 and were the only incentive awards granted in cash or equity to each named executive officer for their 2020 performance.

Bonuses Reported in Year 2019

The annual incentive compensation awards for 2019 performance were paid in cash in March 2020. These cash bonuses were paid in 2020 and were the only incentive awards granted in cash or equity to each named executive officer for their 2019 performance. As described below, the amount in the “Stock Awards” column for 2019 reflects the grant date fair value of a portion of the equity incentive awards granted in March 2019 for Messrs. Kingsmore, Healey and Volk’s performance in 2018.

Stock Award Reported in Year 2019

Messrs. Kingsmore, Healey and Volk. Pursuant to our Restricted Stock/Stock Unit/LTIP Unit Bonus Program, participants, including Messrs. Kingsmore, Healey and Volk, were offered the opportunity to elect to receive up to 50% of their cash bonus in the form of an equity award that vests over three years. Subject to certain conditions, if a participant timely elected to receive an equity award instead of cash, he or she received an equity award that has a market value (not considering the effect of vesting restrictions) as of the date of the award equal to 1.5 times the amount he or she would otherwise have received in cash. Messrs. Kingsmore, Healey and Volk elected in advance to participate in the Restricted Stock/Stock Unit/LTIP

50    2021 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Unit Bonus Program and therefore received equity in lieu of 50% of their incentive cash bonus for 2018 performance. The equity award was granted to Messrs. Kingsmore, Healey and Volk on March 8, 2019 for 2018 performance and was in the form of a stock unit award that vests over three years. See also footnote (4) below.

Bonus and Stock Award Reported in Year 2018

Messrs. O’Hern and Coppola. The annual incentive compensation awards for 2018 performance were paid in cash in March 2019. Accordingly, the cash bonuses paid for 2018 performance are reported in the “Bonus” column for 2018. These cash bonuses were paid in 2019 and were the only incentive awards granted in cash or equity to Messrs. O’Hern and Coppola for their 2018 performance.

Mr. Healey. As described above, Mr. Healey, was offered the opportunity to elect to receive up to 50% of his cash bonus in the form of an equity award that vests over three years. Mr. Healey elected in advance to participate in the Restricted Stock/Stock Unit/LTIP Unit Bonus Program and therefore received equity in lieu of 50% of his incentive cash bonus for 2018 performance. The “Bonus” column for 2018 for Mr. Healey shows the amount of the incentive bonus awarded for his 2018 performance that was paid in cash. The amount in the “Stock Awards” column for 2018 reflects the grant date fair value of a portion of the equity annual incentive award granted in March 2018 for Mr. Healey’s performance in 2017. See also footnote (4) below.

(4)	Stock Awards Reported in Year 2020

The amounts reflected in this column for 2020 relate to performance-based LTIP Units and service-based LTIP Units granted in 2020 under our LTIP and 2003 Incentive Plan. These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.

Performance-Based LTIP Units.    The aggregate grant date fair values for performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$4,499,986
Edward C. Coppola	$2,699,992
Scott W. Kingsmore	$374,994
Douglas J. Healey	$374,994
Kenneth L. Volk	$374,994

The actual value with respect to our 2020 annual performance-based LTIP unit awards is contingent upon our total stockholder return relative to the total stockholder return of our Peer REITs over a three-year measurement period that will end on December 31, 2022. Assuming that maximum performance is achieved under our 2020 annual performance-based LTIP Units awards, the value at the grant date of the awards would each have been as follows: Mr. O’Hern—$6,749,979; Mr. Coppola—$4,049,988; Mr. Kingsmore—$562,491; Mr. Healey—$562,491 and Mr. Volk—$562,491, respectively.

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$1,499,982
Edward C. Coppola	$899,989
Scott W. Kingsmore	$374,996
Douglas J. Healey	$374,996
Kenneth L. Volk	$374,996

Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2021.

Stock Awards Reported in Year 2019

The amounts reflected in this column for 2019 relate to performance-based LTIP Units and service-based LTIP Units granted in 2019 under our LTIP and 2003 Incentive Plan. For Messrs. Kingsmore, Healey and Volk, the amount reported also reflects the grant date fair value of a portion of the equity annual incentive award granted in March 2019 for their performance in 2018, which was in the form of a stock unit award that vests over three years (see also footnote (2) above). These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

2021 PROXY STATEMENT    51

EXECUTIVE COMPENSATION TABLES

a.

Performance-Based LTIP Units.    The aggregate grant date fair values for performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$2,999,997
Edward C. Coppola	$2,699,997
Scott W. Kingsmore	$337,487
Douglas J. Healey	$374,985
Kenneth L. Volk	$374,985

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$999,984
Edward C. Coppola	$899,964
Scott W. Kingsmore	$337,497
Douglas J. Healey	$374,978
Kenneth L. Volk	$374,978

c.

Restricted Stock Units.    The aggregate grant date fair value for restricted stock unit award, which represents 50% of Messrs. Kingsmore, Healey and Volk’s annual incentive award earned for 2018 performance was as follows:

Scott W. Kingsmore	$243,726
Douglas J. Healey	$337,470
Kenneth L. Volk	$224,994

Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2019 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2020.

Stock Awards Reported in Year 2018

The amounts reflected in this column for 2018 for Messrs. O’Hern and Coppola relate to performance-based LTIP Units, service-based LTIP Units and fully-vested LTIP Units granted in 2018 under our LTIP and 2003 Incentive Plan. For Mr. Healey, the amount reported reflects the grant date fair value of a portion of the equity annual incentive award granted in March 2018 for Mr. Healey’s performance in 2017, which was in the form of a stock unit award that vests over three years (see also footnote (2) above). These amounts represent the value at the grant date computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.

a.

Performance-Based LTIP Units.    The aggregate grant date fair values for performance-based LTIP Unit awards based upon the probable outcome of the performance conditions as of the grant date were as follows:

Thomas E. O’Hern	$1,499,985
Edward C. Coppola	$2,699,973

b.	Service-Based LTIP Units. The grant date fair values for service-based LTIP Unit awards were as follows:

Thomas E. O’Hern	$499,956
Edward C. Coppola	$899,947

c.

Fully-Vested LTIP Units.    The grant date fair values for fully-vested LTIP Unit awards represent each named executive officer’s, other than Mr. Healey’s, annual incentive award earned for 2017 performance. In addition, for Mr. O’Hern, the amount reported below includes the value of the one-time award of fully-vested LTIP Units awarded to him in connection with his promotion to the Chief Executive Officer position and in accordance with the terms of his offer letter, as discussed in more detail in the Compensation Discussion and Analysis.

Thomas E. O’Hern	$5,794,630
Edward C. Coppola	$1,316,769

52    2021 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

d.	Restricted Stock Units. The aggregate grant date fair value for restricted stock unit award, which represents 50% of Mr. Healey’s annual incentive award earned for 2017 performance was as follows:

Douglas J. Healey	$286,875

Assumptions used in the calculation of these amounts are set forth in footnote 19 to our audited financial statements for the fiscal year ended December 31, 2018 included in our Annual Report on Form 10-K filed with the SEC on February 25, 2019.

(5)	None of the earnings on the deferred compensation of our named executive officers for 2020 were considered above-market or preferential as determined under SEC rules.

(6)	“All Other Compensation” includes the following components for 2020:

	Matching Contributions under 401(k) Plan $	Matching Contributions under Nonqualified Deferred Compensation Plan $	Life Insurance Premiums $	Other Welfare Benefit Premiums $	Use of Private Aircraft $	Personal Days Payout $
Thomas E. O’Hern	11,400	120,785	3,572	34,117	—	206,156
Edward C. Coppola	11,400	—	5,202	28,192	14,959	206,156
Scott W. Kingsmore	11,400	43,837	867	22,599	—	48,462
Douglas J. Healey	11,400	—	1,207	8,884	—	98,075
Kenneth L. Volk	11,400	30,000	1,191	22,604	—	30,769

Matching Contributions.    Amounts shown include matching deferred compensation contributions by our Company as determined by our Board of Directors annually under our nonqualified deferred compensation plan and matching contributions by our Company under our 401(k) Plan. The amount of the matching contributions under these plans is determined in the same manner for all plan participants. See the “Nonqualified Deferred Compensation – Fiscal 2020” table below.

Other Welfare Benefit Premiums. Amounts shown reflect the premiums paid by our Company for medical and disability insurance.

Private Aircraft Use.    Amount shown reflects the incremental cost to our Company of such executive’s personal use of a private aircraft in which our Company owns a fractional interest. The incremental cost is determined by using the amount our Company is billed for such use less the portion reimbursed by the executives and such amount may include: landing fees, parking and flight planning expenses; crew travel expenses; supplies and catering; aircraft fuel and oil expenses; maintenance, parts and external labor (inspections and repairs); engine insurance expenses; position flight costs; and passenger ground transportation. Since the aircraft is used primarily for business travel, our Company does not include the fixed costs that do not change based on usage, such as management fees and acquisition costs.

Personal Time Payout.    The amounts shown reflect one-time payments made for accrued but unused personal days in connection with the elimination of defined paid vacation and personal days for Vice Presidents and above. From January 1, 2020 forward, vacation and personal time ceased to accrue for approximately 100 employees; the benefit costs for these employees will no longer be an expense on the Company’s financial statements.

(7)	Mr. O’Hern’s base salary increased to $800,000 effective April 26, 2018.

(8)	Mr. Kingsmore was not a NEO in 2018, so compensation for 2018 is not included.

(9)	Mr. Healey’s base salary increased to $500,000 effective January 1, 2019.

(10)	Mr. Volk was not a NEO in 2018, so compensation for 2018 is not included.

2021 PROXY STATEMENT    53

EXECUTIVE COMPENSATION TABLES

GRANTS OF PLAN-BASED AWARDS—FISCAL 2020

The following table provides information regarding performance-based LTIP Units, service-based LTIP Units and stock units granted to our named executive officers in 2020.

			Estimate Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Approval Date	Threshold (#)	Target (#)	Maximum (#)

Thomas E. O’Hern	1/1/2020	12/16/2019	80,935	161,870	242,805	—		4,499,986
	1/1/2020	12/16/2019	—	—	—	55,720	(3)	1,499,982

Edward C. Coppola	1/1/2020	12/16/2019	48,561	97,122	145,683	—		2,699,992
	1/1/2020	12/16/2019	—	—	—	33,432	(3)	899,989

Scott W. Kingsmore	1/1/2020	12/16/2019	6,744	13,489	20,233	—		374,994
	1/1/2020	12/16/2019	—	—	—	13,930	(3)	374,996
Douglas J. Healey	1/1/2020	12/16/2019	6,744	13,489	20,233	—		374,994

	1/1/2020	12/16/2019	—	—	—	13,930	(3)	374,996
Kenneth L. Volk	1/1/2020	12/16/2019	6,744	13,489	20,233	—		374,994
	1/1/2020	12/16/2019	—	—	—	13,930	(3)	374,996

(1)

Represents awards of performance-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 54-55 of this Proxy Statement. Performance will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2020 through December 31, 2022. The number of LTIP Units reported under the “Threshold (#)” subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our Equity Peer REITs was at the 25th percentile, which represents the minimum percentile rank that would entitle recipients to awards under the LTIP. The number of LTIP Units reported under the “Target (#)” subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our Equity Peer REITs was at the 50th percentile. The number of LTIP Units reported under the “Maximum (#)” subcolumn represents the number of LTIP Units that would be awarded if our performance relative to our Equity Peer REITs was at or above the 75th percentile.

(2)

The amounts reflected in this column represent the grant date fair value of these awards computed in accordance with FASB ASC Topic 718 as described in note (4) to the “Summary Compensation Table” above. Assumptions used in the calculation of these amounts are set forth in footnote 20 to our audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K filed with the SEC on February 24, 2021.

(3)	Represents awards of service-based LTIP Units granted under our LTIP and 2003 Incentive Plan as more fully described on pages 54-55 of this Proxy Statement.

Discussion of Summary Compensation and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid, awarded or earned, are generally described under “Compensation Discussion and Analysis” and in the footnotes to the compensation tables. The material terms of our LTIP, pursuant to which LTIP Units are granted, are described below. For a description of our severance and change of control agreements with certain of our named executive officers, see “Potential Payments Upon Termination or Change of Control” below.

LTIP Unit Awards

LTIP Units of our Operating Partnership are structured to qualify as “profits interests” for federal income tax purposes. Accordingly, LTIP Units initially do not have full parity, on a per unit basis, with our Operating Partnership’s common OP Units with respect to liquidating distributions. Upon the occurrence of specified events, the LTIP Units can over time achieve full parity with the common OP Units, at which time LTIP Units are convertible, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common OP Units. LTIP Units that have been converted into common OP Units and have become vested are redeemable by the holder for shares of Common Stock on a one-for-one basis or the cash value of such shares, at our Company’s election. LTIP Units generally may be subject to performance-based vesting or service-based vesting.

54    2021 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

2020 Performance-Based and Service-Based LTIP Units.    Our Chief Executive Officer and President were granted LTIP Units effective January 1, 2020, with 75% of the total award consisting of performance-based LTIP Units and 25% consisting of service-based LTIP Units. Our other named executive officers were granted LTIP Units effective January 1, 2020, with 50% of the total award consisting of performance-based LTIP Units and 50% consisting of service-based LTIP Units.

a. Performance-Based LTIP Units.    Performance-based awards were granted in 2020 to encourage executives to adopt a longer-term perspective and to reward them for creating stockholder value in a pay-for-performance structure. The 2020 performance-based LTIP Units are subject to performance-based vesting over the three-year period from January 1, 2020 through December 31, 2022, with the number of LTIP Units vesting, if any, depending on our relative total stockholder return over the performance period as described below. These LTIP Units are subject to forfeiture to the extent the applicable performance requirements are not achieved. Vesting of the LTIP Units is based on the percentile ranking of our total stockholder return per share of Common Stock relative to our Peer REITs, as measured at the end of the performance period. Total stockholder return will be measured by the compounded total annual return per share achieved by the shares of Common Stock of our Company or such Peer REIT and assumed reinvestment of all dividends and other distributions.

Depending on our total stockholder return relative to the total stockholder return of our Peer REITs, vesting of these LTIP Units will occur in accordance with the schedule below, with linear interpolation between performance levels. Determination of the vesting of our performance-based LTIP Units will occur earlier in the event of a change of control or qualified termination of employment (which generally includes a termination by our Company without cause or by the executive for good reason) based on our performance through the date of such event.

Company Percentile Ranking Relative to the Equity Peer REITs	Percentage of Target LTIP Units That Vest*
Below the 25th	0%
At the 25th	50%
At the 50th	100%
At or above the 75th	150%

*	Linear interpolation between performance levels.

Prior to the vesting of the 2020 performance-based LTIP Units, holders of the 2020 performance-based LTIP Units will be entitled to receive per unit distributions equal to 10% of the regular periodic distributions payable on a common OP Unit, but will not be entitled to receive any special distributions. Distributions on vested LTIP Units are equal in amount to the regular distributions paid on an equal number of common OP Units, which are equal in amount to the dividends paid on an equal number of shares of Common Stock.

b. Service-Based LTIP Units.    Service-based awards were granted in 2020 to support the long-term retention of our executives. The 2020 service-based LTIP Units vest in equal annual installments over a three-year period. Vesting is conditioned upon the executive remaining an employee of our Company through the applicable vesting dates, and subject to acceleration of vesting in the event of a change of control of our Company followed by certain qualifying terminations or the executive’s death or disability. Following the termination of the executive’s service relationship with our Company under specified circumstances, including termination by our Company without cause, or by the executive for good reason, his or her service-based LTIP Units will continue to vest in accordance with the vesting schedule.

Regular and other non-liquidating distributions were made with respect to the service-based LTIP Units from the date of their issuance to the executive. Distributions were in the same amount and at the same time as those made with respect to common OP Units. At the end of the vesting period, distributions will continue to be made only to the extent that the service-based LTIP Units have become vested.

2021 Performance-Based and Service-Based LTIP Units.    The Compensation Committee continued the LTIP program for 2021 and awarded LTIP Units to our Chief Executive Officer and President, with 75% of the total award consisting of performance-based LTIP Units and 25% consisting of service-based LTIP Units. The Compensation Committee awarded LTIP Units to our other named executive officers, with 50% of the total award consisting of performance-based LTIP Units and 50% consisting of service-based LTIP Units. The performance period for the 2021 performance-based LTIP Unit awards is January 1, 2021 through December 31, 2023. The number of 2021 performance-based LTIP Units that will vest will depend on our performance relative to financial and operational measures, as modified based on our relative total stockholder return versus a peer group of publicly-traded, U.S.-based equity REITs in the Nareit Index that are categorized as “mall” or “shopping center” REITs.

2021 PROXY STATEMENT    55

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

The following table provides information on the holdings of certain of our named executive officers of service-based LTIP Units and performance-based LTIP Units as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (7)
Thomas E. O’Hern	—	—	—	—	—	44,849	(1)	478,539	115,123	(6)	1,228,362
Edward C. Coppola	—	—	—	—	—	29,222	(1)	311,799	79,330	(6)	846,451
Scott W. Kingsmore	—	—	—	—	—	16,566	(2)	176,759	10,590	(6)	112,995
Douglas J. Healey	—	—	—	—	—	19,152	(3)	204,352	11,018	(6)	117,562
Kenneth L. Volk	—	—	—	—	—	17,017	(4)	181,571	11,018	(6)	117,562

(1)

Represents the unvested portion of the 2019 service-based LTIP Units that will vest on December 31, 2021 and the unvested portion of the 2020 service-based LTIP Units that will vest on December 31, 2021 and December 31, 2022.

(2)

Includes the unvested portion of the 2019 service-based LTIP Units that will vest on December 31, 2021, the unvested portion of the 2020 service-based LTIP Units that will vest on December 31, 2021 and December 31, 2022, 2,744 stock units that vested on March 15, 2021 and 1,935 stock units that will vest on March 15, 2022.

(3)

Includes the unvested portion of the 2019 service-based LTIP Units that will vest on December 31, 2021, the unvested portion of the 2020 service-based LTIP Units that will vest on December 31, 2021 and December 31, 2022, 4,298 stock units that vested on March 15, 2021 and 2,679 stock units that will vest on March 15, 2022.

(4)

Includes the unvested portion of the 2019 service-based LTIP Units that will vest on December 31, 2021, the unvested portion of the 2020 service-based LTIP Units that will vest on December 31, 2021 and December 31, 2022, 3,056 stock units that vested on March 15, 2021 and 1,786 stock units that will vest on March 15, 2022.

(5)

Based on a price of $10.67 per unit, which was the closing price on the NYSE of one share of our Common Stock on December 31, 2020. Assumes that the value of LTIP Units on a per unit basis is equal to the per share value of our Common Stock.

(6)

Represents awards of performance-based LTIP Units granted on January 1, 2019 and January 1, 2020 under our LTIP and 2003 Incentive Plan. The number of LTIP Units reported in this table represents 50% of the target number of performance-based LTIP Units granted in 2019 and 2020, which is based on our performance relative to our Equity Peer REITs during 2020 at the 25th percentile, which is the minimum percentile rank that would entitle recipients to awards under the LTIP. As discussed in the “Compensation Discussion and Analysis” above, none of the performance-based LTIP Units granted in 2019 and 2020 would have been earned assuming the performance period ended on December 31, 2020 based on our relative total stockholder return performance through such date.

(7)

The vesting of the 2019 performance-based LTIP Units will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2019 through December 31, 2021 and the 2020 performance-based LTIP Units will be measured on a cumulative basis at the end of the three-year performance period from January 1, 2020 through December 31, 2022. Although these LTIP Units have not vested, for purposes of this table, it is assumed that one performance-based LTIP Unit represents the economic equivalent of one share of Common Stock. The market value is based upon the closing price of our Common Stock on the NYSE on December 31, 2020 of $10.67.

56    2021 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTED—FISCAL 2020

The following table presents information regarding the vesting of LTIP Units and stock units during 2020 that were previously granted to certain of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)		Value Realized on Vesting ($) (1)
Thomas E. O’Hern	—	—	28,813		307,435
Edward C. Coppola	—	—	22,643		241,601
Scott W. Kingsmore	—	—	11,000	(2)	127,742
Douglas J. Healey	—	—	13,688	(3)	163,045
Kenneth L. Volk	—	—	11,681	(4)	136,091
(1)

This number includes (a) the vesting of stock units for Messrs. Kingsmore, Healey and Volk and (b) the vesting of service-based LTIP Units on December 31, 2020. An individual, upon the vesting of an equity award, does not receive cash equal to the amount contained in the Value Realized on Vesting column of this table. Instead, the amounts contained in the Value Realized on Vesting column reflect the market value of our Common Stock on the applicable vesting date. For purposes of this table, it is assumed one LTIP Unit represents the economic equivalent of one share of Common Stock. The LTIP Units do not realize their full economic value until certain conditions are met, as described on pages 54-55 of this Proxy Statement.

(2)	This number represents the vesting of 7,242 service-based LTIP Units and 3,758 stock units.

(3)	This number represents the vesting of 7,531 service-based LTIP Units and 6,157 stock units.

(4)	This number represents the vesting of 7,531 service-based LTIP Units and 4,150 stock units.

NONQUALIFIED DEFERRED COMPENSATION—FISCAL 2020

Certain of our named executive officers participate or participated in our 2005 Deferred Compensation Plan for Senior Executives, which was amended and restated as our 2013 Deferred Compensation Plan, effective January 1, 2013, referred to as our “Deferred Compensation Plan,” which also includes certain amounts deferred prior to 2005 under a predecessor plan. The following table provides information with respect to our named executive officers for the Deferred Compensation Plan for the fiscal year 2020.

Name	Executive Contributions in 2020 ($) (1)	Registrant Contributions in 2020 ($) (2)	Aggregate Earnings in 2020 ($) (3)	Aggregate Withdrawals/ Distributions during 2020 ($)	Aggregate Balance at 12/31/2020 ($) (4)
Thomas E. O’Hern	563,631	120,785	28,371	—	4,988,141
Edward C. Coppola	—	—	172,220	—	752,869
Scott W. Kingsmore	219,048	43,837	620,652	(113,353)	4,241,119
Douglas J. Healey	—	—	—	—	—
Kenneth L. Volk	210,000	30,000	521,669	(237,425)	3,505,472

(1)	The amounts in this column are included in the “Salary” column of the Summary Compensation Table.

(2)	Our Company’s contributions to the Deferred Compensation Plan are included in the “All Other Compensation” column of the Summary Compensation Table.

(3)

None of the earnings set forth in this column are considered above-market or preferential as determined under SEC rules, and, therefore, none of such amounts are reflected in the Summary Compensation Table.

(4)

The balances shown represent compensation already reported in the Summary Compensation Table in this and prior-year proxy statements, except for any earnings that were not above-market or preferential as determined under SEC rules.

2021 PROXY STATEMENT    57

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Description of Our Deferred Compensation Plan

As of December 31, 2020, Messrs. O’Hern, Coppola, Kingsmore and Volk had account balances under our Deferred Compensation Plan. Under the Deferred Compensation Plan, our key executives who satisfy certain eligibility requirements may make annual irrevocable elections to defer a specified portion of their base salary and bonus to be earned during the following calendar year. Deferral of amounts earned in 2020 by participants were limited to 85% of base salary and 85% of bonus. Our Company will credit an amount equal to the compensation deferred by a participant to that participant’s deferral account under the Deferred Compensation Plan. In addition, our Company may credit matching amounts to an account established for each participant in an amount equal to a percentage, established by our Company in its sole discretion prior to the beginning of the plan year, of the amount of compensation deferred by each participant under the Deferred Compensation Plan. For 2020, our Company matched 15% of the amount of salary and bonus deferred by a participant up to a limit of 3% of the participant’s total salary and bonus.

Account balances under the Deferred Compensation Plan will be credited with income, gains and losses based on the performance of investment funds selected by the participant from a list of funds designated by our Company. The amounts credited to participants’ deferred accounts and Company matching accounts are at all times 100% vested. Participants will be eligible to receive distributions of the amounts credited to their accounts, at up to six different times that they may specify, in a lump sum or installments pursuant to elections made under the rules of the Deferred Compensation Plan. Changes to these elections may be made under limited circumstances. Under the Deferred Compensation Plan, key employees who have elected a payment at termination of employment must generally wait six months after termination, other than as a result of death, to receive a distribution. Our Company is contributing assets to a trust, which assets remain subject to the claims of our Company’s general creditors, to provide a source of funds for payment of our Company’s obligations under the Deferred Compensation Plan. Employees who are eligible to participate in the Deferred Compensation Plan may also be eligible for life insurance coverage in an amount equal to two times their annual salaries.

Potential Payments Upon Termination or Change in Control

The following section describes potential payments and benefits to our named executive officers under our current compensation and benefit plans and arrangements had a termination of employment or a change in control of our Company occurred on December 31, 2020.

On November 2, 2017, we adopted the Change in Control Severance Pay Plan for Senior Executives and on May 3, 2019, we adopted the Change in Control Severance Pay Plan for Executive Vice Presidents (collectively, the “Severance Plans”) which provide for the payment and benefits set forth below upon a qualifying termination of employment following a change in control. In addition, our 2003 Incentive Plan contains provisions regarding the acceleration of vesting and modification of equity awards. The Compensation Committee is authorized to accelerate the vesting of and modify outstanding awards as well as authorize discretionary severance payments to our named executive officers upon termination.

Regardless of the manner in which a named executive officer’s employment terminates, they are entitled to receive all accrued, vested or earned but deferred compensation and benefits during their term of employment. The information below sets forth the additional payments and/or benefits to our named executive officers under the specified circumstances.

Change in Control Severance Pay Plans

Under the Severance Plans, in the event that the employment of any of the named executive officers is terminated by us other than for “cause” (as defined in the Severance Plans) or due to the executive’s death or “total disability” (as defined in the Severance Plans) or by the executive for “good reason” (as defined in the Severance Plans), in each case upon or within 24 months following a change in control, the named executive officer will be entitled to the following: (i) a lump sum payment equal to three times the sum of (A) the higher of the executive’s annual base salary as of the date of termination or the date of the change in control and (B) the average annual incentive bonus award to the executive in respect of the immediately preceding three fiscal years, (ii) a pro-rated portion of the executive’s target annual incentive bonus for the year of termination, payable in a lump sum, (iii) outplacement services pursuant to our Company’s outplacement services plan for a period of 12 months following termination and (iv) a lump sum payment equal to the product of (A) the total amount of COBRA continuation monthly premium rate that would have otherwise been payable by the executive for COBRA continuation for medical, vision and dental coverage for the executive and his eligible dependents and (B) 36. The Severance Plans do not provide for an excise tax gross-up payment to any eligible participant. Instead, if any payment by our Company would subject an executive to the excise tax under Section 4999 of the Code, such payments shall be reduced or the full amount of such

58    2021 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

payments shall be made, whichever leaves the executive in the best net after-tax position. Receipt of the payments and benefits set forth above is subject to the execution and effectiveness of a general release of claims in favor of our Company and its affiliates.

Offer Letter with Mr. O’Hern

Our Company entered into an offer letter with Mr. O’Hern on April 26, 2018 which provides for certain benefits upon a qualifying termination of employment, which are described above in the Compensation Discussion and Analysis under “Offer Letter with Mr. O’Hern.”

Treatment of Equity Awards Upon Termination or Change in Control

Upon a Termination of Employment by our Company for Cause

If a named executive officer’s employment is terminated with cause, the executive will forfeit all unvested equity awards as of the termination date.

Upon a Termination of Employment by our Company Without Cause

If a named executive officer’s employment is terminated for any reason, other than (i) by death, disability, resignation or retirement of such officer or (ii) by termination with cause,

•	except as provided below, the executive’s equity awards that have not vested as of such termination date will be forfeited,

•	the executive will have three months (or such other period in the Compensation Committee’s discretion) from the termination date to exercise vested options and SARs, subject to specified limitations,

•

the executive’s unvested performance-based LTIP Units will be eligible to vest in accordance with the partial service factor under the award agreement and based on performance through the executive’s termination date (this will also occur if the executive terminates the executive’s employment for good reason), and

•

the executive’s unvested service-based LTIP Units will vest in accordance with the partial service factor under the award agreement (this will also occur if the executive terminates the executive’s employment for good reason).

Upon Resignation by the Named Executive Officer

In the event of the resignation of a named executive officer for good reason,

•	the executive’s equity awards that have not vested as of such qualified termination date will receive a partial service factor, and

•	the executive will have three months (or such other period in the Compensation Committee’s discretion) from the termination date to exercise vested options and SARs, subject to specified limitations.

Upon Retirement

In the event of the retirement of a named executive officer,

•

under our current retirement policy and except as provided below, all outstanding equity awards will continue to vest in accordance with the vesting schedule originally set forth in the executive’s award agreement provided the named executive officer retires at age 55 or older, has at least ten years of service with our Company and has not been directly or indirectly employed by a competitor at any time after the executive’s retirement,

•	if a named executive officer does not meet the requirements for retirement under our current retirement policy, and the Compensation Committee does not otherwise provide,

•	the executive’s equity awards that have not vested as of the executive’s retirement date will be forfeited,

•	the executive will have 12 months from the executive’s retirement date to exercise vested options and SARs, subject to specified limitations, and

•	all unvested performance-based and service-based LTIP Units will receive a partial service factor.

2021 PROXY STATEMENT    59

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Upon Death or Disability

In the event of death or disability of a named executive officer while employed,

•	the executive’s benefits under our long-term disability plan or payments under our life insurance plan(s), as appropriate, will be distributed,

•	except as provided below, the executive’s unvested equity awards will immediately vest,

•	the executive’s unvested performance-based LTIP Units will be eligible to vest based on performance through the executive’s date of death or disability, and

•	the executive’s vested stock options or SARs may be exercised for 12 months after the date of the executive’s disability or death.

Termination/Change in Control Payments Table

The following table provides the potential payments and benefits to the named executive officers, upon termination of employment or a change in control, assuming such event occurred on December 31, 2020. These numbers do not reflect the actual amounts that may be paid to such persons, which will only be known at the time that they become eligible for payment and will only be payable if the specified event occurs.

Items Not Reflected in Table

The following items are not reflected in the table set forth below:

•	Accrued salary, bonus and personal time.

•	Costs of COBRA or any other mandated governmental assistance program to former employees.

•	Welfare benefits, including life insurance, provided to all salaried employees.

•

Amounts outstanding under our 401(k) plan or any deferred compensation plan. There are no special or enhanced benefits under these plans for our named executive officers, and all of such participating officers are fully vested in these plans. See “Nonqualified Deferred Compensation – Fiscal 2020” table above.

Other Notes Applicable to the Table

•

For the accelerated vesting of the unvested service-based LTIP Units, the table reflects the intrinsic value of such acceleration. The value for each unvested LTIP Unit is $10.67, which represents the closing price of our Common Stock on the NYSE on December 31, 2020.

•	Life insurance amounts only reflect policies paid for by our Company and in effect on December 31, 2020.

•	The table assumes that a “disability” is of a long-term nature, which triggers vesting of unvested equity awards and the accelerated vesting determination of any unvested performance-based LTIP Units.

•

Mr. Coppola also has death benefit coverage under a split-dollar life insurance policy. No premiums have been paid by our Company under this policy since July 30, 2002. At the time of his death, the total premiums our Company previously paid for the policy will be recovered and the remaining death benefits will be paid to his designated beneficiaries.

•

The “Termination without cause” and “Change in control/Termination” rows in the following table include a termination by our Company without cause and a termination for good reason by the named executive officer.

•

The amounts shown are only estimates of the amounts that would be payable to the executives upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

60    2021 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

TERMINATION/CHANGE IN CONTROL PAYMENTS

	Cash Severance ($)	Miscellaneous Benefits ($)		Awards ($)		Life Insurance Proceeds ($)	Total ($)

Thomas E. O’Hern

Termination with cause	—	—		—		—	—

Termination without cause	1,861,359	102,351	(5)	478,539	(2)	—	2,442,249

Resignation	—	—		—		—	—

Retirement	—	—		478,539	(3)	—	478,539

Death	—	—		478,539	(3)	1,600,000	2,078,539

Disability	—		(1)	478,539	(3)	—	478,539

Change in control/Termination	12,356,700	102,351	(5)	478,539	(3)	—	12,937,590

Edward C. Coppola

Termination with cause	—	—		—		—	—

Termination without cause	—	—		311,777	(2)	—	311,777

Resignation	—	—		—		—	—

Retirement	—	—		311,777	(3)	—	311,777

Death	—	—		311,777	(3)	1,600,000	1,911,777

Disability	—		(1)	311,777	(3)	—	311,777

Change in control/Termination	8,018,800	84,576	(5)	311,777	(3)	—	8,415,153

Scott W. Kingsmore

Termination with cause	—	—		—		—	—

Termination without cause	—	—		176,759	(4)	—	176,759

Resignation	—	—		—		—	—

Retirement	—	—		—		—	—

Death	—	—		176,759	(4)	1,000,000	1,176,759

Disability	—		(1)	176,759	(4)	—	176,759

Change in control/Termination	3,396,789	67,797	(5)	176,759	(4)	—	3,641,345

Douglas J. Healey

Termination with cause	—	—		—		—	—

Termination without cause	—	—		204,352	(4)	—	204,352

Resignation	—	—		—		—	—

Retirement	—	—		204,352	(4)	—	204,352

Death	—	—		204,352	(4)	1,000,000	1,204,352

Disability	—		(1)	204,352	(4)	—	204,352

Change in control/Termination	4,021,845	26,652	(5)	204,352	(4)	—	4,252,849

Kenneth L. Volk

Termination with cause	—	—		—		—	—

Termination without cause	—	—		181,571	(4)	—	181,571

Resignation	—	—		—		—	—

Retirement	—	—		181,571	(4)	—	181,571

Death	—	—		181,571	(4)	1,000,000	1,181,571

Disability	—		(1)	181,571	(4)	—	181,571

Change in control/Termination	3,568,619	67,812	(5)	181,571	(4)	—	3,818,002

(1)	Upon disability, the executive officer will generally receive up to $25,000 monthly until his return to employment.

2021 PROXY STATEMENT    61

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

(2)

Amount reflects the vesting of service-based LTIP Units. The executive officer’s unvested service-based LTIP Units will continue to vest in accordance with the vesting schedule upon a termination without cause or if the executive officer terminates his employment for good reason.

(3)	Amount reflects the vesting of service-based LTIP Units.

(4)

Amount represents the vesting of service-based LTIP Units and restricted stock units. The executive officer’s unvested equity will continue to vest in accordance with the vesting schedule upon a termination without cause or if the executive officer terminates his employment for good reason.

(5)	Amount represents the estimated value of continuing welfare benefits for 36 months after December 31, 2020.

CEO COMPENSATION PAY RATIO

In August 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the CEO. We believe that executive pay should be internally consistent and equitable to motivate our employees to create stockholder value. The annual total compensation for 2020 for Mr. O’Hern, who became our CEO on January 1, 2019, was $8,375,998 as reported under the heading “Summary Compensation Table.” Our median employee’s total compensation for 2020 was $104,028. As a result, we estimate that Mr. O’Hern’s 2020 total compensation was approximately 81 times that of our median employee.

Our CEO to median employee pay ratio was calculated in accordance with Item 402(u) of Regulation S-K. We identified the median employee by examining 2020 total compensation consisting of base salary, annual bonus amounts, stock-based compensation (based on the grant date fair value of awards during 2020) and other incentive payments for all full-time, part-time, seasonal and hourly employees who were employed by our Company on December 31, 2020, other than our CEO. After identifying the median employee based on 2020 total compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the “Total” column in the Summary Compensation Table.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION

Our Company currently maintains two equity compensation plans for the granting of equity awards to directors, officers and employees: our 2003 Incentive Plan and our Director Phantom Stock Plan. Our Company also maintains our ESPP. Except as described in footnote 4 to the table, each of these plans has been approved by our Company’s stockholders.

The following table sets forth, for each of our Company’s equity compensation plans, the number of shares of Common Stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2020.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options warrants and rights(1)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by stockholders	3,993,372	(2)	$54.34	6,753,521	(3)

Equity compensation plans not approved by stockholders (4)	101,272		—	110,062	(5)

Total	4,094,644		$54.34	6,863,583

(1)	These weighted-average exercise prices do not reflect the shares that will be issued upon the payment of outstanding stock units, OP Units or LTIP Units.

62    2021 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

(2)

Includes (a) 37,515 outstanding options with a weighted average exercise price of $54.34 and a weighted average term to expiration of 5.02 years and (b) 309,845 unvested restricted stock units. Also includes 3,646,012 LTIP Units (of which 784,052 were unvested and 2,861,960 were vested) which may be redeemed for shares under our 2003 Incentive Plan. This number of shares is presented before giving effect to the shares that will be purchased under our ESPP for the purchase period ending May 31, 2021.

(3)

Of these shares, 6,620,968 were available for options, SARs, restricted stock, stock units, stock bonuses, performance-based awards, dividend equivalent rights and OP Units or other units convertible into or exchangeable for Common Stock under our 2003 Incentive Plan and 132,553 were available for issuance under our ESPP.

(4)

In February 2010, our Board of Directors approved an amendment to our Director Phantom Stock Plan to increase the number of shares of Common Stock that may be issued pursuant to the plan. In accordance with applicable NYSE rules, this share increase was not required to be approved by our stockholders because the shares of Common Stock issued under the plan are issued solely in payment of deferred compensation in accordance with the terms of the plan.

(5)

These shares were available for the issuance of stock units under our Director Phantom Stock Plan. See “Compensation of Non-Employee Directors” on page 23 of this Proxy Statement for a description of our Director Phantom Stock Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Brandt, Hirsch and Soboroff and Ms. Stephen each served as a member of the Compensation Committee during 2020. No member of the Compensation Committee is a past or present officer or employee of our Company or had any relationship with us requiring disclosure under SEC rules requiring disclosure of certain transactions with related persons. In addition, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officer of which served as a director or member of the Compensation Committee during 2020.

AUDIT COMMITTEE MATTERS

The Audit Committee presently is comprised of Ms. Alford (Chair) and Messrs. Alschuler and Soboroff. Ms. Alford was appointed to the Audit Committee on March 29, 2018 and became the Committee’s Chair on January 30, 2019. The Audit Committee met eight times in 2020. The principal responsibilities of and functions to be performed by the Audit Committee are established by the Audit Committee charter. The Audit Committee and our Board of Directors amended and restated the Audit Committee charter in April 2019 and such charter complies with the requirements of the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. The Committee reviews and reassesses the adequacy of its charter annually. Our Board of Directors has determined that each Committee member is an independent director as defined by the NYSE listing standards for audit committee members and meets the financial literacy requirements of the NYSE listing standards. Our Board of Directors also has determined that Ms. Alford and Mr. Alschuler are audit committee financial experts as defined by the Exchange Act. (See “The Board of Directors and its Committees—Director Independence” and “—Committee Charters.”)

The following Report of the Audit Committee shall not be deemed soliciting material or to be filed under the Securities Act or the Exchange Act, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent our Company specifically requests that this Report be treated as soliciting material or specifically incorporates this Report by reference into a filing under either of such Acts. The Audit Committee members whose names appear on the Audit Committee Report were committee members during 2020.

2021 PROXY STATEMENT    63

AUDIT COMMITTEE MATTERS

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of The Macerich Company, a Maryland corporation, assists our Board of Directors in performing its oversight responsibilities for our financial reporting process, audit process and internal controls, as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity to accounting principles generally accepted in the United States.

In the performance of its oversight function, the Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2020 with management. In addition, the Audit Committee discussed with representatives of our independent registered public accounting firm the matters required to be discussed with the Audit Committee by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence from our Company.

Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

The Audit Committee

Peggy Alford

John Alschuler

Steven R. Hash, ex officio

Steven L. Soboroff

PRINCIPAL ACCOUNTANT FEES AND SERVICES

For the years ended December 31, 2020 and 2019, our Company was billed by KPMG LLP for services in the following categories:

Audit Fees.    Fees for audit services totaled $4,027,000 in 2020 and $3,857,000 in 2019, including fees associated with the annual audit of our Company and its subsidiaries and affiliates, audit of internal control over financial reporting, the performance of interim reviews of our quarterly unaudited financial information and review of our registration statement and offering documents.

Audit-Related Fees.    No fees for audit-related services were paid to KPMG LLP in 2020 or 2019.

Tax Fees.    No fees for tax services were paid to KPMG LLP in 2020 or 2019.

All Other Fees.    All other fees consist of an annual license fee of $2,000 in each of 2020 and 2019 for use of accounting research software.

Our Company has been advised by KPMG LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in our Company or its subsidiaries.

64    2021 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE PRE-APPROVAL POLICY

Consistent with the SEC rules regarding independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee approves a list of services and related fees expected to be rendered during any fiscal-year period within each of four categories of service:

Audit Services include audit work performed on the financial statements, including audit of the effectiveness of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as well as work that generally only our independent registered public accounting firm can reasonably be expected to provide, including work associated with registration statements under the Securities Act, periodic reports and other SEC documents, statutory or other financial audit work for subsidiaries and consultations surrounding the proper application of financial accounting and/or reporting standards.

Audit-Related Services include assurance and related services that are reasonably related to performance of an audit or traditionally performed by our independent registered public accounting firm, including due diligence or agreed-upon procedures related to mergers, acquisitions, dispositions or refinancings, special procedures required to meet certain financial, accounting or regulatory requirements and accounting, regulatory or disclosure consultations.

Tax Services include tax return preparation, tax planning and related tax services, tax advice, tax compliance, tax reporting, year-end estimated taxable income and distribution projections and tax due diligence for REIT compliance and other tax issues.

Other Services include those permissible non-audit services that do not fall within the above categories and are routine and recurring services that would not impair the independence of our accountants.

The Audit Committee pre-approves our independent registered public accounting firm’s services within each category. In 2020, the Audit Committee pre-approved the retention of KPMG LLP to perform various audit and audit-related services for our Company as described above. For each proposed service, our independent registered public accounting firm is generally required to provide documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair our independent registered public accounting firm’s independence. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

2021 PROXY STATEMENT    65

PROPOSAL 2: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR COMPANY’S NAMED EXECUTIVE OFFICERS

We are providing our stockholders with the opportunity to cast a non-binding, advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and the narrative discussion accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully under the Compensation Discussion and Analysis section, beginning on page 30 of this Proxy Statement, our executive compensation program is guided by the following philosophy and objectives:

•

Our objective is to closely align executive compensation with the creation of stockholder value, with a balanced focus on both short-term and long-term performance and a substantial emphasis on total stockholder return. We believe our executive compensation policies and practices appropriately align the interests of our executives with those of our stockholders through a combination of base salary, annual incentive compensation awards and long-term incentive equity awards.

•

Our executive compensation program is designed to attract, retain and reward experienced, highly motivated executives who are capable of leading our Company effectively. The Compensation Committee believes strongly in linking compensation to performance and has designed our compensation program to deliver total pay that is primarily linked to overall business results while also recognizing individual performance. The Compensation Committee utilizes a combination of cash and equity-based compensation to provide appropriate incentives for executives to achieve our business objectives as well as further align their interests with our stockholders and encourage their long-term commitment to our Company.

We urge our stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in more detail how our executive compensation policies and practices are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative discussion that accompanies the compensation tables which provide detailed information on the compensation of our named executive officers. The Compensation Committee and our Board believe that the policies and procedures described in the Compensation Discussion and Analysis have enabled our Company to attract, motivate and retain highly skilled executives whose performance and contributions have contributed to our Company’s success.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our Board will request your non-binding, advisory vote on the following resolution at our Annual Meeting:

RESOLVED, that the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This proposal to approve the compensation paid to our named executive officers is advisory in nature and, therefore, not binding on our Company, our Board or our Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional duty for, our Company, our Board or our Compensation Committee. However, the Compensation Committee, which is responsible for reviewing and approving the compensation for our executive officers and reviewing our overall compensation structure and philosophy, values input from our stockholders and will consider the result of the vote when making future compensation decisions for our named executive officers. Our Company’s current policy is to hold a non-binding, advisory vote on the compensation of our named executive officers every year. It is expected that the next such vote will occur at our 2022 annual meeting of stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE SEC’S EXECUTIVE COMPENSATION DISCLOSURE RULES. PROXIES RECEIVED WILL BE VOTED “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

66    2021 PROXY STATEMENT

PROPOSAL 3: AMENDMENT TO OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Board has unanimously approved and declared advisable an amendment to our charter that increases the number of authorized shares of Common Stock from 250,000,000 to 500,000,000. The proposed amendment is subject to approval by our stockholders. As of March 26, 2021, 185,422,090 shares of our Common Stock were issued and outstanding. In addition, an aggregate of 55,059,805 shares of our Common Stock are (i) subject to outstanding equity awards, which include stock units, stock options and LTIP Unit awards, (ii) reserved for future issuance under the 2003 Incentive Plan, (iii) reserved for future issuance under our ESPP and (iv) reserved for future issuance under our current at-the-market offering programs. If the amendment is approved, it will become effective upon the filing of the Articles of Amendment to our charter with, and acceptance for record by, the State Department of Assessments and Taxation of Maryland.

Our Board has determined that it is advisable and in the best interests of the Company and our stockholders to amend our charter in order to have available on a timely basis additional authorized but unissued shares of Common Stock in an amount adequate to provide for our future needs, which may include possible equity financings, opportunities for expanding our business through investments or acquisitions, management incentives and employee benefit plans, stock dividends or stock splits, and for other general corporate purposes. If our stockholders do not approve this proposal, we may be substantially limited in our flexibility to advance our operational and future strategic plans, including our ability to access the capital markets, finance the acquisition and development of properties, complete corporate collaborations, partnerships or other strategic transactions, attract, retain and motivate employees, and pursue other business opportunities integral to our growth and success. We have not amended our charter to increase the number of authorized shares of Common Stock since 2009.

The Company’s issuance of shares of Common Stock, including the additional shares that will be authorized if this proposal is approved, may dilute the equity ownership position of current holders of Common Stock and may be made without stockholder approval, unless otherwise required by applicable law or the NYSE.

If our Board were to approve the issuance of additional shares of Common Stock, it could have a takeover defense effect, although this is not the intent of our Board in proposing the amendment. For instance, shares of our authorized but unissued Common Stock could be issued in one or more transactions that could have the effect of delaying, deferring or preventing a change in control of our Company. As of the date of this Proxy Statement, we are not aware of any attempt or plan to obtain control of us.

The holders of our Common Stock have no preemptive rights, and our Board has no plans to grant such rights with respect to any such shares.

The full text of the amendment to Article FIFTH of our charter is attached as Appendix A to this Proxy Statement and is incorporated by reference into this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT OF OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. PROPERLY EXECUTED PROXIES RECEIVED WILL BE VOTED “FOR” THE APPROVAL OF THE AMENDMENT OF OUR CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

2021 PROXY STATEMENT    67

PROPOSAL 4: AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN

At our Annual Meeting, our stockholders will be asked to approve the amendment and restatement of our Company’s Employee Stock Purchase Plan or “ESPP”, which was adopted by our Board on January 27, 2021, effective June 1, 2021, subject to stockholder approval. Our ESPP originally was adopted by our Board on April 1, 2003 and approved by our Company’s stockholders on May 28, 2003.

Our ESPP has operated and will continue to operate on substantially the same terms as an “employee stock purchase plan” intended to qualify under Section 423 of the Code. Our ESPP is not, however, qualified under Section 423 of the Code because most of the eligible employees under our ESPP are employed by our Operating Partnership and its subsidiaries, which are ineligible to provide such a plan to their employees.

Our ESPP is a broad-based plan pursuant to which shares of Common Stock are available for purchase by eligible employees who elect to participate in our ESPP. Eligible employees may purchase, by means of payroll deductions, limited amounts of our Company’s Common Stock during periodic offering periods. The shares will be offered at up to a 15% discount from their fair market value as of specified dates. The 15% discount will be applied against the lower of the stock value at the beginning or the end of each six-month offering period under the plan.

The principal change made to our ESPP in the amendment and restatement is to increase the maximum number of shares available for purchase under the ESPP from 791,117 (as adjusted due to stock dividend) to 1,291,117.

Our Board believes that our ESPP has helped and will continue to help our Company to retain and motivate eligible employees and to further align the interests of eligible employees with those of our stockholders. As of March 31, 2021, there were 132,553 shares available for future awards under the our ESPP. Based solely on the closing price of our common stock reported on the NYSE on March 31, 2021, the maximum aggregate market value of the 500,000 shares subject to the proposed increase under the Amendment is approximately $5.85 million.

The principal terms of our ESPP are summarized below. Because it is not a complete description of all of the terms and conditions of our ESPP, the summary is qualified in its entirety by the full text of the ESPP, which has been attached hereto as Appendix B and is incorporated herein by reference. Capitalized terms not otherwise defined herein have the meanings given to them in the ESPP.

SUMMARY OF OUR ESPP

Purpose.    The purpose of our ESPP is to provide eligible employees with an opportunity to purchase shares of our Company’s Common Stock at a favorable price and upon favorable terms in consideration of the participating employees’ services. Our ESPP is intended to provide an additional incentive to participating eligible employees to remain in our Company’s employ and to advance its best interests.

Operation of the ESPP.    Our ESPP generally operates in successive six-month periods commencing on each June 1 and December 1. These periods are referred to as “Offering Periods.” The next Offering Period will commence on June 1, 2021.

On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in our ESPP for that Offering Period is granted an option to purchase shares of Common Stock. A participant must designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under our ESPP. Our Company credits the participant’s contributions under our ESPP to a bookkeeping account in his or her name. Accounts are funded entirely by the participant’s contributions and our Company does not contribute any amounts to participant’s accounts under our ESPP. A participant generally may elect to terminate, but may not otherwise increase or decrease, his or her contributions to our ESPP during an Offering Period. Amounts contributed to our ESPP constitute general corporate assets and may be used by our Company for any corporate purpose.

68    2021 PROXY STATEMENT

PROPOSAL 4: AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN

Except as noted below, each option granted under our ESPP automatically is exercised on the last day of the Offering Period with respect to which it was granted (also referred to as the “Exercise Date”). The number of shares acquired by a participant upon exercise of his or her option is determined by dividing the participant’s ESPP account balance as of the Exercise Date by the Option Price for that Offering Period. The “Option Price” for an Offering Period will equal 85% (or such higher percentage as the committee appointed to administer the ESPP shall determine prior to the beginning of the Offering Period) of the lesser of (1) the fair market value of a share of our Common Stock on the Grant Date of that Offering Period or (2) the fair market value of a share of our Common Stock on the Exercise Date of that Offering Period. (This formula is consistent with the requirements for employee stock purchase plans intended to qualify under Section 423 of the Code.) A participant’s ESPP account is reduced upon exercise of his or her option by the amount used to pay the Option Price of the shares acquired by the participant. No interest is paid to any participant or credited to any account under our ESPP.

Eligibility.    Only certain employees are eligible to participate in our ESPP. To be eligible to participate in an Offering Period, on the Grant Date of that Offering Period an individual must:

•	be employed by our Company or one of its subsidiaries or affiliates that has been designated as a participating subsidiary;

•	customarily work more than 19.23 hours per week (which is the equivalent of more than 1,000 hours on an annualized basis); and

•

have been employed by our Company or one of its participating subsidiaries for at least 45 days, or, if providing part-time services in excess of the threshold in the immediately preceding bullet, at least one year.

As of the first day of the Offering Period beginning December 1, 2020, approximately 681 employees of our Company and its participating subsidiaries, including all of our Company’s named executive officers, were eligible to participate in the ESPP.

Our Company has designated the following entities as “participating subsidiaries”: The Macerich Partnership, L.P., Macerich Management Company, Brooklyn Kings Plaza LLC, Valley Stream Green Acres LLC, Queens Center SPE LLC, Macerich Niagara LLC, Wilton Mall, LLC and WMAP, L.L.C. The participating subsidiaries may be changed by our Company from time to time.

Limits on Authorized Shares; Limits on Contributions.    If stockholders approve the amendment and restatement of our ESPP, a maximum of 1,291,117 shares of Common Stock will be available for purchase and issuance under our ESPP, counting from its beginning in 2003. Approximately 658,564 shares of Common Stock have been purchased under our ESPP to date, which would make the maximum number of shares available for future purchase under our ESPP approximately 632,553. See the “—Dilution Analysis” section below for more information on our ESPP share limit relative to the Company’s total number of outstanding shares.

Participation in our ESPP is also subject to the following limits:

•	A participant cannot contribute more than the lesser of 15% or $26,000 of his or her base salary or regular gross pay per calendar year.

•

A participant will not be granted an option under our ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of our Company or one of its subsidiaries.

•

A participant will not be granted an option under our ESPP if it would cause the participant to own equity shares of our Company in excess of 5.0% of the lesser of the number or value of the then-outstanding equity shares (except as otherwise permitted under our Company’s charter).

Antidilution Adjustments.    As is customary in stock incentive plans of this nature, the number and kind of shares available under our ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or other distributions of property to our stockholders.

Termination of Participation.    A participant’s election to participate in our ESPP generally will continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in our ESPP. A participant’s participation in our ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by our Company or one of its participating subsidiaries or the participant is no longer customarily employed for at least 1,000 hours on an annualized basis.

2021 PROXY STATEMENT    69

PROPOSAL 4: AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN

If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to our ESPP for that Offering Period and, subject to limited exceptions, his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest. Such termination will not have any effect upon the participant’s ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions.    A participant’s rights with respect to options or the purchase of shares under our ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration.    Our ESPP is administered by our Board or by a committee appointed by our Board. Our Board has appointed our Compensation Committee as the current administrator of our ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out our ESPP and to construe and interpret our ESPP. Decisions of the ESPP administrator with respect to our ESPP are final and binding on all persons.

No Limit on Other Plans.    Our ESPP does not limit the ability of our Board or any committee of our Board to grant awards or authorize any other compensation, with or without reference to our Company’s Common Stock, under any other plan or authority.

Amendments.    Our Board generally may amend or terminate our ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Stockholder approval for an amendment to our ESPP will be obtained to increase share authority under our ESPP or if otherwise required by applicable law or stock exchange rules or if deemed necessary or advisable by our Board of Directors.

Termination.    Our ESPP will terminate when all of the shares authorized under our ESPP have been purchased, unless our Board terminates our ESPP earlier.

FEDERAL INCOME TAX CONSEQUENCES OF OUR ESPP

The following summarizes the current federal income tax principles applicable to our ESPP, but is not intended to be exhaustive and does not describe state, local, or international tax consequences.

Our ESPP is designed to operate on substantially the same terms as an “employee stock purchase plan” under Section 423 of the Code. Our Company’s corporate structure makes it ineligible to maintain such a plan. Therefore, certain tax benefits available to participants in a Section 423 plan are not available under our ESPP. Participant contributions to our ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which our Company is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to the grant of his or her ESPP option. Our Company will have no tax deduction with respect to the grant of an ESPP option.

Upon the exercise of an ESPP option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the purchase price paid for the shares, and our Company generally will be entitled to a corresponding tax deduction. Upon a subsequent sale of the shares acquired upon the exercise of an ESPP option, the participant will recognize capital gain or loss based on the difference between the sale price received for the shares and the fair market value of the shares on the Exercise Date. Such capital gain will be short-term or long-term capital gain depending on the length of time that the participant holds the shares after exercise and prior to the sale. Our Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant on a sale of shares.

SECURITIES UNDERLYING AWARDS

The closing price of a share of our Common Stock as of March 31, 2021 was $11.70 per share. Our Company previously has registered under the Securities Act, the issuance of 750,000 (adjusted due to stock dividend to 791,117) shares of Common Stock available for issuance under our ESPP. If the amendment of our ESPP is approved by stockholders, our Company plans to register the issuance of an additional 500,000 shares of Common Stock available for issuance under our ESPP.

70    2021 PROXY STATEMENT

PROPOSAL 4: AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN

SPECIFIC BENEFITS

The specific benefits that will be received by or allocated to particular eligible executives or groups of employees under our ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of Common Stock under our ESPP (subject to the limitations discussed above) is within the discretion of each participant. The maximum levels of participation and benefits are described above.

DILUTION ANALYSIS

As of March 31, 2021, the Company had outstanding 196,854,270 shares of Common Stock. The approximately 632,553 shares that would be available for issuance under our ESPP if stockholders approve this proposal represent 0.32% of the issued and outstanding shares of our Company as of that date. In 2018, 2019 and 2020, Common Stock purchases under our ESPP represented a total of 35,293 shares, 58,191 shares and 265,386 shares, respectively. Our Compensation Committee recommended to our Board that an additional 500,000 shares be made available under our ESPP in order to provide a pool of shares sufficient for approximately five years of awards (assuming that historic rates of issuance will continue). Our Compensation Committee determined that reserving shares sufficient for approximately five years of ESPP purchases is in line with the practices of other public companies with respect to similar broad-based employee stock purchase programs.

Because the amount of contributions set aside to purchase shares of Common Stock under our ESPP (subject to the limitations discussed above) is within the discretion of each participating employee and the purchase price for the shares will be affected by changes in the value of such stock, it is not possible to calculate the amount of dilution that may ultimately result from such purchases.

VOTE REQUIRED AND RECOMMENDATION

Our Board believes that the continuation of our ESPP will promote the interests of our Company and its stockholders and continue to enable our Company to attract, retain and reward persons important to our Company’s success.

Members of our Board who are also employees or officers of our Company are eligible to participate in our ESPP and thus have a personal interest in the approval of the amendment and restatement of our ESPP.

Approval of the amendment and restatement of our ESPP requires the affirmative vote of a majority of the votes cast on the matter at our Annual Meeting in person or by proxy. In addition, the rules of the NYSE require that votes for the proposal must be at least a majority of all of the votes cast on the proposal (including votes for and against and abstentions). Accordingly, abstentions shall be included in determining the number of votes cast on the proposal, thus having the effect of a vote against the proposal. Broker non-votes, if any, are not counted in determining the number of votes cast and will therefore have no effect on the outcome.

IN LIGHT OF THE FACTORS DESCRIBED ABOVE AND IN THIS PROXY STATEMENT, INCLUDING THE LIMITED SIZE OF THE REQUEST FOR SHARES IN THIS PROPOSAL AND THE FACT THAT THE ABILITY TO CONTINUE TO PROVIDE EQUITY COMPENSATION TO EMPLOYEES ON A BROAD BASIS IS VITAL TO OUR COMPANY’S ABILITY TO CONTINUE TO ATTRACT AND RETAIN EMPLOYEES IN THE COMPETITIVE LABOR MARKETS IN WHICH IT COMPETES, OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN. PROXIES RECEIVED WILL BE VOTED “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR EMPLOYEE STOCK PURCHASE PLAN UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

2021 PROXY STATEMENT    71

PROPOSAL 5: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2021.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. KPMG LLP has served as our independent registered public accounting firm continuously since 2010. In order to assure continuing external auditor independence, the Audit Committee periodically considers whether it is appropriate to adopt a policy of rotating the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee and its Chairperson are directly involved in the selection of KPMG LLP’s new lead engagement partner. Based on its most recent evaluation of KPMG LLP, the members of the Audit Committee believe that the continued retention of KPMG LLP as our independent registered public accounting firm is in the best interests of our Company and its stockholders and has recommended that the stockholders ratify the appointment of KPMG LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

Although ratification by stockholders is not required by law, our Board has determined that it is desirable to request approval of this appointment by our stockholders. If our stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP, and may decide to retain the firm notwithstanding the vote. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of our Company. In addition, if KPMG LLP should decline to act or otherwise become incapable of acting, or if the appointment should be discontinued, the Audit Committee will appoint substitute independent public accountants. A representative of KPMG LLP will be present at our Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021. PROXIES RECEIVED WILL BE VOTED “FOR” RATIFICATION UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THE PROXY.

72    2021 PROXY STATEMENT

ADDITIONAL MATTERS

SOLICITATION OF PROXIES

The cost of solicitation of Proxies for our Annual Meeting will be paid by our Company. Solicitation will be made primarily by mail, but our regular employees, without additional remuneration, may solicit Proxies by telephone, e-mail, facsimile and personal interviews. In addition, Innisfree M&A Incorporated will assist in the solicitation of Proxies and our Company anticipates a fee for proxy solicitation services of approximately $20,000 plus out-of-pocket costs. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send Proxy materials to and obtain Proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINEES

For a stockholder to present a matter at our Annual Meeting other than pursuant to Rule 14a-8 under the Exchange Act, including nominations for persons for election to our Board of Directors, our Secretary must have received written notice thereof on or after March 20, 2021 and on or before 5:00 p.m., Pacific Time, on April 19, 2021 (60 to 90 days prior to the first anniversary of our 2020 annual meeting of stockholders) as specified in our Bylaws, and such notice must have satisfied the additional requirements set forth in our Bylaws.

For a stockholder to submit a proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and form of proxy for our annual meeting of stockholders in 2022, it must be received by our Company by December 30, 2021. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such proposals. For an eligible stockholder or group of stockholders to nominate a director nominee for election at our 2022 annual meeting of stockholders pursuant to the proxy access provision of our Bylaws, such eligible stockholder or group of stockholders must comply with the then current advance notice requirements in our Bylaws and deliver the proposal to our principal executive offices on or after February 27, 2022 and on or before 5:00 p.m., Pacific Time, on March 29, 2022 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. In addition, our Bylaws require the eligible stockholder or group of stockholders to update and supplement such information as of specified dates. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attn: Secretary.

A stockholder otherwise desiring to bring a proposal before the 2022 annual meeting of stockholders (including generally any proposal relating to the nomination of a director to be elected to our Board of Directors) must comply with the then current advance notice and information requirements in our Bylaws and deliver the proposal to our principal executive offices on or after February 27, 2022 and on or before 5:00 p.m., Pacific Time, on March 29, 2022 (60 to 90 days prior to the first anniversary of our Annual Meeting) in order for such proposal to be considered timely. Any such proposal should be mailed to: The Macerich Company, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401, Attn: Secretary. Copies of our charter and Bylaws may be obtained without charge by providing a written request to our Secretary at that address.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders that are beneficial holders of our Common Stock will be householding our Company’s proxy materials. If you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, please notify your bank or broker, or contact Broadridge Financial Solutions, Inc., toll-free at 1-800-542-1061 or at Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Our Company undertakes, upon oral or written request, to deliver promptly a second copy of our Company’s proxy materials to a stockholder at a shared address to which a single copy of the document

2021 PROXY STATEMENT    73

ADDITIONAL MATTERS

was delivered. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request householding of the communications should contact their bank or broker or The Macerich Company, Attn: Investor Relations, 401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and greater than 10% stockholders are required by the SEC’s regulations to furnish our Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to our Company during and with respect to the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were satisfied on a timely basis. However, Mr. Dana Anderson, our Vice Chairman Emeritus, previously failed to file a Form 5 to report gifts of shares of our Common Stock to his sons in 2012, which gifts were subsequently reported on a Form 4 filed on December 2, 2020.

OTHER MATTERS

Our Board of Directors does not know of any matter other than those described in this Proxy Statement which will be presented for action at our Annual Meeting. If other matters are presented, Proxies will be voted in accordance with the discretion of the Proxy holders.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO OUR COMPANY.

FORWARD-LOOKING INFORMATION

Information set forth in our Proxy Statement and the accompanying materials contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act and Section 21E of the Exchange Act), which reflect the Company’s expectations regarding future events and plans. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “could,” “continues,” variations of such words and similar expressions identify forward-looking statements. The forward-looking statements speak only as of the date of our Proxy Statement and involve a number of known and unknown assumptions, risks, uncertainties and other factors, which may be difficult to predict and beyond the control of the Company, which could cause actual results to differ materially from those contained in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the impact of COVID-19 on our business and the business of our tenants and the economy generally and other risks and uncertainties detailed in the risks identified in Part I, Item 1A. Risk Factors within our Annual Report on Form 10-K filed with the SEC on February 24, 2021 and in our other filings made with the SEC. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as may be required by law.

74    2021 PROXY STATEMENT

APPENDIX A

Text of Proposed Amendment to our Charter to Increase the Number of Authorized Shares of Common Stock.

If approved, Article FIFTH, subsection (a) of our charter will be amended to read in its entirety as follows:

FIFTH:

“The Corporation has authority to issue 575,000,000 shares of stock, consisting of 500,000,000 shares of Common Stock, par value $0.01 per share (“Common Stock”), 15,000,000 shares of Preferred Stock, par value $0.01 per share (“Preferred Stock”), and 60,000,000 shares of Excess Stock, par value $0.01 per share (“Excess Stock”). The aggregate par value of all authorized shares of stock having par value is $5,750,000.”

2021 PROXY STATEMENT    A-1

APPENDIX B

THE MACERICH COMPANY

EMPLOYEE STOCK PURCHASE PLAN

As amended and restated effective June 1, 2021

2021 PROXY STATEMENT    B-i

B-ii    2021 PROXY STATEMENT

THE MACERICH COMPANY

EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of The Macerich Company Employee Stock Purchase Plan, as amended and restated effective June 1, 2021. The Plan originally was adopted by the Board on April 1, 2003, and approved by the Corporation’s stockholders on May 28, 2003.

1.	PURPOSE

The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Corporation at a favorable price and upon favorable terms. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Corporation or a Participating Subsidiary and to provide them with an additional incentive to advance the best interests of the Corporation. This Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code because most Eligible Employees are employed by Participating Subsidiaries that are ineligible to provide such a plan to their employees. The Plan and all offerings and Options hereunder are intended to, and shall be interpreted in all respects to, comply with Section 409A of the Code and the regulations and authorities promulgated thereunder.

2.	DEFINITIONS

Capitalized terms used herein which are not otherwise defined shall have the following meanings.

“Account” means the bookkeeping account maintained by the Corporation, or by a recordkeeper on behalf of the Corporation, for a Participant pursuant to Section 7(a).

“Beneficially Own” means to own Equity Shares, directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code.

“Board” means the Board of Directors of the Corporation.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 12.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Common Stock of the Corporation and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.

“Compensation” means (1) if the Eligible Employee is a salaried employee, the Eligible Employee’s regular salary from the Corporation (or the Participating Subsidiary that employs the Eligible Employee, as applicable) for the relevant period of time, or (2) if the Eligible Employee is not a salaried employee, the Eligible Employee’s regular gross pay from the Corporation (or the Participating Subsidiary that employs the Eligible Employee, as applicable) for his or her regularly-scheduled work week(s) during the relevant period of time. Compensation includes any amounts contributed as salary reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code and, for purposes of the 15% limit in Section 6(b), amounts deferred under nonqualified deferred compensation plans. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: overtime payments, commissions, prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation right payments, the vesting or grant of restricted stock, performance awards, auto allowances, tuition reimbursement and other forms of imputed income, bonuses, incentive compensation, special payments, fees, and allowances.

“Constructively Own” means to own Equity Shares, directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code.

“Contributions” means the bookkeeping amounts credited to the Account of a Participant pursuant to this Plan, equal in amount to the amount of Compensation that the Participant elected to contribute for the purchase of Common Stock under and in accordance with this Plan.

“Corporation” means The Macerich Company, a Maryland corporation, and its successors.

2021 PROXY STATEMENT    B-1

“Eligible Employee” means, any employee of the Corporation or of any Participating Subsidiary. Notwithstanding the foregoing, “Eligible Employee” shall not include any employee who:

(a)	has been employed by the Corporation or a Subsidiary for less than forty-five (45) days;

(b)	is providing part-time services and has been employed by the Corporation or a Subsidiary for less than one year; or

(c)	is providing part-time services and whose customary employment is for 19.23 hours or less per week (which is the equivalent of one thousand (1,000) hours or less on an annualized basis).

For purposes of the forty-five (45) day employment requirement in (a), employment by a corporation, partnership, limited liability company or other entity prior to the acquisition of such entity by the Corporation or a Subsidiary shall be considered as employment with the Corporation or Subsidiary, as the case may be, and employment in the management of any shopping mall or other property immediately prior to the Corporation’s or a Subsidiary’s acquisition of a direct or indirect interest in, or becoming the manager of, such property of any individual who becomes an employee of the Corporation or Subsidiary in connection with such event shall be counted as employment with the Corporation or Subsidiary, as the case may be, each as determined in the discretion of the Committee.

“Equity Shares” means shares that are either Common Stock or Preferred Stock.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Exercise Date” means, with respect to an Offering Period, the last day of that Offering Period, provided that if the last day of the Offering Period falls on a weekend or holiday, the Exercise Date shall be the first business day of the Company following such date.

“Exercise Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).

“Fair Market Value” on any date means:

(a)

if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on the Composite Tape, as published in The Wall Street Journal or reported by such other source as the Committee deems reliable, of the principal national securities exchange on which such stock is so listed or admitted to trade, on such date, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock as quoted on such Composite Tape and as published in the Wall Street Journal or reported by such other source as the Committee deems reliable on the next preceding date on which there was trading in the shares of Common Stock;

(b)

if the Common Stock is not listed or admitted to trade on a national securities exchange but is traded on the Nasdaq Stock Market or the Nasdaq Capital Market or through a similar market, the closing sales price for a share of Common Stock (or the closing bid for a share of Common Stock if no sales of Common Stock were reported on the relevant date) as quoted on such exchange or market (or, in the event of more than one such quote, as quoted on the exchange or market with the greatest volume of trading in the Common Stock on the relevant date) on such date or, if such date is not a market trading date, on the last market trading day prior to such date, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)	in the absence of market or exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee at such time for purposes of this Plan.

“Grant Date” means, with respect to an Offering Period, the first day of that Offering Period.

“Offering Period” means each six-month period commencing June 1 or December 1 and ending the immediately following November 30 or May 31, respectively.

“Option” means the stock option to acquire shares of Common Stock granted to a Participant pursuant to Section 8.

“Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Participation Agreement to make Contributions pursuant to Section 6.

“Participating Subsidiary” means each of The Macerich Partnership, L.P., Macerich Management Company, Macerich Partners of Colorado LLC, Brooklyn Kings Plaza LLC, Valley Stream Green Acres LLC, Queens Center SPE LLC, WMAP, L.L.C., Great Northern SPE, LLC, Rotterdam Square, LLC, and Wilton Mall, LLC, during such periods of time as such entities are Subsidiaries, and each other Subsidiary designated by the Corporation pursuant to Section 19(e).

B-2    2021 PROXY STATEMENT

“Participation Agreement” means the written agreement filed by an Eligible Employee with the Corporation pursuant to Section 6 to participate in this Plan.

“Plan” means The Macerich Company Employee Stock Purchase Plan, as set forth in this amendment and restatement and as it may be amended from time to time.

“Preferred Stock” means the Preferred Stock of the Corporation.

“Restatement Date” means June 1, 2021, the effective date of this amendment and restatement of the Plan.

“Subsidiary” means any corporation, partnership, limited liability company or other entity controlled (by stock ownership or otherwise) directly or indirectly by, or under common control with, the Corporation.

3.	ELIGIBILITY

Any person employed as an Eligible Employee as of a Grant Date shall be eligible to participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section 6.

4.	STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS

(a)

Aggregate Share Limit. Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Corporation’s authorized but unissued Common Stock, any of its shares of Common Stock held as “phantom” treasury shares, and any of its shares of Common Stock purchased on the open market for re-delivery under this Plan. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted under this Plan from the inception of the Plan is one million, two hundred ninety one thousand, one hundred and seventeen (1,291,117) shares, subject to adjustments pursuant to Section 17.

(b)

Shares Not Actually Delivered. Shares that are subject to or underlie Options which for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Options under the Plan.

5.	OFFERING PERIODS

During the term of this Plan, the Corporation will grant Options to purchase shares of Common Stock in each Offering Period to all Participants in that Offering Period. Each Option shall become effective on the Grant Date of the Offering Period with respect to which the Option is granted. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date of that Offering Period. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19.

6.	PARTICIPATION

(a)

Enrollment. An Eligible Employee may become a participant in this Plan by completing a Participation Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Participation Agreement must be signed by the Eligible Person and be filed with the Corporation at the time specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so provides, a stated amount) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions each pay period.

(b)

Contribution Limits. Notwithstanding the foregoing, a Participant may not elect to contribute more than the lesser of fifteen percent (15%), or twenty-six thousand dollars ($26,000), of his or her Compensation for Offering Periods ending in any one calendar year. The Committee may establish further limitations, rules and procedures regarding Plan Contributions, in its complete and sole discretion.

(c)

Content and Duration of Participation Agreements. Participation Agreements shall contain the Eligible Employee’s authorization and consent to the Corporation’s withholding from his or her Compensation the amount of his or her Contributions. An Eligible Employee’s Participation Agreement, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (1) the Eligible Employee’s participation terminates pursuant to the terms hereof, (2) the Eligible Employee files a new Participation Agreement that becomes effective, or (3) the Committee requires that a new Participation Agreement be executed and filed with the Corporation.

2021 PROXY STATEMENT    B-3

7.	METHOD OF PAYMENT OF CONTRIBUTIONS

(a)

Participant Accounts. The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The amount of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay the Exercise Price of shares acquired, and by any other amounts distributed pursuant to Section 7(e), 9(b), 11, 18 or 19.

(b)

Payroll Deductions. Subject to such other rules as the Committee may adopt, payroll deductions with respect to an Offering Period shall commence as of the first pay date which coincides with or immediately follows the applicable Grant Date and shall end on the last pay date which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in Section 7(d) or 7(e) or until his or her participation terminates pursuant to Section 11.

(c)

Changes in Contribution Elections. A Participant may discontinue, increase, or decrease the level of his or her Contributions (within Plan limits) by completing and filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Participation Agreement which indicates such election. Subject to any other timing requirements that the Committee may impose, an election pursuant to this Section 7(c) shall be effective with the first Offering Period that commences after the Corporation’s receipt of such election. Except as contemplated by Sections 7(d) and 7(e), changes in Contribution levels may not take effect during an Offering Period. Other modifications or suspensions of Participation Agreements are not permitted.

(d)

Discontinuance of Plan Contributions (Other Than a Withdrawal). A Participant may discontinue (but not increase or otherwise decrease) the level of his or her Contributions, by filing with the Corporation, on such terms as the Committee (or its delegate) may prescribe, a new Participation Agreement that indicates such election. Unless otherwise provided by the Committee, an election pursuant to this Section 7(d) shall be effective no earlier than the first payroll period that starts after the Corporation’s receipt of such election.

(e)

Withdrawal During an Offering Period. A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Corporation, in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form which shall be signed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Corporation. A withdrawal election pursuant to this Section 7(e) with respect to an Offering Period shall only be effective, however, if it is received by the Corporation prior to the Exercise Date of that Offering Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the applicable Exercise Date). Partial withdrawals of Accounts are not permitted.

(f)

Leaves of Absence. During leaves of absence approved by the Corporation or a Participating Subsidiary, a Participant may continue participation in this Plan by cash payments to the Corporation on his normal paydays equal to the reduction in his Plan Contributions caused by his leave.

8.	GRANT OF OPTION

(a)

Grant Date; Number of Shares. On each Grant Date, each Eligible Employee who is a participant during that Offering Period shall be granted an Option to purchase a number of shares of Common Stock. The Option shall be exercised on the Exercise Date. The number of shares of Common Stock subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Exercise Price, subject to the limits set forth in Section 8(c).

(b)

Exercise Price. The Exercise Price per share of the shares subject to an Option for an Offering Period shall be the lesser of: (1) 85% of the Fair Market Value of a share of Common Stock on the applicable Grant Date; or (2) 85% of the Fair Market Value of a share of Common Stock on the applicable Exercise Date. The Committee may, however, provide prior to the start of an Offering Period that the Exercise Price per share of Common Stock for that Offering Period shall be determined (1) based on a different discount amount (as opposed to a full 15% discount as contemplated by the preceding sentence) provided that in no event shall the applicable discount amount be greater than 15%, and/or (2) based on the applicable discount amount applied to the Fair Market Value of a share of Common Stock on the applicable Grant Date or Exercise Date (as opposed to the lesser of the Fair Market Value of a share on the Grant Date or the Fair Market Value of a share on the Exercise date as contemplated

B-4    2021 PROXY STATEMENT

by the preceding sentence). Notwithstanding anything to the contrary in the preceding provisions of this Section 8(b), in no event shall the Exercise Price per share be less than the par value of a share of Common Stock.

(c)	Limits on Share Purchases. Notwithstanding anything else contained herein, no Option shall be granted under this Plan to the extent:

(1)

it would, if exercised, cause the person to own stock (within the meaning of Section 423 of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation or of any Subsidiary; or

(2)

it would, if exercised, cause the person to Beneficially Own or Constructively Own Equity Shares in excess of 5.0% of the lesser of the number or value of the then-outstanding Equity Shares, except as otherwise permitted in accordance with the Corporation’s charter.

For purposes of the foregoing, a right to purchase stock accrues when it first become exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock that the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.

9.	EXERCISE OF OPTION

(a)

Purchase of Shares. Unless a Participant withdraws pursuant to Section 7(e) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole shares of Common Stock subject to such Option (subject to the limits of Section 8(c)) shall be purchased at the Exercise Price with the balance of such Participant’s Account.

(b)

Account Balance Remaining After Purchase. If any amount which is not sufficient to purchase a whole share remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date: (1) such amount shall be credited to such Participant’s Account for the next Offering Period, if he or she is then a Participant; or (2) if such Participant is not a Participant in the next Offering Period, or if the Committee so elects, such amount shall be refunded to such Participant as soon as administratively practicable after such date. If the aggregate share limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date to purchase the number of shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date. If any amount which exceeds any of the limits set forth in Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10.	DELIVERY OF SHARES

As soon as administratively practicable after the Exercise Date, the Corporation shall, in its discretion, deliver to each Participant a certificate representing the shares of Common Stock purchased upon exercise of his or her Option, provide for the crediting of such shares in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or recordkeeping service for the benefit of the Participant. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate or otherwise deliver such shares, the Corporation will seek to obtain such authority. If the Corporation is unable to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate or other delivery of such shares, or if for any other reason the Corporation cannot issue or deliver shares of Common Stock and satisfy Section 21, the Corporation shall be relieved from liability to any Participant except that the Corporation shall return to each Participant to whom such shares can not be issued or delivered the amount of the balance credited to his or her Account that would have otherwise been used for the purchase of such shares.

11.	TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS

(a)

General. Except as provided in Section 11(b) below, if a Participant ceases to be an Eligible Employee for any reason (including, without limitation, due to the Participant’s death, disability, quit, resignation or retirement, or due to a layoff or other termination of employment with or without cause), or if the Participant elects to withdraw from the Plan pursuant to Section 7(e), at any time prior to the last day of an Offering Period in which he or she participates, such Participant’s Account shall be paid to him or her (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash, and such Participant’s Option and participation in the Plan shall automatically terminate as of the time that the Participant ceased to be an Eligible Employee.

2021 PROXY STATEMENT    B-5

(b)

Change in Eligible Status; Leave. If a Participant (1) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Corporation or a Subsidiary through the Exercise Date (for example, and without limitation, due to a change in the Participant’s employer from the Corporation or a Participating Subsidiary to a non-Participating Subsidiary, if the Participant’s employer ceases to maintain the Plan as a Participating Subsidiary but otherwise continues as a Subsidiary, or if the Participant’s customary level of employment no longer satisfies the requirements set forth in the definition of Eligible Employee), or (2) during an Offering Period commences a sick leave, family leave, military leave, or other leave of absence approved by the Corporation or a Participating Subsidiary, and the Participant is an employee of the Corporation or a Subsidiary or on such leave as of the applicable Exercise Date, such Participant’s Contributions shall cease (subject to Section 7(f)), and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(e), in which case such Participant’s Account shall be paid to him or her in cash in accordance with the first paragraph of this Section 11(a)).

(c)

Re-Enrollment. A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Participation Agreement and such Participant must file a new Participation Agreement to resume Plan participation in any succeeding Offering Period.

(d)

Change in Subsidiary Status. For purposes of this Plan, if a Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan, unless the person continues as an employee of the Corporation or another Subsidiary. For purposes of this Plan, if a Subsidiary ceases to be a Participating Subsidiary, each person employed by that Subsidiary will cease being an Eligible Employee, unless the person continues as an employee of the Corporation or another Participating Subsidiary.

12.	ADMINISTRATION

(a)

The Committee. The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume the administration of all or a part of this Plan, in which case references (or relevant references in the event the Board assumes the administration of only certain aspects of this Plan) to the “Committee” shall be deemed to be references to the Board. Action of the Committee with respect to this Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan.

(b)

Powers and Duties of the Committee. Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and shall have the full authority and discretion: (1) to construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, any Subsidiary, and Participants under this Plan; (2) to further define the terms used in this Plan; (3) to prescribe, amend and rescind rules and regulations relating to the administration of this Plan; and (4) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan or the effectuation of its purposes.

(c)

Decisions of the Committee are Binding. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons.

(d)

Indemnification. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

(e)

Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Corporation or any Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith.

B-6    2021 PROXY STATEMENT

(f)	Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or a Subsidiary.

13.	DESIGNATION OF BENEFICIARY

If the Committee permits beneficiary designations with respect to this Plan, then each Participant may file, on a form and in a manner prescribed by the Committee (or its delegate), a written designation of a beneficiary who is to receive any shares or cash from or with respect to such Participant’s Account under this Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not solely his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of the Committee or its delegate) that there is no spouse or that the spouse cannot be located. The Committee may rely on the last designation of a beneficiary filed by a Participant in accordance with this Plan. Beneficiary designations may be changed by the Participant (with the consent of his or her spouse, if required) at any time on forms provided and in the manner prescribed by the Committee (or its delegate).

If a Participant dies with no validly designated beneficiary under this Plan who is living at the time of such Participant’s death (or in the event the Committee does not permit beneficiary designations under this Plan), the Corporation shall deliver all shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed, the Corporation, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.

If a Participant’s death occurs before the end of an Offering Period or subsequent to the end of an Offering Period but prior to the delivery to him or her or for his or her benefit of any shares deliverable under the terms of this Plan, and the Corporation has notice of the Participant’s death, then any shares purchased for that Offering Period and any remaining balance of such Participant’s Account shall be paid to such beneficiary (or such other person entitled to such payment pursuant to this Section 13). If the Committee permits beneficiary designations with respect to this Plan, any such designation shall have no effect with respect to shares purchased and actually delivered (or credited, as the case may be) to or for the benefit of the Participant.

14.	TRANSFERABILITY

Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or right to receive shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or shares deliverable pursuant to this Plan shall be paid or delivered only to (or credited in the name of, as the case may be) the Participant or, in the event of the Participant’s death, the Participant’s beneficiary pursuant to Section 13.

15.	USE OF FUNDS; INTEREST

All Contributions received or held by the Corporation under this Plan will be included in the general assets of the Corporation and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise). Amounts payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Corporation and, except for any shares that may be reserved on the books of the Corporation for issuance with respect to this Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to this Plan.

16.	REPORTS

Statements shall be provided to Participants as soon as administratively practicable following each Exercise Date. Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Exercise Price, the number of whole shares purchased and his or her remaining Account balance, if any.

2021 PROXY STATEMENT    B-7

17.	ADJUSTMENTS OF AND CHANGES IN THE STOCK

Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Corporation as an entirety occurs; then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)

proportionately adjust any or all of (1) the number and type of shares or the number and type of other securities that thereafter may be made the subject of Options (including the specific maximum numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Options, (3) the Exercise Price of any or all outstanding Options, or (4) the securities, cash or other property deliverable upon exercise of any outstanding Options; or

(b)

make provision for a cash payment or for the substitution or exchange of any or all outstanding Options for cash, securities or property to be delivered to the holders of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Exercise Price of the Option.

In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.

18.	POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS

Upon a dissolution of the Corporation, or any other event described in Section 17 that the Corporation does not survive or does not survive as a publicly-traded company in respect of its Common Stock, as the case may be, the Plan and, if prior to the last day of an Offering Period, any outstanding Option granted with respect to that Offering Period shall terminate, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the Plan and Options. In the event a Participant’s Option is terminated pursuant to this Section 18 without a provision having been made by the Board for a substitution, exchange or other settlement of the Option, such Participant’s Account shall be paid to him or her in cash without interest.

19.	TERM OF PLAN; AMENDMENT OR TERMINATION

(a)	Restatement Effective. Subject to Section 19(b), this amendment and restatement of the Plan shall become effective as of the Restatement Date.

(b)

Stockholder Approval. Notwithstanding anything else contained herein to the contrary, the effectiveness of this amendment and restatement of the Plan is subject to the approval of this Plan by the stockholders of the Corporation. Notwithstanding anything else contained herein to the contrary, no shares of Common Stock shall be issued or delivered under this Plan with respect to any Offering Period beginning on or after the Restatement Date unless such stockholder approval is obtained on or before the Exercise Date of such Offering Period. If such stockholder approval is not obtained prior to such Exercise Date, all Contributions credited to a Participant’s Account hereunder for such Offering Period shall be refunded to such Participant (without interest) as soon as practicable.

(c)

Termination. Unless sooner terminated pursuant to Section 18 or this Section 19, this Plan shall terminate at the end of the Offering Period in which all of the shares of Common Stock made available under this Plan are subscribed, and the shares available shall be allocated for purchase by Participants in that Offering Period on a pro-rata basis determined with respect to Participants’ Account balances.

(d)

Board Amendment Authority. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part and without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent required by applicable law or listing agency, or deemed necessary or advisable by the Board. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to

B-8    2021 PROXY STATEMENT

Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(d) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent.

(e)

Corporation Designation of Participating Subsidiaries. Notwithstanding the amendment provisions of Section 19(d) and without limiting the Board’s authority thereunder and without limiting the Committee’s authority pursuant to any other provision of this Plan, the Corporation through its officers shall have the right to designate from time to time which of the Subsidiaries are Participating Subsidiaries (including, without limitation, any Subsidiary that may first become such after the date stockholders first approve this Plan). Any such change shall not take effect earlier than the first Offering Period that starts on or after the effective date of such change. Any such change shall not require stockholder approval, except to the extent required by law or applicable stock exchange rules or as deemed necessary or advisable by the Board.

20.	NOTICES

All notices or other communications by a Participant to the Corporation contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.

21.	CONDITIONS UPON ISSUANCE OF SHARES

This Plan, the granting of Options under this Plan and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Corporation as the Committee may deem necessary or desirable to assure compliance with all applicable legal requirements.

22.	PLAN CONSTRUCTION

(a)

Section 16. It is the intent of the Corporation that transactions involving Options under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under this Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent possible. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Options or other events with respect to this Plan.

(b)

Section 423. This Plan and Options are not intended to qualify under Section 423 of the Code. Nevertheless, all Participants are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code) under this Plan, subject to differences in Compensation among Participants and subject to the Contribution and share limits of this Plan.

(c)

Interpretation. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.

23.	EMPLOYEES’ RIGHTS

(a)

No Employment Rights. Nothing in this Plan (or in any Participation Agreement or other document related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Participation Agreement.

2021 PROXY STATEMENT    B-9

(b)

No Rights to Assets of the Corporation. No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation or any Subsidiary by reason of any Option hereunder. Neither the provisions of this Plan (or of any Participation Agreement or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or any Subsidiary and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation.

(c)

No Stockholder Rights. A Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

24.	MISCELLANEOUS

(a)	Governing Law. This Plan, the Options, Participation Agreements and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of the State of Maryland.

(b)	Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

(c)

Captions and Headings. Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

(d)

No Affect on Other Plans or Corporate Authority. The adoption of this Plan shall not affect any other Corporation or Subsidiary compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Corporation or any Subsidiary (with or without reference to the Common Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

(e)

Electronic and Telephonic Media. Notwithstanding any provisions contained herein to the contrary requiring the submission of forms and elections in the form of a writing signed by the Participant in order to be effective, the Committee (or its delegate) may require or permit Participant (or Beneficiary, as the context may require) elections and/or consents under this Plan to be made by means of such electronic or telephonic media as the Committee may prescribe. A Participant’s participation election, request to withdraw from participation or other form of election permitted by electronic or telephonic media under this Plan by the Committee (or its delegate) shall be deemed to constitute the submission of a writing signed by the Participant for purposes of this Plan only if timely processed. Reasonable efforts will be used to process electronic or telephonic media consents and elections made under this Plan. Notwithstanding the preceding sentence or anything else in this Plan to the contrary, neither the Corporation, the Committee (or its delegate), nor any other person guarantees that any consent or election will be so processed. However, the Committee (or its delegate) may accept consents and elections that are not timely processed and retroactively implement such consents or elections in the event that and to the extent that the failure of timely processing was due to system error or other event not reasonably within the control of the Participant, as the Committee (or its delegate) determines in its sole discretion. The Committee (or its delegate) may adopt new or alternative rules for electronic or telephonic media consents and elections as it deems appropriate in its sole and complete discretion (including, without limitation, eliminating any electronic or telephonic media system and re-implementing a requirement of written forms in all cases). In order to be effective, each consent and/or election must be made in accordance with such other rules as the Committee may prescribe. The provisions of this Section 24(e) shall not affect the requirement that Beneficiary designations be in writing in accordance with Section 13.

B-10    2021 PROXY STATEMENT

25.	TAX WITHHOLDING

Notwithstanding anything else contained in this Plan herein to the contrary, the Corporation may withhold from the shares of Common Stock to be delivered to a Participant as of an Exercise Date, as a result of the exercise of the Participant’s Option on such date, the amount of taxes (if any) that the Corporation reasonably determines it or any Subsidiary may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Exercise Price with the Participant’s Account balance, and the number of shares withheld shall be the number of whole shares having a Fair Market Value on the Exercise Date equal to (or exceeding by less than the Fair Market Value of one share) the tax withholding amount.

Should the Corporation for any reason be unable, or elect not to, satisfy its or any Subsidiary’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an Option, the Corporation or Subsidiary, as the case may be, shall have the right at its option to (1) require the Participant to pay or provide for payment of the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (2) deduct from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event.

2021 PROXY STATEMENT    B-11

THE MACERICH COMPANY 401 WILSHIRE BLVD., SUITE 700 SANTA MONICA, CA 90401

AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on May 27, 2021 for shares held directly and by 11:59 P.M. Eastern Time on May 25, 2021 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
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D46832-P52744-Z79459	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE MACERICH COMPANY
The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:	For	Against	Abstain		For	Against	Abstain
	1a. Peggy Alford	☐	☐	☐	2. Advisory vote to approve our named executive officer compensation as described in our Proxy Statement.	☐	☐	☐

	1b. John H. Alschuler	☐	☐	☐	3. Amendment to our charter to increase the number of authorized shares of common stock.	☐	☐	☐

	1c. Eric K. Brandt 1d. Edward C. Coppola 1e. Steven R. Hash	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

4.  Amendment and restatement of our Employee Stock Purchase Plan.

5.  Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

						☐ ☐	☐ ☐	☐ ☐
	1f. Daniel J. Hirsch 1g. Diana M. Laing	☐ ☐	☐ ☐	☐ ☐	Proxies will be voted in the discretion of the persons named in this Proxy on any other matter that may properly come before the meeting or any postponement(s) or adjournment(s) thereof.
	1h. Thomas E. O’Hern	☐	☐	☐
	1i. Steven L. Soboroff 1j. Andrea M. Stephen	☐ ☐	☐ ☐	☐ ☐

					Please indicate if you plan to attend this meeting.	☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other representative, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date					Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D46833-P52744-Z79459

THE MACERICH COMPANY

Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting to be held on May 28, 2021

The undersigned stockholder(s) of The Macerich Company, a Maryland corporation (the “Company”), hereby appoint(s) Ann C. Menard and Scott W. Kingsmore, and each of them, as Proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company to be held at The Fairmont Miramar Hotel, 101 Wilshire Blvd., Santa Monica, California 90401, on May 28, 2021 at 10:00 a.m. local time, and at any postponement(s) or adjournment(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any Proxy heretofore given with respect to such meeting or any postponement(s) or adjournment(s) thereof.

Note: It is possible that the originally scheduled time, day and/or location of the Annual Meeting of Stockholders may be changed. This Proxy will remain valid regardless of such changes.

The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the nominees for director in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5, each as described in the Proxy Statement. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Continued and to be signed on reverse side